      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 1996



                                                       REGISTRATION NO. 333-2920

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    AMERICA FIRST APARTMENT INVESTORS, L.P.
             (Exact name of registrant as specified in its charter)


          DELAWARE                        6513                 47-0797793
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
             of               Classification Code Number)    Identification
      incorporation or                                            No.)
       organization)


                         SUITE 400, 1004 FARNAM STREET
                             OMAHA, NEBRASKA 68102
                                 (402) 444-1630
              (Address, including ZIP Code, and telephone number,
       including area code, of registrant's principal executive offices)
                                 MICHAEL YANNEY
                         SUITE 400, 1004 FARNAM STREET
                             OMAHA, NEBRASKA 68102
                                 (402) 444-1630
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                              Steven P. Amen, Esq.
                                   Kutak Rock
                               1650 Farnam Street
                             Omaha, Nebraska 68102
                                 (402) 346-6000
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
 AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND
         AFTER CONDITIONS IN THE MERGER AGREEMENT HAVE BEEN SATISFIED.

    If any of the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------


    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay it effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                    AMERICA FIRST APARTMENT INVESTORS, L.P.
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K


FORM S-4 ITEM AND CAPTION                                                   LOCATION OR CAPTION IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
A.  INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Facing Page of Registration Statement; Outside Front
                                                                   Cover Page of Consent Solicitation
                                                                   Statement/Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Available Information; Incorporation of Certain
                                                                   Documents By Reference; Table of Contents
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and   Summary; Risk Factors; Summary; Financial
            Other Information...................................   Information; Selected Financial Data of the Old Fund
       4.  Terms of the Transaction.............................  The Transaction; Terms of the New Partnership
                                                                   Agreement; Description of the BUCs of the New Fund;
                                                                   Material Federal Income Tax Consequences of the
                                                                   Transaction
       5.  Pro Forma Financial Information......................  Pro Forma Financial Information
       6.  Material Contacts with the Company Being Acquired....  Not Applicable
       7.  Additional Information Required for Reoffering by
            Persons and Parties Deemed to Be Underwriters.......  Not Applicable
       8.  Interest of Named Experts and Counsel................  Not Applicable
       9.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable
B.  INFORMATION ABOUT THE REGISTRANT
      10.  Information with Respect to
            S-3 Registrants.....................................  Not Applicable
      11.  Incorporation of Certain Documents by Reference......  Not Applicable
      12.  Information with Respect to S-2 or S-3 Registrants...  Not Applicable
      13.  Incorporation of Certain Documents by Reference......  Not Applicable
      14.  Information with Respect to Registrants Other Than
            S-3 or S-2 Registrants..............................  Summary; Information Relating to the New Fund

FORM S-4 ITEM AND CAPTION                                                   LOCATION OR CAPTION IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information with Rspect to S-3 Companies.............  Incorporation Of Certain Documents By Reference;
                                                                   Summary; Summary Financial Information; Information
                                                                   Relating to the Old Fund; Selected Financial Data of
                                                                   the Old Fund
      16.  Information with Respect to S-2 or S-3 Companies.....  Not Applicable
      17.  Information with Respect to Companies Other Than S-3
            or S-2 Companies....................................  Not Applicable
D.  VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or Authorizations
            are to be Solicited.................................  Outside Front Cover Page of Consent Solicitation
                                                                   Statement/Prospectus; Summary's Solicitation of Buc
                                                                   Holder Consent; Information Relating to the Old Fund
      19.  Information if Proxies, Consents or Authorizations
            are not to be Solicited opr in an Exchange Offer....  Not Applicable

                    AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2
                              LIMITED PARTNERSHIP


               NOTICE OF ACTION REQUIRING CONSENT OF BUC HOLDERS

                                [        ], 1996

    America First Capital Associates Limited Partnership Four (the "General Partner"), the general partner of America First Tax Exempt Mortgage Fund 2 Limited Partnership (the "Old Fund"), is seeking the written consent of the holders of Beneficial Unit Certificates ("BUCs") representing assigned limited partnership interests in the Old Fund to a proposed transaction (the "Transaction") consisting of a merger of the Old Fund with America First Apartment Investors, L.P., a newly-formed Delaware limited partnership (the "New Fund"). Pursuant to the terms of the Agreement of Merger between the Old Fund and the New Fund (the "Merger Agreement"): (i) the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Old Fund; (ii) the limited partnership agreement of the New Fund (the "New Partnership Agreement") will control the operations of the New Fund after the Transaction; and (iii) BUC holders in the Old Fund will receive one BUC in the New Fund for each BUC they hold in the Old Fund as of [Record Date], 1996. The form of the New Partnership Agreement and the Merger Agreement are attached as Appendices A and B, respectively, to the Consent Solicitation Statement/Prospectus accompanying this Notice.


    The Transaction has been proposed by the General Partner in an effort to increase cash distributions to BUC holders, increase net asset value and increase market value of the BUCs by transferring the assets of the Old Fund to the New Fund which will have the ability to acquire additional multifamily residential properties with low-cost tax-exempt bond financing and to more actively manage the makeup of its real estate portfolio. The New Fund intends to borrow up to $70 million for additional property acquisitions by causing certain of the tax-exempt mortgage bonds acquired from the Old Fund which are either in default or which were foreclosed upon by the Old Fund to be reissued to unaffiliated investors. The New Fund will only acquire a multifamily residential property if there is a positive spread between the current net rental revenue being generated by the property and the debt service payments that the New Fund will incur on the mortgage bond issued to finance the acquisition of the property. In addition, the New Fund will authorize the General Partner to take other steps to create a larger and more homogeneous asset base which the General Partner believes will be more attractive to potential buyers and which may provide BUC holders with a greater potential for appreciation in the value of their BUCs.



    Enclosed herewith is a Consent Solicitation Statement/Prospectus setting forth information with respect to the Transaction. No meeting of BUC holders will be held in connection with the Transaction. Only BUC holders of record at the close of business on May 31, 1996 will be entitled to receive this notice and to grant or withhold their consent to the Transaction. BUC holders are requested to complete, sign and date the enclosed consent card, which is solicited on behalf of the General Partner, and return it promptly in the envelope enclosed for that purpose. YOUR CONSENT WILL NOT BE REVOCABLE AFTER DELIVERY.

                                          AMERICA FIRST CAPITAL
                                          ASSOCIATES LIMITED PARTNERSHIP
                                          FOUR, General Partner

                                          By America First Companies L.L.C.,
                                            General Partner

                                                    /s/ MICHAEL THESING

                                          --------------------------------------
                                                Michael Thesing, SECRETARY

Omaha, Nebraska
[       ], 1996

IMPORTANT: THE PROMPT RETURN OF YOUR CONSENT WILL SAVE THE EXPENSE OF FURTHER SOLICITATION.

                                    CONSENT
          AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2 LIMITED PARTNERSHIP

    THIS CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER OF AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2 LIMITED PARTNERSHIP.


    The undersigned, being the holder of record of Beneficial Unit Certificates ("BUCs") representing assigned limited partnership interests in America First Tax Exempt Mortgage Fund 2 Limited Partnership (the "Old Fund") hereby authorizes America First Fiduciary Corporation Number Eight (the "Limited Partner") to grant or withhold consent to the matter set forth below or abstain from granting or withholding the undersigned's consent as indicated below.


    APPROVAL OF MERGER WITH AMERICA FIRST APARTMENT INVESTORS, L.P.:

/ / FOR                     / / AGAINST                 / / ABSTAIN

    THIS CONSENT WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE LIMITED PARTNER IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED BUC HOLDER. IF NO DIRECTION IS MADE, THIS CONSENT WILL BE VOTED FOR THE MERGER WITH AMERICA FIRST APARTMENT INVESTORS, L.P.

               (continued and to be signed on the reverse hereof)

                       [FORM OF REVERSE SIDE OF CONSENT]

    This consent is not revocable by the undersigned. The undersigned hereby acknowledges receipt of a Notice of Action Requiring Consent of BUC Holders of the Old Fund and the Consent Solicitation Statement/Prospectus prior to the signing of this consent card.

Dated:           , 1996.

                                                ---------------------------------------------
                                                Signature

                                                ---------------------------------------------
                                                (Signature if held jointly)

                                                Please  sign exactly  as name  appears on this
                                                consent card.  When  BUCs are  held  by  joint
                                                tenants,  both  should sign.  When  signing as
                                                attorney, executor, administrator, trustee  or
                                                guardian,  please give  your full  title. If a
                                                corporation, please  sign  in  full  corporate
                                                name   by   an   authorized   officer.   If  a
                                                partnership, please sign  in partnership  name
                                                by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT CARD USING THE ENCLOSED ENVELOPE SO THAT IT ARRIVES NO LATER THAN 5:00 P.M. CENTRAL TIME ON [DATE], 1996.

THIS PROSPECTUS AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION DATED MAY 17, 1996

                    AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2
                              LIMITED PARTNERSHIP
                         CONSENT SOLICITATION STATEMENT
                             ---------------------
                    AMERICA FIRST APARTMENT INVESTORS, L.P.
                                   PROSPECTUS

    This Consent Solicitation Statement/Prospectus is being furnished to the holders of Beneficial Unit Certificates ("BUCs") representing assigned limited partnership interests in America First Tax Exempt Mortgage Fund 2 Limited Partnership (the "Old Fund") in connection with the solicitation of the written consents of the BUC holders to a transaction (the "Transaction") consisting of a merger of the Old Fund with America First Apartment Investors, L.P., a newly-formed Delaware limited partnership (the "New Fund"), pursuant to the terms of an Agreement of Merger between the Old Fund and the New Fund (the "Merger Agreement"). Upon completion of the Transaction, the separate existence of the Old Fund will cease and BUC holders of the Old Fund will become BUC holders of the New Fund. Consummation of the Transaction is subject to various conditions, including approval thereof by a majority in interest of the BUC holders of the Old Fund. This Consent Solicitation Statement/Prospectus also constitutes the Prospectus of the New Fund with respect to the issuance of 5,245,623 of BUCs representing assigned limited partnership interests in the New Fund to the holders of BUCs in the Old Fund in connection with the Transaction.


    A consent card is included with this Consent Solicitation Statement/Prospectus and BUC holders are asked to complete, date and sign the consent card and return it to Service Data Corporation in the enclosed envelope as soon as possible. In order to be valid, consents must be received by Service Data Corporation by 5:00 p.m. Central Time on [Date], 1996. A consent will be valid only if it is executed by or on behalf of a person who is a beneficial holder of a BUC as of May 31, 1996 (the "Record Date"). An otherwise valid consent will be deemed to grant consent to the Transaction if it is not marked to withhold consent or to abstain. A consent may not be revoked after the consent card is delivered to Service Data Corporation. No meeting of BUC holders will be held with respect to the Transaction.



    THE TRANSACTION INVOLVES CERTAIN RISKS, ADVERSE CONSEQUENCES AND CONFLICTS OF INTEREST THAT SHOULD BE CONSIDERED BY BUC HOLDERS. IN PARTICULAR, BUC HOLDERS SHOULD CONSIDER THE FOLLOWING:



    - The investment objective of the New Fund will be to generate taxable rental income from the ownership of real estate rather than tax-exempt interest income.



    - The New Fund expects to acquire additional apartment complexes and to finance such acquisitions with borrowed money. Accordingly, many of the New Fund's existing and new properties will be encumbered by mortgages or deeds of trust securing such borrowings. Cash distributions to BUC holders of the New Fund will be subordinate to the payment of debt service on such borrowings.



    - The New Fund may also reinvest cash generated by the sale of existing assets or from operations to acquire additional properties. Therefore, cash distributions could be lower than those made by the Old Fund in certain cases. BUC holders will be subject to income taxation on their share of the New Fund's income notwithstanding the level of cash distributions.



                        (CONTINUED ON INSIDE COVER PAGE)



FOR A MORE  COMPLETE DISCUSSION OF  RISK FACTORS WHICH  SHOULD BE CONSIDERED  IN
EVALUATING THE TRANSACTION, SEE "RISK FACTORS" ON PAGE   .


    This  Consent Solicitation  Statement/Prospectus and  the consent  cards are
first being mailed to BUC holders on or about              , 1996.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR  HAS THE SECURITIES  AND EXCHANGE  COMMISSION
       PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  CONSENT
            SOLICITATION STATEMENT/PROSPECTUS. ANY REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
        THE MERITS OR THIS OFFERING. ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THE CONSENT SOLICITATION STATEMENT/PROSPECTUS IS             , 1996

                          (CONTINUED FROM COVER PAGE)



    - The General Partner has a conflict of interest in recommending the Transaction to BUC holders because the General Partner expects to receive increased amounts of fees and cash distributions as a result of the Transaction.



    - The limited partnership agreement of the New Fund is different from the limited partnership agreement of the Old Fund and certain of the differences may be adverse to the BUC holders.



    - There are alternatives to the Transaction, including returning the Old Fund to a tax-exempt mortgage bond fund. The General Partner expects to realize greater economic benefits for itself if the Transaction is completed than if any of the alternatives thereto are undertaken. By approving the Transaction, the BUC holders will effectively preclude the pursuit of any of these alternatives.



    - The acquisition of additional properties by the New Fund will entail the risks generally involved with investing in real estate. BUC holders will be dependent on the General Partner to evaluate additional real estate investments made by the New Fund and to negotiate the terms thereof.



    - The properties originally financed by the tax-exempt bonds will remain subject to certain restrictive covenants, including a requirement that at least 20% of the apartment units in each such property be occupied by certain low-income residents.



    - If the New Fund continues to hold one or more tax-exempt bonds at the time it borrows money by causing the issuance of refunding bonds, some or all of the interest it pays on the refunding bonds may not be deductible.



    - Certain expenses of the Transaction which are payable by the Old Fund may be avoided if the Transaction is not consummated.



    - There is no current trading market for the BUCs of the New Fund and there can be no assurance that one will develop.



    - BUC holders voting against the Transaction will not be entitled to any appraisal or other dissenters' rights under Delaware law and will not be afforded any by the Old Fund.

                             AVAILABLE INFORMATION

    America First Tax Exempt Mortgage Fund 2 Limited Partnership (the "Old Fund") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 75 Park Place, New York, New York 10007. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    This Consent Solicitation Statement/Prospectus omits certain information contained in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement") of which this Consent Solicitation Statement/Prospectus is a part, and which America First Apartment Investors, L.P. (the "New Fund") has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to such Registration Statement for further information with respect to the New Fund and the BUCs of the New Fund offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each such statement is qualified in all respects by the provisions of such exhibit or other document to which reference is thereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's offices (at the above addresses) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, previously filed by the Old Fund with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

        (a) the Old Fund's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and


        (b) the Old Fund's Quarterly Report on Form 10-Q for the three months ended March 31, 1996.



    Each additional document filed by the Old Fund pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement/Prospectus and prior to the last date upon which Consents may be validly returned by BUC holders of the Old Fund, shall be deemed to be incorporated by reference in this Consent Solicitation Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference will be deemed to be modified or superseded for the purpose of this Consent Solicitation Statement/Prospectus to the extent that such statement contained therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement/Prospectus.


    The Old Fund has incorporated certain of its reports filed with the Commission into the Registration Statement. THE OLD FUND WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF ITS BUCS, TO WHOM A COPY OF THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL REPORTS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH WRITTEN OR ORAL REQUEST SHOULD BE DIRECTED TO MAURICE E. COX, JR. AT AMERICA FIRST COMPANIES L.L.C., SUITE 400, 1004 FARNAM STREET, OMAHA, NEBRASKA, TELEPHONE NUMBER (402) 444-1630.

                               TABLE OF CONTENTS


                                                                                                       PAGE
                                                                                                 -----------------
SUMMARY........................................................................................                  1
  The Transaction..............................................................................                  1
  Purposes of the Transaction..................................................................                  1
  Bond Refundings..............................................................................                  2
  Consideration of Alternatives................................................................                  2
  Recommendation of the General Partner........................................................                  3
  Fairness Determination of the General Partner................................................                  3
  Risk Factors.................................................................................                  3
  Consent of BUC Holders.......................................................................                  4
  Comparison of the New Partnership Agreement and the Current Partnership Agreement............                  4
  Transferability of BUCs......................................................................                  6
  Federal Income Tax Consequences..............................................................                  6
  Accounting Treatment.........................................................................                  6
SUMMARY FINANCIAL INFORMATION..................................................................                  7
RISK FACTORS...................................................................................                  8
  Eventual Elimination of Tax-Exempt Interest Income...........................................                  8
  New Fund Will Borrow Money...................................................................                  8
  New Fund May Reinvest in Additional Real Estate..............................................                  8
  Conflicts of Interest........................................................................                  9
  Differences in Limited Partnership Agreement May Be Adverse to BUC Holders...................                  9
  Possible Alternatives to the Transaction Will Not Be Pursued.................................                  9
  Investing in Additional Real Estate Involves Certain Risks...................................                 10
  Properties Financed With Tax-Exempt Debt Are Subject to Certain Restrictions.................                 10
  Interest Paid on Money Borrowed By New Fund May Not Be Fully Deductible......................                 10
  Expenses of the Transaction..................................................................                 11
  Potential Lack of Public Trading Market for BUCs.............................................                 11
  No Dissenters' Rights........................................................................                 11
SOLICITATION OF BUC HOLDER CONSENT.............................................................                 11
  Solicitation by the General Partner..........................................................                 11
  Communicating With Other BUC Holders.........................................................                 12
THE TRANSACTION................................................................................                 13
  General......................................................................................                 13
  Terms of the Merger Agreement................................................................                 14
  Issuance of BUCs of the New Fund.............................................................                 14
  Costs of the Transaction.....................................................................                 15
  Accounting Treatment.........................................................................                 15
  Regulatory Matters...........................................................................                 15
  Background and Reasons for the Transaction...................................................                 15
  Recommendation of the General Partner........................................................                 18
  Consideration of Alternative Courses of Action...............................................                 18
  Fairness Determination of the General Partner................................................                 20
INFORMATION RELATING TO THE OLD FUND...........................................................                 21
  Description of Business......................................................................                 21
  Management...................................................................................                 22
  Properties...................................................................................                 23
  Legal Proceedings............................................................................                 25

  Voting Securities and Beneficial Ownership Thereof by Principal BUC Holders, Directors and
   Officers....................................................................................                 25
  Market for the Old Fund's BUCs and Related BUC Holder Matters................................                 26
SELECTED FINANCIAL DATA OF THE OLD FUND........................................................                 27
INFORMATION RELATING TO THE NEW FUND...........................................................                 28
  Business.....................................................................................                 28
  Partners of the New Fund.....................................................................                 29
  Properties...................................................................................                 29
  Legal Proceedings............................................................................                 29
TERMS OF THE NEW PARTNERSHIP AGREEMENT.........................................................                 29
  General......................................................................................                 29
  Formation....................................................................................                 29
  Management of the New Fund...................................................................                 30
  Allocations and Distributions................................................................                 30
  Payments to the General Partner..............................................................                 32
  Liability of Partners and BUC Holders........................................................                 33
  Voting Rights................................................................................                 34
  Reports......................................................................................                 35
  Removal or Withdrawal of the General Partner.................................................                 35
  Effect of Removal, Bankruptcy, Death, Dissolution, Incompetency or Withdrawal of a General
   Partner.....................................................................................                 35
  Amendments...................................................................................                 36
  Dissolution and Liquidation..................................................................                 36
  Designation of Tax Matters Partner...........................................................                 36
  Books and Records............................................................................                 37
  Accounting Matters...........................................................................                 37
  Derivative Actions...........................................................................                 37
DESCRIPTION OF THE BUCS OF THE NEW FUND........................................................                 37
  Beneficial Unit Certificates.................................................................                 37
  Transfers....................................................................................                 37
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION....................................                 38
  Partnership Status...........................................................................                 38
  Treatment of the New Fund as a Publicly Traded Partnership...................................                 39
  Consequences of a Merger.....................................................................                 39
  Nondeductibility of Interest Expense.........................................................                 39
  Tax Consequences of Change in Investment Objective...........................................                 40
LEGAL MATTERS..................................................................................                 41
EXPERTS........................................................................................                 41
GLOSSARY.......................................................................................                 42
PRO FORMA FINANCIAL INFORMATION................................................................                F-1
FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF AMERICA FIRST APARTMENT INVESTORS, L.P.............         APPENDIX A
AGREEMENT OF MERGER............................................................................         APPENDIX B

                                    SUMMARY


    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS AND THE APPENDICES HERETO. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL MATERIAL INFORMATION RELATING TO THE AGREEMENT OF LIMITED PARTNERSHIP (THE "NEW PARTNERSHIP
AGREEMENT") OF THE NEW FUND AND THE AGREEMENT OF MERGER (THE "MERGER AGREEMENT"), BETWEEN THE OLD FUND AND THE NEW FUND AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS. THE FORMS OF THE NEW PARTNERSHIP AGREEMENT AND THE MERGER AGREEMENT ARE ATTACHED AS APPENDICES A AND B, RESPECTIVELY, TO THIS CONSENT
SOLICITATION STATEMENT/ PROSPECTUS. BUC HOLDERS SHOULD READ THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS IN ITS ENTIRETY PRIOR TO RETURNING THE CONSENT CARD ENCLOSED HEREWITH. CERTAIN TERMS USED HEREIN ARE DEFINED IN THE "GLOSSARY."


THE TRANSACTION


    The General Partner is seeking the consent of the BUC holders of the Old Fund to a transaction (the "Transaction") in which Old Fund will be merged into the New Fund. The New Fund is a newly-formed Delaware limited partnership the business of which is to acquire multifamily residential properties and other types of commercial real estate. As a result of the Transaction, the New Fund will acquire all of the assets and liabilities of the Old Fund, including the tax-exempt mortgage bonds originally issued to the Old Fund by various state and municipal issuers (the "Bonds") to provide construction and permanent financing of seven multifamily residential properties and one office/ warehouse facility. Upon completion of the Transaction persons holding BUCs in the Old Fund as of the Record Date will become BUC holders of the New Fund and the New Partnership Agreement will control the operations of the New Fund after the Transaction. See "THE TRANSACTION."



    The General Partner and Limited Partner of the Old Fund will be the General Partner and Limited Partner of the New Fund after the Transaction. Upon completion of the Transaction, the principal executive offices of the New Fund will remain at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102 and the telephone number of the New Fund will remain (402) 444-1630. See "INFORMATION RELATING TO THE OLD FUND" and "INFORMATION RELATING TO THE NEW FUND."



PURPOSES OF THE TRANSACTION



    The Transaction has been proposed in an effort to:



    - increase the after-tax cash distributions to the BUC holders;



    - increase net asset value; and



    - increase the current trading price of the BUCs.



    In the opinion of the General Partner, the best way to accomplish these goals is to acquire additional multifamily residential properties which generate net rental revenues in amounts greater than the debt service on moneys borrowed to acquire the properties. By using the low-cost tax-exempt financing available through the reissuance of certain of the Bonds, the General Partner expects to be able to acquire additional apartment complexes which generate a positive spread between the debt service on the reissued bonds and the net rental revenues generated by the additional apartment complexes. Therefore, the General Partner hopes to be able to increase the amount of cash available for distribution to BUC holders of the New Fund over the current levels of cash available to the Old Fund for distribution to BUC holders.



    By acquiring additional properties, the General Partner also hopes to increase net asset value so that BUC holders will receive greater distributions upon the eventual sale of the assets or upon dissolution. By acquiring additional properties with tax-exempt debt, the General Partner expects to be able to increase net asset value because a property financed with below market debt will generally have a greater potential return on investment and, therefore, will be more valuable than it would be if it were financed with conventional debt. The General Partner also believes that over time the net asset value will increase to the extent that the net rental income of the new properties can be improved and as borrowings are repaid.



    In addition, the General Partner believes that the attractiveness of the asset portfolio to potential purchasers, and therefore its value, may be enhanced by creating a more homogeneous group of properties. A more uniform asset portfolio could be created by selling certain of the existing properties that are inconsistent with the overall makeup of the current properties, and reinvesting the proceeds from such sales to acquire new properties that are more compatible with the overall asset mix. The General Partner also believes that a more uniform asset portfolio may be viewed more favorably by investors and that this could create a greater potential for appreciation in the value of the BUCs.



    Because the Current Partnership Agreement does not provide the General Partner with clear authority to take these steps, the General Partner is proposing the Transaction so that the assets of the Old Fund (including the Bonds) are transferred to the New Fund which will provide the General Partner with the necessary authority to reinvest the proceeds from the reissuance of the Bonds and from the sale of existing properties. The New Fund intends to borrow approximately $70 million by causing each of the Bonds relating to the four foreclosed apartment complexes and two other Bonds that are currently in default to be reissued to unaffiliated investors in a process known as a "refunding." See "Bond Refundings," below. The New Fund will use these borrowings to purchase additional multifamily residential properties. The New Fund will only cause a Bond to be refunded and use the money borrowed in this manner to acquire an additional apartment complex if there is a positive spread between the current net rental revenue being generated by the new property and the interest payments that the New Fund will incur on the refunding Bond. The General Partner anticipates that the New Fund will be able to acquire between five and eight additional apartment complexes in this manner. The New Fund will focus its acquisition efforts on established apartment complexes in stable markets and, in particular, will seek properties that it believes have the potential for increased revenues through more effective management. In addition, the New Fund will authorize the General Partner to reinvest the proceeds from the sale of an existing property and other cash in order to create a larger and more homogeneous asset base. See "THE TRANSACTION -- Background and Reasons for the Transaction."



BOND REFUNDINGS



    Although the Old Fund has foreclosed on properties which were originally financed with Bonds, these Bonds have not been extinguished. Accordingly, they continue to represent a source of tax-exempt borrowing. In order for the New Fund to utilize the foreclosed Bonds as a source of low-cost borrowing, it may request the state or local political authority which issued the original Bonds to issue new bonds ("Refunding Bonds") to unaffiliated investors and use the proceeds received from the issuance of the Refunding Bonds to repay all or part of the principal of the original Bonds. As the owner the original Bonds, the proceeds of the issuance of the Refunding Bonds will be paid to the New Fund. The Refunding Bonds may be issued in a principal amount not greater than the principal amount of the original Bonds. However, the Refunded Bonds will bear interest at the tax-exempt rates prevailing at the time of issuance rather than the interest rate payable on the original Bonds and the maturity date of the Refunding Bonds may be extended beyond the original maturity date of the original Bonds. The Refunding Bonds would be secured by first mortgages or deeds of trust on the original properties financed by the Bonds and by the additional properties acquired by the New Fund with the proceeds of the Refunding Bonds. It is anticipated that the Refunding Bonds will be rated investment grade by a national securities rating agency. See "THE TRANSACTION -- General" and "-- Background and Reasons for the Transaction" and "INFORMATION RELATING TO THE NEW FUND -- Business."



CONSIDERATION OF ALTERNATIVES



    In addition to the proposed Transaction, the General Partner considered the options of (i) returning the Old Fund to a tax-exempt mortgage bond fund by selling the foreclosed properties to unaffiliated parties and refunding the Bonds in reduced principal amounts and at current tax-exempt interest rates, (ii) allowing the Old Fund to continue to hold a combined portfolio consisting of both foreclosed real estate and Bonds and (iii) dissolving the Old Fund and liquidating its assets. For the reasons set forth under "THE TRANSACTION -- Consideration of Alternative Courses of Action," the General Partner has rejected each of the alternatives in favor of the Transaction. However, if the Transaction is not approved, the General Partner will reconsider other options available to the Old Fund, including returning the Old Fund to a tax-exempt bond fund.


RECOMMENDATION OF THE GENERAL PARTNER


    The General Partner believes that the Transaction is in the best interests of the Old Fund and all of its BUC holders and recommends the approval thereof by the BUC holders. See "THE TRANSACTION -- Recommendation of the General Partner."



FAIRNESS DETERMINATION OF THE GENERAL PARTNER



    The General Partner, including the Board of Managers of America First Companies L.L.C. (the general partner of the General Partner)("America First"), believes that the terms of the Transaction are fair to the BUC holders for the reasons discussed under "THE TRANSACTION -- Fairness Determination of the General Partner." The General Partner has not obtained a fairness opinion or any other evaluation of the Transaction from an investment banker or other third party.



RISK FACTORS



    BUC holders of the  Old Fund should consider  the following risk factors  in
connection with the Transaction. See "RISK FACTORS" on page   .



    - The investment objective of the New Fund will be to generate taxable rental income from the ownership of real estate rather than tax-exempt interest income.



    - The New Fund expects to acquire additional apartment complexes and to finance such acquisitions with borrowed money. Accordingly, many of the New Fund's existing and new properties will be encumbered by mortgages or deeds of trust securing such borrowings. Cash distributions to BUC holders of the New Fund will be subordinate to the payment of debt service on such borrowings.



    - The New Fund may also reinvest cash generated by the sale of existing assets or from operations to acquire additional properties. Therefore, cash distributions could be lower than those made by the Old Fund in certain cases. BUC holders will be subject to income taxation on their share of the New Fund's income notwithstanding the level of cash distributions.



    - The General Partner has a conflict of interest in recommending the Transaction to BUC holders because the General Partner expects to receive increased amounts of fees and cash distributions as a result of the Transaction.



    - The limited partnership agreement of the New Fund is different from the limited partnership agreement of the Old Fund and certain of the differences may be adverse to the BUC holders.



    - There are alternatives to the Transaction, including returning the Old Fund to a tax-exempt mortgage bond fund. The General Partner expects to realize greater economic benefits for itself if the Transaction is completed than if any of the alternatives thereto are undertaken. By approving the Transaction, the BUC holders will effectively preclude the pursuit of any of these alternatives.



    - The acquisition of additional properties by the New Fund will entail the risks generally involved with investing in real estate. BUC holders will be dependent on the General Partner to evaluate additional real estate investments made by the New Fund and to negotiate the terms thereof.

    - The properties originally financed by the tax-exempt bonds will remain subject to certain restrictive covenants, including a requirement that at least 20% of the apartment units in each such property be occupied by certain low-income residents.



    - If the New Fund continues to hold one or more tax-exempt bonds at the time it borrows money by causing the issuance of refunding bonds, some or all of the interest it pays on the refunding bonds may not be deductible.



    - Certain expenses of the Transaction which are payable by the Old Fund may be avoided if the Transaction is not consummated.



    - There is no current trading market for the BUCs of the New Fund and there can be no assurance that one will develop.


    - BUC holders voting against the Transaction will not be entitled to any appraisal or other dissenters' rights under Delaware law and will not be afforded any by the Old Fund.

CONSENT OF BUC HOLDERS


    The General Partner will not hold a meeting of the BUC holders to consider the Transaction, but instead is seeking the written consent of BUC holders as provided in Section 10.02 of the Current Partnership Agreement. The Transaction may not be consummated without the consent of the holders of a majority of the outstanding BUCs of the Old Fund.



    A consent card is included with this Consent Solicitation Statement/Prospectus and BUC holders are asked to complete, date and sign the consent card and return it to Service Data Corporation in the enclosed envelope as soon as possible. In order to be valid, consents must be received by Service Data Corporation by 5:00 p.m. Central Time on [Date], 1996, unless such date is extended by the General Partner in its sole discretion. An otherwise valid consent card will be deemed to grant consent to the Transaction if it is not marked to withhold consent or to abstain. A BUC HOLDER MAY NOT REVOKE ITS CONSENT AFTER THE CONSENT CARD IS DELIVERED TO SERVICE DATA CORPORATION. See "SOLICITATION OF BUC HOLDER CONSENT."


COMPARISON OF THE NEW PARTNERSHIP AGREEMENT AND THE CURRENT PARTNERSHIP
AGREEMENT


    In general, the terms of the New Partnership Agreement are the same as those of the Current Partnership Agreement. However, there are some important differences between the New Partnership Agreement and the Current Partnership Agreement. These differences include (i) a different business purpose, (ii) authority to use additional properties as collateral for Bond refundings, (iii) authority to reinvest proceeds from Bond refundings, proceeds from the sale of existing properties and cash from operations in additional apartment complexes,
(iv) changes in the fees payable to the General Partner, (v) changes in the allocation of cash distributions between the BUC holders and the General Partner, (vi) a change in the method of determining the value of the General Partner's interest in the event of the General Partner's removal and (vii) the elimination of a requirement that BUC holders unanimously consent to amendments affecting cash distributions. See "TERMS OF NEW PARTNERSHIP AGREEMENT."



    The following table sets forth the fees and cash distributions that the General Partner and its affiliates currently receive from the Old Fund and the fees and cash distributions that the General

Partner and its affiliates will receive from the New Fund after the Transaction and assuming the New Fund is able to borrow $70 million through the refunding of Bonds and use these funds to acquire additional apartment complexes.



 TYPE OF COMPENSATION                     OLD FUND                                     NEW FUND
- -----------------------  -------------------------------------------  -------------------------------------------
Administrative Fee       0.60% per annum of the original principal    0.60% per annum of (i) the original
                         amount of Bonds on foreclosed properties.    principal amount of Bonds on foreclosed
                         This fee equaled $226,200 during year ended  properties and (ii) the purchase price of
                         December 31, 1995. Fee could increase to     any additional properties acquired by the
                         approximately $470,000 per annum if the Old  New Fund. Estimated maximum of $870,000 per
                         Fund forecloses on two additional Bonds      annum.
                         currently in default.
Property Acquisition     None. A Mortgage Placement Fee of 1.25% of   1.25% of the purchase price paid by the New
 Fee                     the principal amount of the Bonds was paid   Fund for additional apartment complexes.
                         out of Bond proceeds to the General          Estimated maximum of $780,000.
                         Partner.
Property Management      Not to exceed the lesser of (i) 5% of the    Same as Old Fund. Amount will increase over
 Fees paid to            gross revenue of the managed property (6%    level paid by Old Fund if New Fund acquires
 affiliated management   for nonresidential properties), (ii) the     additional properties, but the amount of
 company                 fees charged by unaffiliated property        the increase cannot be estimated because
                         managers in the same geographic area or      the number of additional properties, if
                         (iii) the actual cost of providing such      any, and the revenues generated thereby is
                         services. $382,143 during year ended         not known.
                         December 31, 1995.
Distributions of         1% of Net Interest Income until BUC holders  1% of Net Operating Income. Not able to
 Operating Cash Flow     receive a cumulative noncompounded return    estimate since future Net Operating Income
                         of 10% per annum on Adjusted Capital         is not known, but may increase above the
                         Contributions; 10% of Net Interest Income    amount distributed by the Old Fund if
                         thereafter. $39,740 during year ended        additional properties are acquired which
                         December 31, 1995.                           generate net rental revenues in excess of
                                                                      debt service on refunded Bonds.
Distributions of Cash    None until BUC holders receive an amount     None.
 From Sale of Assets     (when combined with all prior distributions
                         to BUC holders) equal to the sum of their
                         initial Adjusted Capital Contributions plus
                         a cumulative noncompounded annual return of
                         10% on their Adjusted Capital
                         Contributions; then 100% of Net Sale or
                         Refinancing Proceeds until the General
                         Partner receives an aggregate amount equal
                         to 10% of total cash distributions made by
                         the Old Fund; then 90% of Net Sale or
                         Refinancing Proceeds until the General
                         Partner receives an amount equal to 0.25%
                         per annum of the outstanding principal
                         amount of the Bonds for each year beginning
                         January 1, 1989; then 10% of any remaining
                         Net Sale or Refinancing Proceeds. None
                         during year ended December 31, 1995.

    In addition to the foregoing, the General Partner will continue to be reimbursed for certain expenses it and its affiliates incur in connection with the business of the New Fund. See "TERMS OF THE NEW PARTNERSHIP AGREEMENT -- Payments to the General Partner" and "-- Allocations and Distributions."


TRANSFERABILITY OF BUCS


    BUCs of the New Fund will be freely transferrable, subject to certain restrictions set forth in the New Partnership Agreement which are identical to those in the Current Partnership Agreement. The BUCs in the New Fund have been approved for inclusion on The NASDAQ Stock Market under the symbol "APRTZ" upon consummation of the Transaction. See "DESCRIPTION OF THE BUCS OF THE NEW FUND -- Transfers."



FEDERAL INCOME TAX CONSEQUENCES


    For federal income tax purposes the New Fund will be treated as a continuation of the Old Fund with a change of name and, accordingly, BUC holders will not recognize any income, gain or loss as a result of the Transaction. Consummation of the Transaction is conditioned on, among other things, receipt of an opinion of counsel to this effect.


    The New Fund has received an opinion of counsel that it will be treated as a partnership for federal income tax purposes and BUC holders will be recognized as partners for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION."


ACCOUNTING TREATMENT

    The Transaction will not result in a change in the New Fund's financial statement treatment of any asset or liability of the Old Fund or of the capital account of any partner or BUC holder. See "THE TRANSACTION -- Accounting Treatment."

                         SUMMARY FINANCIAL INFORMATION



    The following table sets forth certain financial data of the Old Fund which has been derived from the audited financial statements of the Old Fund as of and for the five-year period ended December 31, 1995. Such financial statements for the three years ended December 31, 1995 have been audited by Coopers & Lybrand L.L.P., independent accountants for the Old Fund, as indicated in their reports included elsewhere in this Consent Solicitation Statement/Prospectus. The unaudited data presented as of and for the three months ended March 31, 1995 and 1996 has been derived from the unaudited financial statements of the Old Fund and, in the opinion of the General Partner, includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the three months ended March 31, 1996 will not necessarily be indicative of the results of operations for the full year ending December 31, 1996.



                                                                                                           FOR THREE MONTHS
                                                                                                           ENDED MARCH 31,
                                                               FOR YEAR ENDED DECEMBER 31,                   (UNAUDITED)
                                                  -----------------------------------------------------  --------------------
                                                    1991       1992       1993       1994       1995       1995       1996
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                (DOLLARS IN THOUSANDS, EXCEPT FOR BUC AMOUNTS)
Mortgage investment income......................  $   3,996  $   2,190  $   2,327  $   2,452  $   2,235  $     693  $     595
Rental income...................................      2,940      4,363      4,567      4,950      5,116      1,255      1,297
Interest income on temporary cash investments...        104         64         43         37         55         12         11
General and administrative expenses.............       (871)      (758)      (720)      (690)      (792)      (191)      (229)
Real estate operating expenses..................     (1,564)    (2,210)    (2,268)    (2,397)    (2,360)      (600)      (717)
Depreciation....................................       (836)    (1,142)    (1,172)    (1,183)    (1,197)      (297)      (308)
  Provision for loan losses.....................                (1,000)    --         --         --         --         --
Provision for losses on real estate acquired....     --         (1,000)    --         --         --         --         --
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income......................................  $   3,769  $     507  $   2,777  $   3,169  $   3,057  $     872  $     649
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income per Beneficial Unit Certificate
 (BUC)..........................................  $     .71  $     .09  $     .52  $     .60  $     .57  $     .16  $     .12
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total cash distributions paid or accrued per
 BUC............................................  $  1.0594  $   .7500  $   .7500  $   .7500  $   .7500  $   .1875  $   .1875
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Investment in tax-exempt mortgage loans, net of
 allowance for loan losses......................  $  32,567  $  31,567  $  31,567  $  31,567  $  31,567  $  31,567  $  31,567
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Real estate acquired in settlement of loans, net
 of accumulated depreciation and valuation
 allowance......................................  $  30,999  $  29,051  $  27,925  $  26,771  $  25,891  $  26,501  $  25,624
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total assets..................................  $  65,953  $  62,453  $  61,329  $  60,520  $  59,630  $  60,456  $  59,346
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                  RISK FACTORS



    THERE ARE CERTAIN DISADVANTAGES, ADVERSE CONSEQUENCES AND RISKS TO THE BUC HOLDERS WHICH MAY RESULT FROM THE CONSUMMATION OF THE PROPOSED TRANSACTION, INCLUDING THE FOLLOWING. BUC HOLDERS SHOULD READ THIS ENTIRE CONSENT
SOLICITATION STATEMENT/PROSPECTUS AND CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS BEFORE GRANTING THEIR CONSENT TO THE TRANSACTION.



EVENTUAL ELIMINATION OF TAX-EXEMPT INTEREST INCOME



    The New Fund has different investment objectives than the original investment objectives of the Old Fund. The principal investment objective of the Old Fund was to generate federally tax-exempt interest, including contingent interest based on a participation in the net cash flow and net sale or refinancing proceeds from the properties financed by the Bonds. The New Fund, on the other hand, will not seek to generate tax-exempt interest, but rather will seek to generate taxable net rental revenue from the ownership of real estate. While the New Fund will also initially generate tax-exempt interest from the three outstanding Bonds acquired from the Old Fund, the General Partner expects that the New Fund will not continue to hold the remaining Bonds. Notwithstanding its stated investment objectives, the Old Fund currently generates taxable net rental revenue rather than tax-exempt interest on a majority of the properties that it originally financed and, therefore, a significant percentage of the distributions currently paid by the Old Fund to the BUC holders is not tax-exempt. The Old Fund could return to being a tax-exempt bond fund again by selling the foreclosed properties to unaffiliated parties and causing the Bonds to be refunded at current interest rates and held by the Old Fund. However, for the reasons discussed under "THE TRANSACTION -- Consideration of Alternatives," the General Partner does not believe returning the Old Fund to a tax-exempt bond fund is the best method of increasing the after-tax return to BUC holders or the value of the BUC holders' investment.



NEW FUND WILL BORROW MONEY



    The Old Fund has no borrowings and, accordingly, incurs no expense for debt service and has no encumbrances against its assets. On the other hand, the General Partner anticipates that the New Fund will borrow approximately $70,000,000 by causing certain of the Bonds to be refunded and issued to unaffiliated parties. This additional indebtedness will be secured by first mortgages or deeds of trust on the original properties financed by the Refunding Bonds and by additional properties acquired by the New Fund with the proceeds of the Bond refundings. In the event of a default in the payment of debt service or other covenants entered into by the New Fund in connection with the refunding of a Bond, the property securing the Refunding Bond could be foreclosed upon by the new holders of the Bond. Cash distributions made by the New Fund to its BUC holders will be subordinated to the payment of interest and principal on the Refunding Bonds. There can be no assurance that the New Fund's additional properties will be able to produce net rental revenues in amounts sufficient to pay all debt service on the Refunding Bond secured by these properties. If net rental revenues from a property fall below the amount needed to pay debt service on a Refunding Bond, the New Fund will have to pay the difference out of cash flow that would otherwise be available for distribution to BUC holders. If sufficient cash flow is not available from other cash flow of the New Fund for the payment of debt service on a Refunding Bond, the properties securing such Refunding Bond could be lost in foreclosure. In addition, upon the ultimate sale of the New Fund's assets, the debt secured by these properties must be repaid out of the sale proceeds before distributions can be made to BUC holders. There can be no assurance that the value of a new property at the time it is sold will exceed the remaining principal balance of the Refunding Bond secured by the property.



NEW FUND MAY REINVEST IN ADDITIONAL REAL ESTATE



    The Current Partnership Agreement prohibits the Old Fund from reinvesting cash flow from operations or the proceeds from any sale of a property and requires that these funds be distributed to BUC holders or, to the extent deemed necessary by the General Partner, held in the Old Fund's reserve fund. In addition, the Current Partnership Agreement does not clearly provide the authority for the General Partner to reinvest money received from a Bond refunding. In contrast, the New Partnership

Agreement authorizes the General Partner to invest the money borrowed through Bond refundings and to reinvest Operating Income and Sale Proceeds in additional real estate rather than distribute such proceeds to the BUC holders. Because of the authority to reinvest Operating Income and Sale Proceeds, it is possible the cash distributions made by the New Fund to BUC holders may be less at various times than the cash distributions which the Old Fund would have made to BUC holders. BUC holders must include their proportionate share of the New Fund's income in their individual taxable incomes, whether or not the New Fund makes cash distributions.



CONFLICTS OF INTEREST



    The General Partner has a conflict of interest in recommending the Transaction to BUC holders because the General Partner expects to receive increased amounts of fees and cash distributions as a result of the Transaction. The New Fund will pay the General Partner an Administrative Fee equal to that received by the General Partner from the Old Fund with respect to the properties which are acquired in foreclosure of the Bonds. In addition, the General Partner will be entitled to an Administrative Fee, payable at the same rate per annum, with respect to additional properties acquired by the New Fund. The New Fund will also pay the General Partner a Property Acquisition Fee in connection with the acquisition of additional properties. If the New Fund refunds each of the Bonds it intends to refund and applies the proceeds to the acquisition of additional properties, the Administrative Fee is expected to increase by approximately $400,000 per year and the General Partner will earn Property Acquisition Fees of approximately $780,000. In addition, America First Property Management L.L.C. (the "Manager"), an affiliate of the General Partner, may also earn property management fees for managing some or all of the additional properties acquired by the New Fund. The amount of such additional fees cannot be currently estimated. The General Partner will continue to have a 1% interest in cash distributions from operations, but to the extent the acquisition of additional properties results in greater cash distributions from operations, cash distributions to the General Partner will increase. The amount, if any, of additional cash distributions cannot be currently estimated. In addition, by virtue of the Transaction, the General Partner may also be able to earn fees and be entitled to expense reimbursements for a longer period of time than it would if the Old Fund were to continue in its current form or if it undertook the liquidation of the Old Fund. Finally, if the General Partner is removed, the value of the General Partner's interest in the New Fund will reflect the present value of future Administrative Fees and distributions of Net Operating Income, rather than its interest in the current liquidation value of the New Fund's assets. Accordingly, the General Partner expects to realize greater economic benefits if the Transaction is completed than if any of the alternatives thereto are undertaken.



DIFFERENCES IN LIMITED PARTNERSHIP AGREEMENT MAY BE ADVERSE TO BUC HOLDERS



    The New Partnership Agreement differs from the Current Partnership Agreement in certain material respects and some of the differences may be adverse to the BUC holders. As discussed above, the New Partnership Agreement provides the General Partner with clearer authority to borrow money through Bond refundings and allows the General Partner to reinvest cash that would be available for distribution to the BUC holders under the Current Partnership Agreement. In addition, the New Partnership Agreement provides for additional fees to the General Partner and uses a different method to value the economic interest of the General Partner in the event it is removed by the BUC holders. The New Partnership Agreement has also eliminated the provision of the Current Partnership Agreement which provides that no amendment could be adopted which would have the effect of delaying or reducing the amount of cash distributions to a BUC holder without the consent of such BUC holder. The effect of this change is to allow such an amendment to be adopted with the consent of a majority in interest of the BUC holders rather than the unanimous consent of BUC holders.



POSSIBLE ALTERNATIVES TO THE TRANSACTION WILL NOT BE PURSUED


    Alternatives to the Transaction include (i) returning the Old Fund to a tax-exempt mortgage bond fund by selling the foreclosed properties to unaffiliated parties and refunding the Bonds in reduced principal amounts and at current tax-exempt interest rates, (ii) allowing the Old Fund to continue to hold a portfolio consisting of foreclosed real estate and Bonds and
(iii) dissolution of the Old Fund and liquidation of its assets. The General Partner expects to realize greater economic benefits for itself if the Transaction is completed than if any of the alternatives thereto are undertaken. By approving the Transaction, the BUC holders will effectively preclude the pursuit on any of these alternatives.


INVESTING IN ADDITIONAL REAL ESTATE INVOLVES CERTAIN RISKS



    The acquisition of additional properties by the New Fund will entail the risks generally involved with investing in real estate. Such risks include the possibility that the properties will not perform in accordance with the New Fund's expectations, that the New Fund will pay too high of a price for such additional real estate or that the New Fund will underestimate the costs of any necessary improvements to the properties. BUC holders will not have an opportunity to review additional real estate investments prior to the time they decide whether or not to consent to the Transaction or prior to the time the New Fund makes such acquisition. Accordingly, BUC holders will be dependent on the General Partner to evaluate additional real estate investments made by the New Fund and to negotiate the terms thereof.



    The economic returns from real property investments may be affected by a number of factors, many of which are beyond the direct control of the property owner. Such factors include general and local economic conditions, the relative supply of apartments and alternative housing in the market area, interest rates on home mortgage loans, government regulation and the cost of compliance therewith, taxes and inflation. Real estate investments are relatively illiquid and, therefore, the ability of the New Fund to vary its portfolio in response to the foregoing factors will be limited.



    In addition, the owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on its property. Various federal, state and local laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. There can be no assurance that additional properties acquired by the New Fund will not be contaminated and that the cost associated with the remediation of such contamination will not be material.



PROPERTIES FINANCED WITH TAX-EXEMPT DEBT ARE SUBJECT TO CERTAIN RESTRICTIONS



    Properties financed by tax-exempt housing bonds, such as the Refunding Bonds, are subject to numerous restrictive covenants, including a requirement that at least 20% of the apartment units in each such property be occupied by residents whose income does not exceed 80% of the median income for the area in which the property is located. These covenants will remain in effect with respect to the apartment properties originally financed by the Bonds and it is possible that such covenants may cause the rents charged by these properties to be lowered, or rent increases foregone, in order to attract enough residents meeting the income requirements. In the event that such requirements are not met, interest on the Refunding Bonds could become subject to federal and state income tax, which would result in either an increase in the interest rate on the Bonds or an early redemption thereof.



INTEREST PAID ON MONEY BORROWED BY NEW FUND MAY NOT BE FULLY DEDUCTIBLE



    As a result of the Transaction, the New Fund will acquire the three Bonds which remain outstanding and will receive tax-exempt interest from these Bonds. However, if the New Fund continues to hold one or more of these Bonds at the time it borrows money by causing other Bonds to be refunded, then some of the interest it pays on the Refunding Bonds may not be deductible. Since the New Fund is a partnership, the BUC holders are required to take into account their proportionate share of the tax-exempt obligations held, and the indebtedness incurred by, the New Fund in combination with any tax-exempt obligations held, or any debt incurred, in their individual capacities. Consequently, the BUC holders will have to take their share of both items into account, along with any similar items in their individual capacities, to determine the deductibility of the interest paid by the New Fund on Refunding Bonds and interest paid directly by them. Even if a BUC holder has no such items in his individual capacity, such BUC holder will not be allowed a deduction for his full share of the interest paid by the New Fund on the Refunding Bonds since a portion thereof will be attributed to the New Fund's holding of Bonds. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION -- Nondeductibility of Interest Expense."


EXPENSES OF THE TRANSACTION


    Expenses of the Transaction are expected to be approximately $150,000 and will be paid by the Old Fund. Certain of the expenses may be avoided if the Transaction is not consummated. See "THE TRANSACTION -- Costs of the Transaction."



POTENTIAL LACK OF PUBLIC TRADING MARKET FOR BUCS



    BUCs of the New Fund will be newly issued securities and there can be no assurance that a public trading market in the New Fund's BUCs will develop or that the BUCs of the New Fund will trade at or above the prices at which the Old Fund's BUCs currently trade or would trade in the future if the Transaction were not consummated. In addition, the transferability of the New Fund's BUCs may be limited in certain circumstances similar to those set forth in the Current
Partnership  Agreement.  See  "DESCRIPTION  OF  THE  BUCS  OF  THE  NEW  FUND --
Transfers."


NO DISSENTERS' RIGHTS

    BUC holders voting against the Transaction will not be entitled to any appraisal or other dissenters' rights under Delaware law and will not be afforded any by the Old Fund.

                       SOLICITATION OF BUC HOLDER CONSENT

SOLICITATION BY THE GENERAL PARTNER

    The General Partner is seeking the consent of the BUC holders of the Old Fund to the Transaction consisting of the merger of the Old Fund and the New Fund pursuant to the terms of the Merger Agreement and Delaware law. As a result of the Transaction, all of the assets and liabilities of the Old Fund will become assets and liabilities of the New Fund and the separate existence of the Old Fund will terminate. Under the terms of the Current Partnership Agreement, the transfer of all the assets of the Old Fund in a single transaction and the dissolution of the Old Fund requires the consent of the holders of a majority of the outstanding BUCs. Accordingly, the Transaction may not be consummated without the consent of the holders of a majority of the outstanding BUCs of the Old Fund.


    THE MATTER TO WHICH THE BUC HOLDERS ARE REQUESTED TO CONSENT IS OF GREAT IMPORTANCE TO THE OLD FUND AND THE BUC HOLDERS. ACCORDINGLY, BUC HOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED CONSENT CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


    The General Partner will not hold a meeting of the BUC holders to consider the Transaction, but instead is seeking the written consent of BUC holders as provided in Section 10.02 of the Current Partnership Agreement. Each BUC holder of the Old Fund is being asked to vote as follows:

        YES, I approve of the merger of the Old Fund and the New Fund.

        or

        NO, I do not approve of the merger of the Old Fund and the New Fund.

    THE GENERAL PARTNER BELIEVES THAT THE TERMS OF THE TRANSACTION ARE FAIR AND IN THE BEST INTERESTS OF THE OLD FUND AND ALL OF ITS BUC HOLDERS AND RECOMMENDS THE APPROVAL THEREOF BY THE BUC HOLDERS.

    Only BUC holders of record at the close of business on the Record Date will be entitled to receive this notice and to grant or withhold their consent to the Transaction. Under the terms of the Current Partnership Agreement, BUC holders are entitled to one vote for each BUC they hold as of the Record

Date. As of the Record Date, there was a total of 5,245,623 BUCs outstanding. Therefore, the affirmative vote of the holders of 2,622,812 BUCs is required to approve the Transaction. As of the Record Date, no BUCs were beneficially owned by the General Partner, America First or any of the officers and managers of America First.

    A consent card is included with this Consent Solicitation Statement/Prospectus and BUC holders are asked to complete, date and sign the consent card and return it to Service Data Corporation in the enclosed envelope as soon as possible. BUC HOLDERS SHOULD NOT SEND THE CERTIFICATES FOR THEIR BUCS WITH THE CONSENT CARD.


    In order to be valid, consents must be received by Service Data Corporation by 5:00 p.m. Central Time on [Date], 1996, which date may be extended by the General Partner in its sole discretion. If the General Partners receives valid consents to the Transaction from the holders of a majority of the outstanding BUCs prior to such date, it may proceed with the consummation of the Transaction at such earlier time. Consent cards should be returned in the enclosed envelope to Service Data Corporation at the following address:


           Service Data Corporation
           2424 South 130th Circle
           Omaha, Nebraska 68144

    An otherwise valid consent card will be deemed to grant consent to the Transaction if it is not marked to withhold consent or to abstain. Abstentions and broker nonvotes will have the same effect as a vote against the Transaction. BUC holders who withhold consent or abstain will have no right to require the Old Fund to purchase their BUCs or any other rights similar to those available to dissenting shareholders of corporations under Delaware law. A BUC HOLDER MAY NOT REVOKE ITS CONSENT AFTER THE CONSENT CARD IS DELIVERED TO SERVICE DATA CORPORATION.

    Consents of the BUC holders will be tabulated by Service Data Corporation of Omaha, Nebraska. Service Data Corporation currently serves as the transfer agent and registrar for the Old Fund and for other public limited partnerships sponsored by America First Companies L.L.C. (the general partner of the General Partner), but is not otherwise affiliated with the General Partner.

    The Old Fund will bear all costs associated with preparing, assembling and mailing the Consent Solicitation Statement/Prospectus and any supplemental solicitation materials. Certain officers and employees of America First Companies L.L.C. may solicit consents without additional compensation therefor other than reimbursement for actual and reasonable out-of-pocket expenses incurred by such persons in connection with such solicitation. Brokerage firms, fiduciaries, nominees and others will be reimbursed for out-of-pocket expenses incurred by them in connection with forwarding consent materials to beneficial holders of BUCs held in their names. In addition to the use of the mails, consents may be solicited by officers and regular employees of the general partner of the General Partner, who will not be specifically compensated for such services, by means of personal calls upon or telephonic communications with BUC holders or their representatives. Moreover, the General Partner may engage the services of a professional proxy solicitation firm in connection with the solicitation of consents.

COMMUNICATING WITH OTHER BUC HOLDERS

    Under Rule 14a-7 of the Securities Exchange Act of 1934, as amended, the Old Fund, upon written request from a BUC holder, will deliver to such BUC holder
(i) a statement of  the approximate number  of BUC holders of  the Old Fund  and
(ii) the estimated cost of mailing proxy materials or similar communications to the BUC holders of the Old Fund. In addition, under such rule, a BUC holder has the right, at his or her option, to have the Old Fund (i) mail (at the BUC holder's expense) any such materials which the BUC holder desires to deliver to the other BUC holders of the Old Fund in connection with the Transaction or (ii) to have the Old Fund deliver, within five business days of the receipt of the request, a reasonably current list of the names and addresses of the BUC holders of the Old Fund as of the Record Date. The Old Fund may require a requesting BUC holder to pay the reasonable cost of duplicating and mailing such BUC holder list. Any such requests should be sent to Mr. Maurice E. Cox, Jr., America First Companies L.L.C., Suite 400, 1004 Farnam Street, Omaha, Nebraska, 68102.

                                THE TRANSACTION

GENERAL

    The General Partner has proposed a merger between the Old Fund and the New Fund pursuant to which (i) the separate existence of the Old Fund will cease and the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Old Fund, (ii) the New Partnership Agreement will control the operations of the New Fund after the Transaction and (iii) BUC holders in the Old Fund will become BUC holders in the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Old Fund as of the Record Date. The assets of the Old Fund being acquired by the New Fund as a result of the Transaction include (i) four apartment complexes and one office/warehouse facility acquired by the Old Fund through foreclosure of five of the Bonds and
(ii) three Bonds which remain outstanding.


    The Transaction has been proposed by the General Partner in an effort to increase cash distributions to BUC holders, increase net asset value and increase market value of the BUCs by transferring the assets of the Old Fund to the New Fund which will have the ability to acquire additional multifamily residential properties with low-cost tax-exempt bond financing and to more actively manage the makeup of its real estate portfolio. The New Fund intends to borrow up to $70 million by causing each of the Bonds relating to the four foreclosed apartment complexes and the two other Bonds that are currently in default to be refunded through the issuance of Refunding Bonds to unaffiliated investors. See "SUMMARY -- Bond Refundings." The New Fund will only cause a Bond to be refunded and use the money borrowed in this manner to acquire an additional property if there is a positive spread between the current net rental revenue being generated by the property and the interest payments that the New Fund will incur on the Refunding Bonds issued to finance the acquisition of the property. Therefore, the General Partner hopes to be able to increase the amount of cash available for distribution to BUC holders of the New Fund over the current levels of cash available to the Old Fund for distribution to BUC holders.


    In addition, the New Fund will authorize the General Partner to take other steps to create a larger and more homogeneous asset base which the General Partner believes will be more attractive to potential buyers and which may provide BUC holders with a greater potential for appreciation in the value of their BUCs. See "Background and Reasons for the Transaction," below.


    The New Fund and the Old Fund have entered into the Merger Agreement and will consummate the Transaction pursuant to the terms thereof promptly after the receipt of consents from BUC holders owning a majority of the outstanding BUCs of the Old Fund. If the consent of a majority in interest of the BUC holders of the Old Fund is not received, or all other conditions to the Transaction are not satisfied, by [Date], 1996, the Merger Agreement will terminate. In addition, the Merger Agreement may be terminated by a majority of the board of managers of America First before or after the receipt of consents from BUC holders at any time prior to the closing date of the Transaction. If the Transaction is not consummated, the General Partner will reconsider other options available to the Old Fund, including returning the Old Fund to a tax-exempt bond fund.


    As a result of the Transaction, the New Fund will become the owner of the four apartment complexes and one office/warehouse facility which the Old Fund has acquired in foreclosure of the Bonds. The New Fund will also acquire the remaining three Bonds from the Old Fund. In addition, the New Fund will become a party to, and assume the obligations of the Old Fund under, certain property management agreements between the Old Fund and America First Properties Management Company, L.L.C. (the "Manager") under which the Manager conducts the day-to-day management of four apartment complexes which the Old Fund has acquired in foreclosure. The Manager is an affiliate of the General Partner. The terms of the property management agreements will not change as a result of the Transaction. The Manager may enter into property management agreements with the New Fund in connection with any additional properties acquired by the New Fund.

TERMS OF THE MERGER AGREEMENT


    The following is a summary of the material terms of the Merger Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Merger Agreement, a copy of which is attached as Appendix B of this Consent Solicitation Statement/ Prospectus and is incorporated by reference herein.


    EFFECT OF THE MERGER. Under the terms of the Merger Agreement (i) the separate existence of the Old Fund will cease and the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Old Fund, (ii) the New Partnership Agreement will control the operations of the New Fund after the Transaction and (iii) BUC holders in the Old Fund will become BUC holders of the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Old Fund as of the Record Date.

    The partners of the New Fund prior to the Transaction are the General Partner and the Limited Partner. The Limited Partner is also the sole limited partner of the Old Fund and has assigned its limited partner interest in the Old Fund to the BUC holders of the Old Fund. Upon consummation of the Transaction, the interests of the General Partner and Initial Limited Partner in the Old Fund will be converted into a general partner interest and limited partner interest, respectively, in the New Fund and the Limited Partner will assign its limited partner interest in the New Fund to the BUC holders of the Old Fund. As a result, persons holding BUCs in the Old Fund will become BUC holders of the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Old Fund on the Record Date.

    CONDITIONS TO CONSUMMATION OF THE TRANSFER OF ASSETS. The closing for the Transaction will take place promptly after the General Partner has received the consent to the Transaction from the holders of a majority of the outstanding
BUCs of the Old Fund. The receipt of such consent by no later than [          ],
1996 (unless such date is extended by the General Partner in its sole discretion) is a condition to closing the Transaction and if it is not obtained, or all other conditions to closing are not satisfied or waived, the Merger Agreement will terminate. Other conditions to closing include (i) the declaration of effectiveness of the registration statement for the BUCs of the New Fund under the Securities Act of 1933; (ii) obtaining appropriate clearance for each state securities or "blue sky" administrator; (iii) the delivery of a tax opinion acceptable to the General Partner to the effect that for federal income tax purposes holders of BUCs in the Old Fund will not recognize any income, gain or loss as a result of the Transaction; and (iv) the approval of the BUCs of the New Fund for inclusion on The NASDAQ Stock Market.

    TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated by a majority of the board of managers of America First before or after the receipt of consents from BUC holders at any time prior to the effective time of the certificate of merger filed with the Secretary of State of the State of Delaware relating to the Transaction.

ISSUANCE OF BUCS OF THE NEW FUND

    As promptly as practical after the closing of the Transaction, Service Data Corporation will mail to each BUC holder of the Old Fund of record on the Record Date a letter of transmittal along with instructions for the exchange of BUCs of the Old Fund for BUCs of the New Fund.

    BUC HOLDERS SHOULD NOT SEND IN THEIR BUCS WITH THE CONSENT CARD. BUCS SHOULD ONLY BE RETURNED ALONG WITH THE LETTER OF TRANSMITTAL FORM FROM SERVICE DATA CORPORATION.

    Upon surrender by a BUC holder to Service Data Corporation of the certificate for his or her BUCs in the Old Fund together with a properly executed letter of transmittal and any other required documents, Service Data Corporation will issue and mailed a certificate for the same number of BUCs of the New Fund to the BUC holder.

    Notwithstanding the failure of a BUC holder to surrender his or her Old Fund BUCs for BUCs in the New Fund, such BUC holder will be recognized as a BUC holder in the New Fund for all purposes and will be entitled to all rights thereof, including the right to receive cash distributions and allocations of income and expenses. However, there will be no transfers of BUCs in the Old Fund recognized after the closing date of the Transaction. If certificates for Old Fund BUCs are presented for transfer after the closing date of the Transaction, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

    If a certificate for Old Fund BUCs has been lost, stolen or destroyed, Service Data Corporation will issue BUCs in the New Fund only upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such BUCs by the claimant and appropriate and customary indemnification including, when appropriate, the posting of a bond. Neither the New Fund, the Old Fund or Service Data Corporation will be liable to any holder of BUCs in the Old Fund for any amount properly delivered to any public official pursuant to applicable abandoned property, escheat or similar laws.

COSTS OF THE TRANSACTION


    The Old Fund expects to incur approximately $150,000 of expenses in connection with the Transaction which include legal and accounting fees, printing and mailing expense, registration fees with the Securities and Exchange Commission and state securities administrators, solicitation costs and transfer taxes. Such expenses will be paid by the Old Fund and most will be incurred whether or not the Transaction is consummated.


ACCOUNTING TREATMENT

    The Transaction will not result in a change in the New Fund's financial statement treatment of any asset or liability of the Old Fund or of the capital account of any partner or BUC holder.

REGULATORY MATTERS

    The Transaction will not be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, other than federal proxy solicitation rules relating to the solicitation of BUC holder consents and state and federal regulations relating to the offering of the New Fund's BUCs, no other federal or state regulatory requirements must be complied with and no approval thereunder must be obtained in connection with the Transaction.

BACKGROUND AND REASONS FOR THE TRANSACTION

    The Old Fund was formed to invest in tax-exempt mortgage loans issued to finance apartment complexes and other types of commercial real estate. The investment objectives of the Old Fund are to provide (i) safety and preservation of the Old Fund's capital, (ii) regular distribution of federally tax-exempt interest from the payment of base interest on the Bonds and (iii) a potential for an enhanced federally tax-exempt yield from the "contingent interest" earned through a participation in the net cash flow from the properties financed by the Bonds and in the net proceeds from the sale or refinancing of such properties.

    The overbuilding of apartment complexes in the United States around the time the Old Fund invested in the Bonds resulted in adverse market conditions for apartment complexes in many of the markets in which the properties financed by the Old Fund are located. Since that time, the resulting competitive conditions have kept rents at most of these properties below the levels needed to produce sufficient operating cash flow to allow the owners thereof to pay the full amount of base interest due on the Bonds. In addition, no contingent interest has been paid on any of the Bonds and the General Partner does not believe that any contingent interest will be paid to the Old Fund. As a consequence of the failure to receive the full amount of base interest on five of the Bonds, the Old Fund has foreclosed on five properties and now receives the net rental revenue generated by these properties. The amount of net rental revenue received by the Old Fund from these properties is less than the full amount of base interest that was to be earned on the Bonds issued to finance these properties. Two of the Old Fund's remaining Bonds are also in default and the Old Fund currently accepts interest payments from the owners of these properties in amounts less than the full amount of base interest due on the Bonds. As a result, the amount of net cash flow available for distribution to the BUC holders of the Old Fund is less than the amounts originally anticipated by the General Partner and is not expected to increase significantly in the foreseeable future.

    In addition to realizing lower than expected net cash flow from its investments in the Bonds, due to the foreclosures on five of the Bonds, only about 48% of the net cash flow generated by the Old Fund during 1995 was tax-exempt interest. The remaining net cash flow generated by the Old Fund was from net rental revenues, less than one-half of which was sheltered from current income taxation by depreciation. Under their terms, the three remaining Bonds will become due in 1999 at which time either the principal will be repaid or the Old Fund will be forced to foreclose on the properties securing these Bonds. As a result of either repayment or foreclosure, the remaining tax-exempt interest earned by the Old Fund will be eventually eliminated and the Old Fund will only generate net rental revenues as the owner of the remaining properties.

    Furthermore, the financed properties have generally fallen in value since the time of the Old Fund's original investment therein. The value of an apartment complex or other commercial property is, to a large degree, a function of its ability to generate net rental revenue. While the General Partner has worked to increase net rental revenue from the properties and expects the properties' fair market values to increase as a result thereof, the General Partner believes that it is unlikely that the value of these properties will increase enough in the foreseeable future to allow the Old Fund to fully recoup its original investment in the Bonds.


    Moreover, the General Partner believes that the Old Fund's mixed portfolio of equity interests in various types of properties and tax-exempt mortgage loans is not attractive to potential purchasers. Real estate investment trusts and other purchasers of real estate will typically be attracted to real estate portfolios that are of the same nature as their current portfolios. Since most of these potential purchasers own either debt or equity interests in one type of real estate, it is less likely that a buyer will exist for the Old Fund's current portfolio than for a more homogeneous group of assets. Even if a potential buyer existed for the Old Fund's assets, it may not be willing to pay as much for the Old Fund's existing assets as it would for a more uniform portfolio. In addition, the General Partner believes that the equity securities of a real estate company with assets representing the same type of interest in the same type of real estate will generally trade at higher prices than those of a real estate company holding equity and debt interests in real estate or interests in real estate of different types. The General Partner believes the Old Fund is perceived by certain investors as not having a consistent investment strategy and that the market value of the Old Fund's BUCs may be negatively affected by this perception.



    The General Partner has considered a number of alternative actions in order to (i) increase the after-tax cash distributions to the BUC holders, (ii) increase net asset value and (iii) increase the current trading price of the BUCs. These alternative actions include returning the Old Fund to a tax-exempt mortgage bond fund. See "Consideration of Alternatives," below. In the opinion of the General Partner, however, the best way to achieve its goals is to acquire additional multifamily residential properties with money borrowed through the refunding of the Bonds and from the sale of certain properties which are inconsistent with the overall makeup of the asset portfolio.



    The Bonds which are in default or which have been foreclosed upon by the Old Fund represent up to $78 million of low-cost financing that is available to acquire new multifamily properties. Through the issuance of Refunding Bonds to unaffiliated investors, money may be borrowed at current tax-exempt rates and this money may be used to finance the acquisition of additional multifamily residential properties. See "SUMMARY -- Bond Refundings." The General Partner would recommend that approximately $70 million of Bonds be refunded at this time. The General Partner anticipates that the New Fund will be able to acquire between five and eight additional apartment complexes with $70 million. Through the refunding of the Bonds, money may be borrowed at interest rates that are approximately 25% lower than those available on conventional debt financing on similar real estate. Because of the lower interest expense, properties acquired with the proceeds of Refunding Bonds should have a competitive advantage over conventionally-financed properties in the same market area.



    The General Partner believes that using the proceeds of Bond refundings as a low-cost method of financing will allow the acquisition of additional properties which currently generate a positive spread between net rental revenues and the financing costs associated with their acquisition, thereby increasing total net cash flow available for distribution above the levels generated by the current assets of the Old Fund. By limiting acquisitions to properties that will provide a positive spread between the current net rental revenue being generated by the property and the interest payments that will be incurred on the Refunding Bonds issued to finance the acquisition of the property, the General Partner expects to be able to increase the net cash flow available for distribution to BUC holders by acquiring additional properties financed in this manner. Even though the net cash flow generated by these additional properties will not be tax-exempt interest, the General Partner believes that the percentage of cash distributions made to BUC holders which are subject to current federal income taxation will be at or below the present levels due to increased depreciation expense from the additional properties. Accordingly, the General Partner expects the current after-tax yield to the BUC holders to increase as a result of using Bond refunding proceeds to acquire additional properties. There can be no assurance, however, that the after-tax cash distributions to BUC holders will increase by pursuing this strategy.



    By acquiring additional properties, the General Partner also hopes to increase net asset value so that BUC holders will receive greater distributions upon the eventual sale of the assets or upon dissolution. Any gains realized from the sale of the assets should be subject to taxation at long-term capital gains rates which are generally less than rates for ordinary income. By acquiring additional properties with tax-exempt debt, the General Partner expects to be able to increase net asset value because a property financed with below market debt will generally have a greater potential return on investment and, therefore, will be more valuable than it would be if it were financed with conventional debt. The General Partner also believes that over time the net asset value will increase to the extent that the net rental income of the new properties can be improved and as borrowings are repaid. Because the value of an apartment property substantially depends on the net rental revenues generated by the property, a rise in occupancy and rental rates should ultimately be reflected in the value of apartment complexes. The General Partner and the Manager will also seek to maintain the properties in good physical condition and take other steps to enhance their ultimate value. There can be no assurance, however, that the value of the properties will increase over time or that there will be any net proceeds realized from the sale of the additional properties after the repayment of the money borrowed to buy such properties.


    In addition to creating a larger portfolio of assets, the General Partner believes that it would be in the best interest of BUC holder to create a more homogeneous asset portfolio. By acquiring ownership of additional multifamily residential properties, the percentage of total assets represented by Bonds will be reduced. If the two Bonds which are in default are to be refunded, the properties will be foreclosed upon first, thereby further reducing the percentage of assets represented by Bonds. A more uniform asset portfolio could also be created by selling one or more properties which are inconsistent with the nature of the overall portfolio and reinvesting the proceeds therefrom in new properties. For example, it may be beneficial to sell the office/warehouse facility and purchase an additional apartment complex. Likewise, the General Partner may determine that it would be beneficial to sell an apartment complex that is located in a different geographic area from other properties in the portfolio and acquire one that is located in the same geographic area. By creating a larger and more homogeneous asset portfolio, the General Partner believes the overall portfolio of assets will be more attractive to potential buyers. The General Partner also is of the view that a more uniform asset portfolio may be viewed more favorably by investors and could create a greater potential for appreciation in the value of the BUCs. However, there can be no assurance that changing the makeup of the assets will increase the ultimate sale price of the assets or the price at which BUCs trade in the secondary market.



    Notwithstanding the availability of the Bonds as an advantageous source of financing, the terms of the Current Partnership Agreement limits the amount of mortgage indebtedness to which properties acquired in foreclosure may be subjected to 80% of the current market value of these properties. This provision arguably would not allow the Bonds to be refunded for an amount greater than 80% of the current value of the original properties financed with the Bonds, even though additional properties acquired with the refunding proceeds also collateralized the refunded Bonds. Therefore, this provision may limit the amount of low cost financing available to acquire additional properties. In addition, the Current Partnership Agreement does not provide clear authority for the General Partner to reinvest the proceeds that it would receive from the refunding of the Bonds in additional properties. The Current Partnership Agreement prohibits reinvestment of "Net Residual Proceeds." As defined, "Residual Proceeds" can be read to include the proceeds received from the refunding of the Bonds. For these reasons, the Old Fund may not take full advantage of the availability of this low-cost method of financing to acquire additional properties. Moreover, the limitation on reinventing Net Residual Proceeds hampers the ability of the General Partner to actively adjust the makeup of the Old Fund's real estate portfolio because it would not allow the acquisition of a property which is more compatible with the overall asset portfolio using the proceeds from the sale of a less compatible property.



    In addition to these restrictions on the Old Fund's ability to use low-cost tax-exempt financing to buy additional properties and on the authority of the General Partner to vary the makeup of the Old Fund's real estate portfolio, the terms of the Current Partnership Agreement do not allow an amendment to the Current Partnership Agreement which would have the result of delaying the timing of any distribution to a BUC holder without the consent of such BUC holder. Accordingly, any amendment to the Current Partnership Agreement allowing for the reinvestment of cash from operations or from the refunding of the Bonds or from the sale of assets would require unanimous consent of the BUC holders which, as a practical matter, would be extremely difficult or impossible to obtain.


    For this reason, the General Partner has proposed that the Old Fund merge into the New Fund with the New Fund being the surviving partnership of the merger and the New Partnership Agreement controlling the operations of the New Fund. The New Partnership Agreement authorizes the New Fund to reinvest the proceeds from the refunding of the Bonds and the sale of present assets in additional real estate.

RECOMMENDATION OF THE GENERAL PARTNER


    For the reasons set forth above, the General Partner believes that the Transaction is in the best interest of the Old Fund and its BUC holders and recommends that the BUC holders grant their consent to the Transaction.


CONSIDERATION OF ALTERNATIVE COURSES OF ACTION

    In addition to the proposed Transaction, the General Partner considered the options of (i) returning the Old Fund to a tax-exempt bond fund by selling the foreclosed properties to unaffiliated parties and refunding the Bonds in reduced principal amounts and at current tax-exempt interest rates, (ii) allowing the Old Fund to continue to hold a combined portfolio consisting of foreclosed real estate and Bonds and (iii) dissolving the Old Fund and liquidating its assets. For the reasons set forth below, the General Partner has rejected each of the alternatives in favor of the Transaction.

    RETURNING TO TAX-EXEMPT BOND FUND. The Old Fund's principal assets consist of the three remaining Bonds and the four apartment buildings and one office/warehouse facility acquired in foreclosure of Bonds. Because the Old Fund has foreclosed on five of its original Bonds, it no longer receives tax-exempt interest payments from these Bonds. Rather, as the equity owner of the underlying properties, the Old Fund receives the net rental revenue generated by these properties. The Old Fund incurs operating expenses in connection with these properties, including depreciation and other non-cash expenses which partially shelter the cash distributions received from these properties from current income taxation. By returning the Old Fund to a tax-exempt bond fund, all of the income received by the Old Fund would again be exempt from federal income taxation. Depending on the terms on which the Bonds could be refunded, it may be possible to generate a higher after-tax return to BUC holders than they currently receive from the Old Fund's current portfolio of foreclosed real estate and Bonds.


    In order to again generate tax-exempt income on the foreclosed properties, the Old Fund would have to sell the properties to unaffiliated parties and provide the financing for the sales by refunding the Bonds secured by these properties. Unlike the Transaction, however, the Refunding Bonds would be reissued and retained by the Old Fund rather than issued to new investors. The properties would be sold to the new owners at their current fair market values and, accordingly, the Bonds would be refunded in principal amounts not exceeding the current fair market values of the properties. Since the current fair market values of the foreclosed properties are significantly below the original principal amounts of the Bonds relating to these properties, the Old Fund would suffer an immediate and irretrievable loss of BUC holder's original capital from the current refunding of the Bonds in this manner. The carrying value of the Bonds approximates fair value. However, the Bonds could never be refunded for a greater amount, even if the values of the underlying properties increased.



    In addition to being issued in smaller principal amounts, the Refunding Bonds would bear interest only on these smaller principal amounts and at current tax-exempt interest rates which are currently less than 7% per annum and, therefore, are substantially below the Bonds' original 8.5% base interest rate. Furthermore, there can be no assurance that the General Partner would be able to negotiate any type of contingent interest feature with respect to the Refunding Bonds that would give the Old Fund the right to participate in the excess net cash flow or net sale proceeds generated by the properties. The original terms of the Bonds provided for contingent interest of up to 5.5% per annum (in addition to the 8.5% base interest rate) payable out of excess cash flow from the properties financed by the Bonds or out of the net sale proceeds from these properties. Because prevailing interest rates are now significantly lower than they were in 1987, it may be difficult to find property owners who are willing to pay contingent interest on the Refunding Bonds or who would not expect a reduction in the base interest rate on the Refunding Bonds in exchange therefor. If no contingent interest feature can be obtained upon the refunding of the Bonds, the Old Fund would only receive a fixed rate of interest on the Refunding Bonds and would not realize the benefit from any future increases in net rental revenue generated by the properties. In contrast, if the Transaction is consummated, the New Fund will be entitled to all net rental revenue generated thereby and any increases in net rental revenue realized in the future. Therefore, if a Bond relating to a foreclosed property is refunded and the Refunding Bonds are issued to the Old Fund, the General Partner expects that the Old Fund will probably receive less interest income from the Refunding Bond than the amount of net rental revenue the New Fund would receive from the foreclosed property. Additionally, because a portion of the net rental revenues generated by the properties will be sheltered from current income taxation due to depreciation of the properties, it is likely that the current after-tax yield which BUC holders would receive from Refunding Bonds would be less than the current after-tax yield they would receive from owning the real estate directly.


    In addition to the foregoing, the transfer of the foreclosed properties to unaffiliated parties will result in a loss of control over these properties. The Old Fund currently owns these properties and the Manager operates them on behalf of the Old Fund. Because the Manager is an affiliate of the General Partner, the Old Fund effectively retains complete control over the management of these properties. The General Partner believes that the Manager has made significant improvements to the operations and financial results of the foreclosed properties since the time they were acquired by the Old Fund. While a new owner may be as successful, or even more successful, than the Manager in improving the operations and financial results of these properties, there can be no assurance that this will be the case. However, by retaining ownership of these properties, the Manager will continue to earn management fees with respect thereto which it would not receive if the properties were sold to unaffiliated parties.


    OPERATING OLD FUND IN CURRENT MANNER. The General Partner has also rejected the alternative of continuing to operate the Old Fund with a combined portfolio consisting of foreclosed properties and Bonds. If the Old Fund continues to operate as it is currently configured, it will be unable to take advantage of the Bonds as a source of low-cost financing to increase the size of its real estate portfolio and, potentially, the after-tax cash distributions and ultimate return to BUC holders. After the Bonds have been outstanding for twelve years, the ability of the Old Fund to refund the Bonds will be lost due to provisions in the current Bond documents requiring them to be repaid at that time. These twelve year periods will begin to expire in 1999. In the opinion of the General Partner, the loss of the ability to refund the Bonds would represent a waste of one of the Old Fund's most valuable assets and would relegate the Old Fund's ability to increase cash distributions to BUC holders and to increase its ultimate value upon liquidation to the incremental increases in profitability that it is able to generate from its current properties.

    In addition, the Current Partnership Agreement significantly limits the ability of the General Partner to alter the makeup of the Old Fund's assets because it is unable to apply the proceeds from the sale of an incompatible asset to the acquisition of an additional property. The General Partner believes that a more uniform portfolio of assets may be more attractive to a larger number of potential purchasers and may command a higher sale price. The General Partner is also of the view that the market value of the Old Fund's BUCs is negatively affected by the perception that the Old Fund does not have a consistent investment strategy due to the makeup of its assets.


    LIQUIDATION OF OLD FUND. The Old Fund invested a total of $78,015,000 in the three Bonds that it continues to hold and the five Bonds which were issued to financed the foreclosed properties it now holds. As of March 31, 1996, the General Partner estimated that the Old Fund's share of the net realizable value of the properties (reduced by estimated selling costs equal to 3% of the gross sale price of the eight properties) was approximately $62,225,000 or $11.86 per BUC. It should be noted that the estimated net realizable value of two of the three properties securing the outstanding Bonds is less than the outstanding principal amount of these Bonds. As a result, if the assets of the Old Fund were liquidated at this time, the General Partner expects that the Old Fund will receive net proceeds therefrom which are approximately $15,790,000 less than the amount of the Old Fund's initial investment in the Bonds.


    In addition, the properties owned or financed by the Old Fund have experienced significant improvements in operating results which the General Partner expects to continue. As operating results for these properties improve, the General Partner believes the value of the properties will increase. Therefore, liquidating the assets of the Old Fund at this time would result in the loss of an opportunity to realize any future increases in the value of the properties.

    Because a liquidation of the Old Fund's assets at this time would result in a significant loss of original capital to the BUC holders and would preclude the BUC holders from securing any benefit from potential increases in the value of the Old Fund's assets in the future, the General Partner does not believe that it would be in the best interest of the Old Fund and the BUC holders to liquidate the Old Fund at this time. See "THE TRANSACTION -- Recommendation of the General Partner."

FAIRNESS DETERMINATION OF THE GENERAL PARTNER

    The General Partner, including the Board of Managers of America First, believes that the terms of the Transaction are fair to the BUC holders. The General Partner bases this determination on the following: (i) BUC holders will receive one BUC in the New Fund for each BUC they hold in the Old Fund and, accordingly, will have the same interest in the assets and cash available for distributions of New Fund after the Transaction as they did in the Old Fund prior to the Transaction, (ii) the interest of the General Partner in the cash distributions of New Fund is no greater than its interest in the Old Fund, (iii) fees payable to the General Partner and its affiliates by the New Fund with respect to the assets acquired from the Old Fund will be the same as currently received by the General Partner and (iv) any fees payable by the New Fund to the General Partner or its affiliates with respect to additional assets acquired by the New Fund will be at the same rates as those currently paid by the Old Fund.



    The General Partner has not obtained a fairness opinion or any other evaluation of the Transaction from an investment banker or other third party.


                      INFORMATION RELATING TO THE OLD FUND

DESCRIPTION OF BUSINESS

    The Old Fund is a Delaware limited partnership which was formed on September 30, 1986 for the purpose of acquiring a portfolio of tax-exempt participating mortgage bonds which were issued to provide construction and permanent financing for apartment complexes and other commercial or industrial real estate. The original investment objectives of the Old Fund were to provide (i) safety and preservation of the Old Fund's capital, (ii) regular distribution of federally tax-exempt interest and (iii) a potential for an enhanced federally tax-exempt yield as a result of the Old Fund's participation in the net cash flow from the properties financed by the tax-exempt participating mortgage bonds and in the net proceeds from the sale or refinancing of such properties.

    The Old Fund issued a total of 5,245,623 BUCs representing assigned limited partnership interests in a public offering which raised net proceeds of approximately $97,750,000 and applied such proceeds to the acquisition of nine Bonds which were issued by various state and local housing authorities to provide construction and permanent financing for eight apartment complexes and one office/warehouse facility. The Bonds provide for the payment of base interest at a fixed rate and for contingent interest based on a participation in the net cash flow and the net sale or refinancing proceeds from the properties financed thereby. The principal amounts of the Bonds do not amortize over their terms, but are payable in full upon the maturity thereof along with any unpaid base and contingent interest. Each of the Bonds has a term of 24 years, but the Old Fund had the right to cause the owners of the financed properties to sell or refinance the properties from time to time after ten years and to repay the full principal amount of the Bond and all unpaid base and contingent interest accrued at that time. In addition, after 12 years the owners of the financed properties are required to sell or refinance the properties and repay the full principal amount of the Bonds and all unpaid base and contingent interest accrued at that time. Because of the contingent interest feature of the Bond, the return to the Old Fund from the Bond depended to a substantial degree upon the economic performance of the properties financed by the Bonds.


    During 1988, one of the Bonds secured by an apartment complex was paid in full. As of March 31, 1996, the Old Fund continues to hold only three Bonds with a carrying value, net of allowance for loan losses, of [$31,567,000]. The Old Fund has acquired the other five properties financed by the Bonds through foreclosure or deed in lieu of foreclosure. The properties so acquired have a depreciated cost, net of a valuation allowance, of [$25,891,000] as of March 31, 1996.


    The amount of net cash flow generated by the properties owned by the Old Fund or secured by the remaining Bonds are, in part, a function of rental and occupancy rates and operating expenses. The level of occupancy and rents that can be charged are directly affected by the supply of, and demand for, apartments or office/warehouse facilities in the market areas in which a property is located. This, in turn, is affected by several factors such as local or national economic conditions, the amount of new apartment or warehouse construction and interest rates on single-family mortgage loans. In addition, factors such as government regulation (such as zoning laws), inflation, real estate and other taxes, labor problems and natural disasters can affect the economic operations of a property.

    In each city in which the Old Fund's properties are located, such properties compete with a substantial number of other income-producing real estate of the same types. Apartment complexes also compete with single-family housing that is either owned or leased by potential tenants. The principal method of competition is to offer competitive rental rates. The Old Fund's properties also compete by emphasizing regular maintenance and property amenities.

    The Old Fund is engaged solely in the business of providing financing for the acquisition and improvement of real estate and the operation of real estate acquired in foreclosure. Accordingly, the presentation of information about industry segments is not applicable and would not be material to an understanding of the Old Fund's business taken as a whole.

    The General Partner believes that each of the properties financed by the Bonds or acquired by the Old Fund in foreclosure thereof is in compliance in all material respects with federal, state and local regulations regarding hazardous waste and other environmental matters and the General Partner is not aware of any environmental contamination at any of such properties that would require any material capital expenditure by the Old Fund for the remediation thereof.

MANAGEMENT

    The Old Fund has no employees. Certain services are provided to the Old Fund by employees of America First and the Old Fund reimburses America First for such services at cost. The Old Fund is not charged, and does not reimburse, for the services performed by managers and officers of America First.

    The Old Fund has no directors or officers. Management of the Old Fund consists of the General Partner and its general partner, America First. The following individuals are managers and executive officers of America First and each serves for a term of one year:

NAME                                                POSITION HELD           POSITION HELD SINCE
- -----------------------------------------  -------------------------------  -------------------
Michael B. Yanney........................           Chairman of the Board,            1987
                                                President, Chief Executive
                                                       Officer and Manager
Michael Thesing..........................       Vice President, Secretary,            1987
                                                     Treasurer and Manager
William S. Carter, M.D...................              Manager                        1994
George Kubat.............................              Manager                        1994
Martin Massengale........................              Manager                        1994
Alan Baer................................              Manager                        1994
Gail Walling Yanney......................              Manager                        1996

    Michael B. Yanney, 62, is the Chairman and Chief Executive Officer of various Affiliates of America First which manage public investment funds which have raised over $1.3 billion since 1984. From 1977 until the organization of the first such fund in 1984, Mr. Yanney was principally engaged in the ownership and management of commercial banks. Mr. Yanney also has investments in private corporations engaged in a variety of businesses. From 1961 to 1977, Mr. Yanney was employed by Omaha National Bank and Omaha National Corporation (subsequently merged into FirsTier Financial, Inc.), where he held various positions, including the position of Executive Vice President and Treasurer of the holding company. Mr. Yanney is a member of the boards of directors of Burlington Northern Santa Fe Corporation, Forest Oil Corporation, Lozier Corporation, MFS Communications Company, Inc., Mid-America Apartment Communities, Inc. and PKS Information Services, Inc.

    Michael Thesing, 41, has been Vice President and Chief Financial Officer of affiliates of America First since July 1984. From January 1984 until July 1984 he was employed by various companies controlled by Mr. Yanney. He was a certified public accountant with Coopers & Lybrand L.L.P. from 1977 through 1983.

    William S. Carter, M.D., 69, is a retired physician. Dr. Carter practiced medicine for 30 years in Omaha, Nebraska, specializing in otolaryngology (disorders of the ears, nose and throat).

    George Kubat, 50, is the President and Chief Executive Officer of Phillips Manufacturing Co., an Omaha, Nebraska-based manufacturer of drywall and construction materials. Prior to assuming that position in November 1992, Mr. Kubat was an accountant with Coopers & Lybrand L.L.P. in Omaha, Nebraska from 1969. He was the tax partner in charge of the Omaha office from 1981 to 1992.

    Martin Massengale, 62, is the President Emeritus of the University of Nebraska. Prior to becoming President in 1991, he served as interim President from August 1989, as Chancellor of the University of Nebraska-Lincoln from June 1981 through December 1990 and as Vice Chancellor for Agriculture and Natural Resources from 1976 to 1981. Prior to that time, he was a professor and associate dean of the College of Agriculture at the University of Arizona. Dr. Massengale also serves on the board of directors of Woodmen Accident & Life Insurance Company.

    Alan Baer, 73, is presently Chairman of Alan Baer & Associates, Inc., a management company located in Omaha, Nebraska. He is also Chairman of Lancer Hockey, Inc., Baer Travel Services, Wessan Telemarketing, Total Security Systems, Inc. and several other businesses. Mr. Baer is the former Chairman and Chief Executive Officer of the Brandeis Department Store chain which, before its acquisition, was one of the larger retailers in the Midwest. Mr. Baer has also owned and served on the board of managers of several banks in Nebraska and Illinois.

    Gail Walling Yanney, 60, is a retired physician. Dr. Yanney practiced anesthesia and was most recently the Executive Director of the Clarkson Foundation until October of 1995. In addition, she was a former director of FirsTier Bank, N.A., Omaha. Ms. Yanney is the wife of Michael Yanney.

    LB I Group, Inc. is the special limited partner of the General Partner with the right to become the managing general partner of the General Partner or to designate another corporation or other entity as the managing general partner, upon the happening of any of the following events: (i) the commission of any act which, in the opinion of LB I Group, Inc., constitutes negligence, misfeasance or breach of fiduciary duty on the part of America First, (ii) the dissolution, insolvency or bankruptcy of America First or the occurrence of such other events which cause America First to cease to be a general partner under Delaware law or
(iii) the happening of an event which results in the change in control of America First whether by operation of law or otherwise.

PROPERTIES


    The Old Fund invested in Bonds secured by multifamily housing properties which were located in Arizona, California, Illinois, Kansas, Tennessee and Washington and one Bond secured by a commercial property located in Florida. Foreclosure proceedings and other actions were instituted with respect to five of the properties which has resulted in the Old Fund owning or indirectly owning five properties at March 31, 1996.

    The following table sets forth certain information regarding the properties securing Bonds or acquired by the Old Fund in foreclosure as of March 31, 1996:



                                                                      AVERAGE
                                                         NUMBER OF    SQUARE      FEDERAL TAX
PROPERTY NAME                        LOCATION              UNITS     FEET/UNIT       BASIS
- -------------------------  ----------------------------  ---------  -----------  --------------
Jackson Park Place.......  Fresno, California                  296         824        n/a
Jefferson Place..........  Olathe, Kansas                      352         665        n/a
Avalon Ridge.............  Renton, Washington                  356       1,070        n/a
Covey at Fox Valley
 (1).....................  Aurora, Illinois                    216         948   $   10,472,040
The Park at Fifty Eight
 (1).....................  Chattanooga, Tennessee               96         950        2,099,151
Shelby Heights (1).......  Bristol, Tennessee                  100         980        2,879,397
Coral Point (1)..........  Mesa, Arizona                       336         778       10,595,667
                           ----------------------------  ---------       -----   --------------
                                                             1,752         864
The Exchange at Palm Bay
 (1).....................  Palm Bay, Florida                72,002(2)     n/a         3,414,450
                           ----------------------------  ---------       -----   --------------


- ------------------------
(1) Property acquired through foreclosure or deed in lieu of foreclosure.

(2) This is an office/warehouse facility. The figure represents square feet available for lease to tenants.

    On each property other than the Exchange at Palm Bay, depreciation is recognized on a straight-line basis over a useful life of 27 1/2 years, resulting in an annual depreciation rate of approximately 3.64%. The Exchange at Palm Bay is depreciated on a straight-line basis over a useful life of 31 1/2 years, resulting in an annual depreciation rate of approximately 3.17%. In the opinion of the General Partner, each of the properties is adequately covered by insurance.


    The Old Fund has entered an agreement to acquire a 100-unit apartment project in Chattanooga, Tennessee known as Oakwood Terrace Apartments ("Oakwood"). Oakwood is located immediately adjacent to The Park at Fifty Eight Apartments (The "Park") which was acquired by the Old Fund through foreclosure of a Bond. Oakwood and The Park were originally intended to operate as a single apartment complex and certain of the amenities, such as the clubhouse, are located in Oakwood and are, therefore, not available to the tenants of The Park. This situation has reduced the attractiveness of The Park to potential tenants when compared to competing properties with full amenities. In addition, the General Partner believes that The Park would be difficult to sell at an acceptable price because it is a relatively small property without access to these amenities. Therefore, in order to preserve the Old Fund's investment in The Park, the General Partner will borrow approximately $2,750,000 through the refunding of the Bond on The Park and use the net proceeds to acquire Oakwood. The Refunding Bond will bear interest at 6.65% per annum. The Refunding Bond will mature on March 1, 2021 and the principal thereof will amortize on a level basis over its term. The refunding transaction and property acquisition are expected to close on or about May 16, 1996. See "PRO FORMA FINANCIAL INFORMATION."

    The average annual occupancy rate and average effective rental rate per unit for each of the Old Fund's properties for each of the last five years are listed in the following table:


                                                                  1991       1992       1993       1994       1995
                                                                ---------  ---------  ---------  ---------  ---------
Jackson Park Place
- --------------------------------------------------------------
Average Occupancy Rate........................................        90%        89%        86%        95%        96%
Average Effective Annual Rental Per Unit......................  $   5,102  $   5,139  $   5,046  $   5,585  $   5,773

Jefferson Place
- --------------------------------------------------------------
Average Occupancy Rate........................................        87%        87%        92%        97%        97%
Average Effective Annual Rental Per Unit......................  $   3,577  $   3,726  $   4,091  $   4,426  $   4,557

Avalon Ridge
- --------------------------------------------------------------
Average Occupancy Rate........................................        83%        87%        86%        84%        84%
Average Effective Annual Rental Per Unit......................  $  5,83>0  $   6,030  $   6,195  $   6,342  $   5,835

Covey at Fox Valley
- --------------------------------------------------------------
Average Occupancy Rate........................................        91%        91%        96%        95%        94%
Average Effective Annual Rental Per Unit......................  $   7,075  $   7,115  $   7,568  $   7,782  $   8,057

The Park at Fifty-Eight
- --------------------------------------------------------------
Average Occupancy Rate........................................        85%        94%        93%        96%        97%
Average Effective Annual Rental Per Unit......................  $   3,017  $   4,261  $   4,372  $   4,768  $   4,937

Shelby Heights
- --------------------------------------------------------------
Average Occupancy Rate........................................        93%        97%        96%        97%        95%
Average Effective Annual Rental Per Unit......................  $   4,058  $   5,252  $   5,377  $   5,601  $   5,611

Coral Point
- --------------------------------------------------------------
Average Occupancy Rate........................................        91%        89%        92%        97%        96%
Average Effective Annual Rental Per Unit......................  $   4,473  $   4,542  $   4,740  $   5,183  $   5,537

The Exchange at Palm Bay
- --------------------------------------------------------------
Average Occupancy Rate........................................        35%        35%        38%        39%        43%
Average Effective Annual Rental Per Square Foot...............  $    1.95  $    1.93  $    3.16  $    3.27  $    3.52


LEGAL PROCEEDINGS

    There are no material pending legal proceedings to which the Old Fund is a party or to which any of its property is subject.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF BY PRINCIPAL BUC HOLDERS,
 DIRECTORS AND OFFICERS

    Only BUC holders of record at the close of business on the Record Date will be entitled to consent to the Transaction. On the Record Date, a total of 5,245,623 BUCs were issued and outstanding. Each BUC is entitled to one vote with respect to the matter for which consent is sought hereby.

    As of the Record Date, no person was known by the General Partner to own beneficially more than 5% of the Old Fund's BUCs. In addition, no partner of the General Partner (including America First), and no manager or officer of America First owned any of the Old Fund's BUCs as of the Record Date.

MARKET FOR THE OLD FUND'S BUCS AND RELATED BUC HOLDER MATTERS


    MARKET INFORMATION. The BUCs of the Old Fund trade on The NASDAQ Stock Market under the trading symbol "ATAXZ." The following table sets forth the high and low final sale prices for the Old Fund's BUCs for each quarterly period from January 1, 1994 through [Date], 1996:


1994                                                              HIGH        LOW
                                                                ---------  ---------
1st Quarter...................................................  $       9  $       8
2nd Quarter...................................................  $   9 1/4  $   8 1/2
3rd Quarter...................................................  $   9 1/4  $   8 1/2
4th Quarter...................................................  $   9 1/4  $   7 1/8

1995                                                              HIGH        LOW
                                                                ---------  ---------
1st Quarter...................................................  $   8 1/2  $   7 3/4
2nd Quarter...................................................  $ 8 59/64  $   8 1/8
3rd Quarter...................................................  $   9 1/4  $   8 1/8
4th Quarter...................................................  $   9 3/8  $   8 1/2
1996                                                              HIGH        LOW
                                                                ---------  ---------
1st Quarter...................................................  $   9 3/4  $   8 1/2
2nd Quarter (through [Date])..................................  $          $


    On [Date], 1996, the date prior to the date of the Consent Solicitation Statement/Prospectus, the high and low sale prices of the Old Fund's BUCs were
$      and $      per BUC, respectively.

    BUC HOLDERS. The approximate number of holders of the Old Fund's BUCs on the Record Date was [Number].


    DISTRIBUTIONS. Cash distributions are being made on a monthly basis. Total cash distributions of $3,934,217 were paid or accrued to BUC holders during each of the fiscal years ended December 31, 1995 and December 31, 1994 and total cash distributions of $983,554 were paid or accrued to BUC holders during the three months ended March 31, 1996. The cash distributions paid per BUC during such each such period were as follows:



                                                                          CASH DISTRIBUTIONS PER BUC
                                                             -----------------------------------------------------
                                                                                                    THREE MONTHS
                                                                YEAR ENDED         YEAR ENDED           ENDED
                                                             DECEMBER 31, 1994  DECEMBER 31, 1995  MARCH 31, 1996
                                                             -----------------  -----------------  ---------------
Income.....................................................      $   .5244          $   .5217         $   .1288
Return of Capital..........................................          .2256              .2283             .0587
Total......................................................      $   .7500          $   .7500         $   .1875

                            SELECTED FINANCIAL DATA
                                OF THE OLD FUND


    The following table sets forth certain financial data of the Old Fund which has been derived from the audited financial statements of the Old Fund as of and for the five-year period ended December 31, 1995. Such financial statements for the three years ended December 31, 1995 have been audited by Coopers & Lybrand L.L.P., independent accountants for the Old Fund, as indicated in their reports included elsewhere in this Consent Solicitation Statement/Prospectus. The unaudited data presented as of and for the three months ended March 31, 1995 and 1996 have been derived from the unaudited financial statements of the Old Fund and, in the opinion of the General Partner, include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the three months ended March 31, 1996 will not necessarily be indicative of the results of operations for the full year ending December 31, 1996.



                                                                                                       FOR THREE MONTHS
                                                                                                       ENDED MARCH 31,
                                                           FOR YEAR ENDED DECEMBER 31,                   (UNAUDITED)
                                              -----------------------------------------------------  --------------------
                                                1991       1992       1993       1994       1995       1995       1996
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (DOLLARS IN THOUSANDS, EXCEPT FOR BUC AMOUNTS)
Mortgage investment income..................  $   3,996  $   2,190  $   2,327  $   2,452  $   2,235  $     693  $     595
Rental income...............................      2,940      4,363      4,567      4,950      5,116      1,255      1,297
Interest income on temporary cash
 investments................................        104         64         43         37         55         12         11
General and administrative
 expenses...................................       (871)      (758)      (720)      (690)      (792)      (191)      (229)
Real estate operating expenses..............     (1,564)    (2,210)    (2,268)    (2,397)    (2,360)      (600)      (717)
Depreciation................................       (836)    (1,142)    (1,172)    (1,183)    (1,197)      (297)      (308)
Provision for loan losses...................     --         (1,000)    --         --         --         --         --
Provision for losses on real estate
 acquired...................................     --         (1,000)    --         --         --         --         --
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income..................................  $   3,769  $     507  $   2,777  $   3,169  $   3,057  $     872  $     649
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income per Beneficial Unit Certificate
 (BUC)......................................  $     .71  $     .09  $     .52  $     .60  $     .57  $     .16  $     .12
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total cash distributions paid or accrued per
 BUC........................................  $  1.0594  $   .7500  $   .7500  $   .7500  $   .7500  $   .1875  $   .1875
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Investment in tax-exempt mortgage loans, net
 of allowance for loan losses...............  $  32,567  $  31,567  $  31,567  $  31,567  $  31,567  $  31,567  $  31,567
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Real estate acquired in settlement of loans,
 net of accumulated depreciation and
 valuation allowance........................  $  30,999  $  29,051  $  27,925  $  26,771  $  25,891  $  26,501  $  25,624
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total assets..............................  $  65,953  $  62,453  $  61,329  $  60,520  $  59,630  $  60,456  $  59,346
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------

                      INFORMATION RELATING TO THE NEW FUND

BUSINESS


    The New Fund is a newly-formed Delaware limited partnership which was formed on March 7, 1996 for the purpose of acquiring, holding, operating, selling and otherwise dealing with multifamily residential properties and other types of commercial real estate and interests therein. The New Fund will commence operations upon consummation of the Transaction at which time it will acquire the four apartment complexes and one office/warehouse facility which the Old Fund has acquired in foreclosure of the Bonds. The New Fund will also acquire the remaining three Bonds from the Old Fund. There is no presentation of financial statements or other financial information of the New Fund in this Consent Solicitation Statement/Prospectus because the New Fund has not been capitalized and has not commenced operations.



    The New Fund will have the explicit authority to acquire additional properties and expects to acquire one or more additional multifamily residential properties after the Transaction. The New Fund will focus its acquisition efforts on established multifamily properties in stable markets. In particular, the New Fund will seek out properties that it believes have the potential for increased revenues through more effective management. In making an acquisition, the New Fund's objective will be for the net cash flow from the original property secured by a Refunding Bond plus the net cash flow from any additional property acquired with the proceeds of the Bond refunding to provide a debt service coverage ratio of no less than 1.5 to 1. In connection with each potential property acquisition, the New Fund will review many factors, including the following: (i) the location of the property; (ii) the construction quality, condition and design of the property; (iii) the current and projected cash flow generated by the property and the potential to increase cash flow through more effective management; (iv) the potential for capital appreciation of the property; (v) the potential for rental rate increases; (vi) the economic situation in the community in which the property is located and the potential changes thereto; (vii) the occupancy and rental rates at competing properties; and (viii) the potential for liquidity through financing or refinancing of the property or the ultimate sale of the property.


    The New Fund has the authority to own commercial properties other than apartment buildings. This authority is necessary so that it may acquire the existing office/warehouse facility that is currently owned by the Old Fund. However, the General Partner does not anticipate that the New Fund will acquire any additional properties of this type after the Transaction.


    The New Fund will have the authority to finance acquisitions of additional properties through the refunding of the Bonds. The New Fund intends to borrow approximately $70 million by causing each of the Bonds relating to the four foreclosed apartment complexes and the two Bonds that are currently in default to be refunded and the Refunding Bonds issued to unaffiliated parties. The General Partner anticipates that the New Fund will be able to acquire between five and eight additional apartment complexes in this manner. The New Fund will also have the authority to finance additional property acquisitions through borrowings from banks or other institutional lenders, but the General Partner only intends to use these other sources of debt financing to provide temporary financing until the proceeds of Bond refundings are available. The New Fund will also be permitted to use undistributed Net Operating Income or Net Sale Proceeds from the sale of a property to acquire additional properties.


    The New Fund intends to hold and operate its properties as long-term investments. In that regard, the New Fund's business strategies are to (i) maintain high occupancy and increase rental rates through effective leasing, reducing turnover rates and providing quality maintenance and services to maximize resident satisfaction, (ii) manage operating expenses and achieve cost reductions through operating efficiencies and economies of scale generally inherent in the management of a portfolio of multiple properties and (iii) emphasize regular programs of repairs, maintenance and property improvements to enhance the competitive advantage and value of its properties in their respective market areas.

    The New Fund will be engaged solely in the business of acquiring and operating multifamily housing projects and other commercial real estate. Accordingly, the presentation of information about industry segments is not applicable and would not be material to an understanding of the New Fund's business taken as a whole.

PARTNERS OF THE NEW FUND


    The General Partner of the Old Fund will be the General Partner of the New Fund. Accordingly, the persons responsible for the management of the New Fund will be the same persons who are currently responsible for the management of the Old Fund. See "INFORMATION RELATING TO THE OLD FUND -- Management."



    In addition, Mr. Joseph N. Grego will act as portfolio manager of the New Fund and will be responsible for identifying, evaluating and acquiring additional properties for the New Fund. Mr. Grego, 49, has been employed by America First since 1989 and is responsible for the acquisition and management of various real estate and mortgage investments, including office, apartment and retirement properties. From 1980 to 1989, Mr. Grego held several positions with E.F. Hutton and Shearson Lehman Hutton, including president and director of Hutton Real Estate Services, Inc., where he was responsible for the asset management of 74 properties nationwide consisting of 3.6 million square feet of commercial real estate and 8,300 apartment units. From 1974 to 1980 Mr. Grego held positions with Levitt Corporation and Cavanaugh Communities Corporation, both real estate development companies. Mr. Grego beneficially owned 11,800 BUCs of the Old Fund as of the Record Date.


    The Limited Partner of the New Fund will be America First Fiduciary Corporation Number Eight, a Nebraska corporation, which is wholly owned by America First and is the Limited Partner of the Old Fund. The Limited Partner will undertake no business activity other than to serve as the Limited Partner of the New Fund.

PROPERTIES


    The New Fund currently has no properties, but will acquire the four apartment complexes and one office/warehouse facility of the Old Fund, as well as the Bonds secured by three additional properties, upon consummation of the Transaction. For certain information with respect to these properties, see "INFORMATION RELATING TO THE OLD FUND -- Properties."


LEGAL PROCEEDINGS

    There are no material pending legal proceedings to which the New Fund is a party or to which any of its assets are subject.

                     TERMS OF THE NEW PARTNERSHIP AGREEMENT

GENERAL

    The following is a summary of certain material terms of the New Partnership Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the New Partnership Agreement, the form of which is attached as Appendix A of this Consent Solicitation Statement/Prospectus and is incorporated by reference herein. In many respects, the terms of the New Partnership Agreement are the same as those of the Current Partnership Agreement. There are, however, some important differences.

FORMATION

    The New Fund has been formed under the terms of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). Upon consummation of the Transaction, the capital accounts of the General Partner and Limited Partner in the Old Fund will be treated as capital contributions to the New Fund and the interest of the Limited Partner will be assigned to the BUC holders who will become BUC holders in the New Fund. BUC holders will not be limited partners of the New Fund and will have no right to be admitted as such.

MANAGEMENT OF THE NEW FUND


    Under the terms of the New Partnership Agreement, the General Partner has full and exclusive authority to manage the business affairs of the New Fund. Such authority specifically includes the power to cause the New Fund to (i) acquire additional properties on such terms as the General Partner determines to be in the best interest of the New Fund; provided that any property acquired by the New Fund (other than the office/warehouse facility acquired from the Old
Fund) shall be a multifamily residential property, (ii) borrow money (including through Bond refundings) and (iii) foreclose on any outstanding Bonds acquired from the Old Fund. Unlike the Current Partnership Agreement, the New Partnership agreement does not limit the authority to use additional properties as collateral for Bond refundings. The New Partnership Agreement imposes certain limitations on the authority of the General Partner, including restrictions on the ability of the General Partner to dissolve the New Fund or to sell all or substantially all of its assets without the consent of a majority in interest of the BUC holders.



    Other than certain limited voting rights discussed under "Voting Rights," neither the Limited Partner nor the BUC holders will have any authority to transact business for, or participate in the management of, the New Fund. The only recourse available to BUC holders in the event that the General Partner takes actions with respect to the business of the New Fund with which BUC holder do not agree, is to vote to remove the General Partner and admit a substitute general partner. See "Removal or Withdrawal of the General Partner," below.


ALLOCATIONS AND DISTRIBUTIONS


    NET OPERATING INCOME. The New Partnership Agreement provides that all Net Operating Income generated by the New Fund will be distributed 99% to BUC holders and 1% to the General Partner. In contrast, the Current Partnership Agreement provides that the General Partner will receive 10% of all Net Interest Income distributed after the BUC holders of the Old Fund have received a cumulative noncompounded annual return of 10% on their Adjusted Capital
Contributions in the Old Fund. Therefore, unlike the Current Partnership Agreement, the New Partnership Agreement limits the interest of the General Partner to 1% of Net Operating Income regardless of the return paid to BUC holders. To date, the General Partner has never received more than 1% of Net Interest Income during any fiscal year. Distributions of Net Interest Income to the General Partner during the year ended December 31, 1995 equaled approximately $39,000.


    Operating Income of the New Fund includes all cash receipts except for (i) capital contributions, (ii) Sale Proceeds or (iii) the proceeds of any loan or the refinancing of any loan. "Net Operating Income" of the New Fund means all Operating Income plus any amount released from the Reserve for distribution less expenses and debt service payments and any amount deposited in the Reserve or used to acquire additional properties. This differs from the concept of "Net Interest Income" used in the Current Partnership Agreement in that it would allow the General Partner to use Operating Income for the acquisition of properties. The Current Partnership Agreement does not allow Interest Income to be used for this purpose. Notwithstanding this authority, the General Partner intends to use Operating Income only as a supplemental source of funds to finance property acquisitions and expects to maintain cash distributions to BUC holders of the New Fund at or above the amount currently being distributed by the Old Fund.

    NET SALE PROCEEDS. The New Partnership Agreement provides that Net Sale Proceeds generated by the New Fund will be distributed 100% to the BUC holders. In comparison, the Current Partnership Agreement provides that Net Sale or Refinancing Proceeds generated by the Old Fund will be distributed (i) 100% to the BUC holders until the BUC holders have received an amount (when combined with all prior distributions to them by the Old Fund) equal to the sum of their initial Adjusted Capital Contributions, plus a cumulative, noncompounded annual return of 10% on their Adjusted Capital Contributions as existing from time to time; (ii) then 100% to the General Partner until the General Partner receives an aggregate amount equal to 10% of the total distributions to all parties (including for this purpose distributions of Net Interest Income); (iii) then 1% to the

BUC holders and 99% to the General Partner until the General Partner has received an amount equal to 0.25% per annum of the outstanding principal amount of the Bonds for each year beginning January 1, 1989; and (iv) thereafter, any remaining Net Sale or Refinancing Proceeds will be distributed 90% to the BUC holders and 10% to the General Partner. Therefore, by adopting the New
Partnership Agreement, the General Partner will no longer have a right to participate in Net Sale Proceeds except upon the final liquidation of the Old Fund as described below. The Old Fund has not made any distributions of Net Sale or Refinancing Proceeds to date.


    Under the terms of the New Partnership Agreement, Sale Proceeds means all amounts received by the New Fund upon the sale of a property or other asset or from the repayment of principal of any Bond which the New Fund continues to hold. Net Sale Proceeds means, with respect to any distribution period, all Sale Proceeds received by the New Fund during such distribution period, plus any amounts released from the Reserve for distribution less all expenses that are directly attributable to the sale of a property, amounts used to discharge indebtedness and any amount deposited in the Reserve or used or held for the acquisition of additional properties. Again, this differs from the concept of "Net Residual Proceeds" used in the Current Partnership Agreement in that it would allow the General Partner to use Sale Proceeds for the acquisition of properties. The Current Partnership Agreement does not allow Residual Proceeds to be used for this purpose. Notwithstanding this authority, the General Partner does not intend to use this ability to continuously buy and sell properties without making distributions to the BUC holders. Rather, it is designed to afford the General Partner the ability to change the makeup of the New Fund's property portfolio in order to increase the net revenues from, and value of, the New Fund's properties.


    Any cash received by the New Fund representing the proceeds from the refunding of the Bonds relating to a foreclosed property will not be considered as either Operating Income or Sale Proceeds and, consequently, need not be distributed to the BUC holders. Under the terms of the New Partnership Agreement, the General Partner will have explicit authority to reinvest these proceeds in additional properties. In contrast, under the terms of the Current Partnership Agreement, any proceeds from the refinancing of a property securing a Bond could be considered as "Residual Proceeds." As such, there is no clear authority under the Current Partnership Agreement for the reinvestment of these moneys in additional real estate.


    DISTRIBUTIONS UPON LIQUIDATION. The New Fund will have a term expiring on December 31, 2016 unless terminated earlier as provided in the New Partnership Agreement. Upon the dissolution of the New Fund, the proceeds from the liquidation of its assets will be first applied to the payment of the obligations and liabilities of the New Fund and the establishment of any reserve therefor as the General Partner determines to be necessary and then distributed to the General Partner and the BUC holders in proportion to, and to the extent of, their respective capital account balances and then in the same manner as Net Sale Proceeds.

    TIMING OF CASH DISTRIBUTIONS. The General Partner expects to continue to make monthly cash distributions to BUC holders after the Transaction. However, the New Partnership Agreement, like the Current Partnership Agreement, allows the General Partner to make cash distributions on a quarterly or semiannual basis. Regardless of the distribution period selected by the General Partner, cash distributions must be made within 60 days of the end of each such period.

    ALLOCATION OF INCOME AND LOSSES. Income and losses of the New Fund will be allocated among the partners and BUC holders in the same manner as such allocations are currently made by the Old Fund. Accordingly, income and losses from operations will be allocated 99% to the BUC holders and 1% the General Partner. Income arising from a sale of a property or from the liquidation of the New Fund's assets will be first allocated to the General Partner in an amount equal to the Net Sale Proceeds or liquidation proceeds distributed to the General Partner from such transaction and the balance will be distributed to the BUC holders. Losses from a sale of a property or from a liquidation of the New Fund will be allocated among the General Partner and the BUC holders in the same manner as the Net Sale Proceeds or liquidation proceeds from such transaction are distributed.

    ALLOCATION AMONG BUC HOLDERS. Allocations of cash distributions and of income and losses will be made among BUC holders of the New Fund in the same manner as such allocations are made among BUC holders of the Old Fund. Income and losses will be allocated on a monthly basis to the BUC holders of record as of the last day of a month. If a BUC holder is recognized as the record holder of BUCs on such date, such BUC holder will be allocated all income and losses for such month.

    Cash distributions will be made to the BUC holders of record as of the last day of each distribution period. If the New Fund recognizes a transfer prior to the end of a distribution period, the transferee will be deemed to be the holder for the entire distribution period and will receive the entire cash distribution for such period. Accordingly, if the General Partner selects a quarterly or semiannual distribution period, the transferor of BUCs during such a distribution period may be recognized as the record holder of the BUCs at the end of one or more months during such period and be allocated income or losses for such months, but not be recognized as the record holder of the BUCs at the end of the period and, therefore, not be entitled to a cash distribution for such period.

    The General Partner retains the right to change the method by which income and losses of the New Fund will be allocated between buyers and sellers of BUCs during a distribution period, based on consultation with tax counsel and accountants. However, no change may be made in the method of allocation income or losses without written notice to the BUC holders at least 10 days prior to the proposed effectiveness of such change, unless otherwise required by law.

PAYMENTS TO THE GENERAL PARTNER

    FEES.   In addition  to  its share  of Net  Operating  Income and  Net  Sale
Proceeds, the New Fund will pay General Partner or its affiliates fees at the same rates as paid by the Old Fund as follows:

        (i) an Administrative Fee in connection with the ongoing administration of the business of the Partnership in an amount equal to 0.60% per annum of the sum of (A) the original principal amount of any Bonds relating to foreclosed properties and (B) the purchase price of any additional properties acquired by the New Fund;

        (ii) a Property Acquisition Fee in connection with the acquisition of additional multifamily residential properties in an amount equal to 1.25% of the purchase price paid by the New Fund for such properties; and


       (iii) a property management fee paid to the Manager in connection with the management of the properties owned by the New Fund in an amount not to exceed the lesser of (A) 5% of the gross revenues of such property (in the case of residential property) or 6% of the gross revenues of such property (in the case of industrial or commercial property), (B) the fees charged by unaffiliated property managers in the same geographic area or (C) the Manager's actual cost of providing property management services for such property.



    The Administrative Fee provided for with respect to foreclosed properties is the same as provided for under the Current Partnership Agreement. In addition, as under the Current Partnership Agreement, no Administrative Fee will be paid by the New Fund with respect to any Bonds which remain outstanding at the time of the Transaction unless the New Fund subsequently forecloses on the property underlying such Bonds. However, the General Partner will continue to be entitled to receive an administrative fee from the owners of such properties under the terms of the Bonds if the properties generate sufficient cash flow to pay the full base interest on the Bonds. These administrative fees are accruing at a rate of approximately $190,000 per year and would become payable to the General Partner if all base interest on the outstanding Bonds was paid in full. If the New Fund does not acquire additional properties, the amount of the Administrative Fee (including administrative fees from property owners) is estimated to between approximately $226,000 and $470,000 per year, depending on whether the New Fund forecloses on one or more of the Bonds which remain outstanding but are currently in default. If the New Fund refunds each of the Bonds it intends to refund and uses the estimated net proceeds therefrom to purchase additional properties, the Administrative Fee would increase to approximately $870,000 per annum.

    The Property Acquisition Fee will be paid to the General Partner in connection with the identifying and evaluating additional properties for acquisition, consummation of such acquisitions and arranging the financing thereof. If the New Fund refunds each of the Bonds it intends to refund and uses the estimated net proceeds therefrom to purchase additional properties, the General Partner would expect to earn Property Acquisition Fees of approximately $780,000.

    The amount of property management fees paid to the Manager cannot be estimated at this time since the number of properties and the revenues generated by such properties are not known. For the year ended December 31, 1995, the Old Fund paid the Manager a total of $382,143 for the management of five properties that the Old Fund had acquired in foreclosure of Bonds.

    REIMBURSEMENT OF EXPENSES. In addition, the New Fund will reimburse the General Partner or its affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred by them in connection with the business of the New Fund, direct out-of-pocket fees, expenses and charges paid by them to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing and public relations services, expenses of preparing and distributing reports to BUC holders, an allocable portion of the salaries and fringe benefits of nonofficer employees of America First, insurance premiums (including premiums for liability insurance which will cover the New Fund, the General Partner and America First), the cost of compliance with all state and federal regulatory requirements and NASDAQ listing fees and charges and other payments to third parties for services rendered to the New Fund. The General Partner will also be reimbursed for any expenses it incurs acting as tax matters partner for the New Fund. Any such reimbursements may not exceed the lower of actual costs or the amount the New Fund would be required to pay independent third parties for comparable services in the same geographic location. The New Fund will not reimburse the General Partner or its affiliates for the travel expenses of the president of America First or for any items of general overhead, including, but not limited to, rent, utilities or the use of computers, office equipment or other capital items owned by the General Partner or its affiliates. The New Fund will not reimburse the General Partner or America First for any salaries or fringe benefits of any partner of the General Partner or of the officers or board of managers of America First regardless of whether such persons provide services to the New Fund. The New Fund's independent accountants are required to verify that any reimbursements received by the General Partner from the New Fund were for expenses incurred by the General Partner or its affiliates in connection with the conduct of the business and affairs of the New Fund or the acquisition and management of its assets and were otherwise permissible reimbursements under the terms of the New Partnership Agreement. The annual report to BUC holders is required to itemize the amounts reimbursed to the General Partner and its affiliates.


LIABILITY OF PARTNERS AND BUC HOLDERS



    Under the Delaware Act and the terms of the New Partnership Agreement, the General Partner will be liable to third parties for all general obligations of the New Fund to the extent not paid by the New Fund. However, the New Partnership Agreement (in the same manner as the Current Partnership Agreement) provides that the General Partner has no liability to the New Fund for any act or omission reasonably believed to be within the scope of authority conferred by the New Partnership Agreement and in the best interest of the New Fund; provided that the course of conduct giving rise to the threatened, pending or completed claim, action or suit did not constitute fraud, bad faith, negligence, misconduct or a breach of its fiduciary obligations to the BUC holders. Therefore, BUC holders may have a more limited right of action against the General Partner than they would have absent those limitations in the New Partnership Agreement. The New Partnership Agreement also provides for indemnification of the General Partner and its affiliates by the New Fund for certain liabilities which the General Partner and its affiliates may incur under the Securities Act of 1933, as amended, and in dealings with the New Fund and third parties on behalf of the New Fund. To the extent that the provisions of the New Partnership Agreement include indemnification for liabilities arising under the Securities Act of 1933, as amended, such provisions are, in the opinion of the Securities and Exchange Commission, against public policy and, therefore, unenforceable.

    No BUC holder will be personally liable for the debts, liabilities, contracts or any other obligations of the New Fund unless, in addition to the exercise of his rights and powers as a BUC holder, he takes part in the control of the business of the New Fund. It should be noted, however, that the Delaware Act prohibits a limited partnership from making a distribution which causes the liabilities of the limited partnership to exceed the fair value of its assets. Any limited partner who receives a distribution knowing that the distribution was made in violation of this provision of the Delaware Act, is liable to the limited partnership for the amount of the distribution. This provision of the Delaware Act probably applies to BUC holders as well as partners of the New Fund. In any event, the New Partnership Agreement provides that, to the extent the Limited Partner is required to return any distributions or repay any amount by law or pursuant to the New Partnership Agreement, each BUC holder who has received any portion of such distributions is required to repay his proportionate share of such distribution to the Limited Partner immediately upon notice by the Limited Partner to such BUC holder. Furthermore, the New Partnership Agreement allows the General Partner to withhold future distributions to BUC holders until the amount so withheld equals the amount required to be returned by the Limited Partner. Because BUCs are transferable, it is possible that distributions may be withheld from a BUC holder who did not receive the distribution required to be returned.

VOTING RIGHTS

    The New Partnership Agreement provides that the Limited Partner will vote its limited partnership interests as directed by the BUC holders. Accordingly, the BUC holders, by vote of a majority in interest thereof, may:

        (i) amend the New Partnership Agreement (provided that the concurrence of the General Partner is required for any amendment which modifies the compensation or distributions to which the General Partner is entitled, or which affects the duties of the General Partner);

        (ii) dissolve the New Fund;

       (iii) remove any General Partner and consent to the admission of a successor General Partner; or

       (iv) terminate an agreement under which the General Partner provides goods and services to the New Fund.

    In addition, without the consent of a majority in interest of the BUC holders, the General Partner may not, among other things:

        (i) sell or otherwise dispose of all or substantially all of the assets of the New Fund in a single transaction (provided that the General Partner may sell the last property owned by the New Fund without such consent);

        (ii) elect to dissolve the New Fund; or

       (iii) admit an additional General Partner.

    The General Partner may at any time call a meeting of the BUC holders, call for a vote without a meeting of the BUC holders or otherwise solicit the consent of the BUC holders and is required to call such a meeting or vote or solicit consents following receipt of a written request therefor signed by 10% or more in interest of the BUC holders. The New Fund does not intend to hold annual or other periodic meetings of BUC holders. Although the New Partnership Agreement permits the consent of the BUC holders to be given after the act is done with respect to which the consent is solicited, the General Partner does not intend to act without the prior consent of the BUC holders, in such cases where consent of the BUC holders is required, except in extraordinary circumstances where inaction may have a material adverse affect on the interest of the BUC holders.

REPORTS

    Within 120 days after the end of the fiscal year, the General Partner will distribute a report to BUC holders which shall include (i) financial statements of the New Fund for such year which have been audited by the New Fund's independent public accountant, (ii) a report of the activities of the New Fund during such year including a description of any properties acquired by the New Fund during the final quarter of such year and (iii) a statement (which need not be audited) showing distributions of Net Operating Income and Net Sale Proceeds. The annual report will also include a detailed statement of the amounts of fees and expense reimbursements paid to the General Partner and its affiliates by the New Fund during the fiscal year.

    Within 60 days after the end of first three quarters of each fiscal year, the General Partner will distribute a report which shall include (i) unaudited financial statements of the New Fund for such quarter (ii) a report of the activities of the New Fund during such quarter including a description of any properties acquired by the New Fund during such quarter and (iii) a statement showing distributions of Net Operating Income and Net Sale Proceeds during such quarter.

    The New Fund will also provide BUC holders with a report on Form K-1 or other information required for federal and state income tax purposes within 75 days of the end of each year.

REMOVAL OR WITHDRAWAL OF THE GENERAL PARTNER

    The BUC holders may, by vote of a majority in interest, remove the General Partner from the New Fund with or without cause and appoint a successor general partner.

    The General Partner may not withdraw voluntarily from the New Fund or sell, transfer or assign all or any portion of its interest in the New Fund, unless a substitute General Partner has been admitted in accordance with the terms of the New Partnership Agreement. With the consent of a majority in interest of the BUC holders, the General Partner may at any time designate one or more persons as additional general partners, provided that the interests of the BUC holders in the New Fund are not reduced thereby. The designation must meet the conditions set out in the New Partnership Agreement and comply with the provisions of the Delaware Act with respect to admission of an additional general partner. In addition to the requirement that the admission of a person as successor or additional general partner have the consent of the majority in interest of the BUC holders, the New Partnership Agreement requires, among other things, that
(i) such person agrees to and executes the New Partnership Agreement, (ii) counsel for the Partnership or BUC holders renders an opinion that such person's admission is in accordance with the Delaware Act and (iii) accountants for the New Fund or BUC holders render an opinion as to the net worth of such person as it relates to the ability of the New Fund to continue to be classified as a partnership for federal income tax purposes.

EFFECT OF REMOVAL, BANKRUPTCY, DEATH, DISSOLUTION, INCOMPETENCY OR WITHDRAWAL OF A GENERAL PARTNER

    In the event of a removal, bankruptcy, death, dissolution, incompetency or withdrawal of the General Partner, it will cease to be the General Partner and (except for a removal without cause) its interest in the New Fund will be assigned to any remaining or successor general partners so that such remaining or successor general partners have no less than 1% interest in the New Fund. Any such interest not so assigned will be retained by the General Partner, but will be converted into a limited partner interest. However, if the General Partner is removed on account of acts of fraud, gross negligence or willful malfeasance of the officers or employees of America First, then a portion of the General Partners' interest in the New Fund equal to America First's interest in the General Partner will be assigned, without compensation, to the successor or remaining General Partners. The General Partner will remain liable for obligations arising prior to such removal, bankruptcy, death, dissolution, incompetency or withdrawal. In the event that the General Partner is removed without cause, the successor General Partner has the obligation to acquire the interest of the removed General Partner at its then fair market value, unless the New Fund elects to acquire such interest or the removed General Partner elects to have its interest converted to a limited partner interest. If the General Partner is removed for cause, any successor General Partner will have the option, but not the obligation, to acquire the interest of the removed General Partner (which was not otherwise transferred to the successor general partner as provided above) at its then fair market value. The Current Partnership Agreement provides that the fair market value of the General Partner's interest is to be based on its share of the proceeds resulting from an immediate liquidation of the assets of the Old Fund. If the General Partner were removed from the Old Fund at the current time, the value of its interest in the Old Fund would be zero. The New Partnership Agreement provides that the General Partner will not participate in the distribution of Net Sale Proceeds and, therefore, the fair market value of the General Partner's interest under this provision would always be zero. In order to provide the General Partner with a meaningful value for its interest in the New Fund in the event it is removed as General Partner, the New Partnership Agreement bases the fair market value of the General Partner's interest on the present value of its future Administrative Fees and distributions of Net Operating Income. Therefore, the General Partner would expect to receive substantially more for its interest upon its immediate removal from the New Fund than it would upon its current removal from the Old Fund. Any disputes as to the fair market value of the General Partner's interest in the New Fund will be settled through arbitration. The amendment of this provision does not affect the cash distributions to be received by the General Partner, if any, upon dissolution of the New Fund or sale of its assets.


AMENDMENTS

    In addition to amendments to the New Partnership Agreement adopted by a majority in interest of the BUC holders, the New Partnership Agreement may be amended by the General Partner, without the consent of the BUC holders, in certain limited respects if such amendments are not materially adverse to the interest of the BUC holders. In addition, the General Partner is authorized to amend the New Partnership Agreement to admit additional, substitute or successor partners into the New Fund if such admission is effected in accordance with the terms of the New Partnership Agreement.

DISSOLUTION AND LIQUIDATION

    The New Fund will continue in full force and effect until December 31, 2016, unless terminated earlier as a result of:

        (i) the passage of 90 days following the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a General Partner who is at that time the sole General Partner, unless all of the remaining partners (it being understood that for purposes of this provision the Limited Partner shall vote as directed by a majority in interest of the BUC holders) agree in writing to continue the business of the New Fund and a successor General Partner is designated within such 90-day period;

        (ii) the passage of 180 days after the repayment, sale or other disposition of all of the New Fund's properties and substantially all its other assets;

        (iii) the election by a majority in interest of BUC holders or by the General Partner (subject to the consent of a majority in interest of the BUC holders) to dissolve the New Fund; or

        (iv) any other event causing the dissolution of the New Fund under the laws of the State of Delaware.

    Upon dissolution of the New Fund, its assets will be liquidated and after the payment of its obligations and the setting up of any reserves for contingencies that the General Partner considers necessary, any proceeds from the liquidation will be distributed as set forth under "Allocations and Distributions -- DISTRIBUTIONS UPON LIQUIDATION."

DESIGNATION OF TAX MATTERS PARTNER

    The General Partner will designate itself as the New Fund's "tax matters partner" for purposes of federal income tax audits pursuant to Section 6231 of the Code and the regulations thereunder. Each BUC holder agrees to execute such documents as may be necessary or appropriate to evidence such appointment.

BOOKS AND RECORDS

    The books and records of the Partnership shall be maintained at the office of the New Fund located at Suite 400, 1004 Farnam Street, Omaha Nebraska 68102 and shall be available there for examination and copying by any BUC holder or his duly authorized representative, during ordinary business hours. The records of the New Fund will include a list of the names and addresses of all BUC holders and BUC holders will have the right to secure, upon written request to the General Partner and payment of reasonable expenses in connection therewith, a list of the names and addresses of, and the number of BUCs held by, all BUC holders.

ACCOUNTING MATTERS

    The fiscal year of the New Fund will be the calendar year. The books and records of the New Fund shall be maintained on an accrual basis in accordance with generally accepted accounting principles.

DERIVATIVE ACTIONS

    The New Partnership Agreement provides that a BUC holder may bring a derivative action on behalf of the New Fund to recover a judgment to the same extent as a limited partner has such rights under the Delaware Act. The Delaware Act provides for the right to bring a derivative action, although it only authorizes a partner of a partnership to bring such an action. There is no specific judicial or statutory authority governing the question of whether an assignee of a partner (such as a BUC holder) has the right to bring a derivative action where a specific provision exists in the partnership agreement granting such rights. Furthermore, there is no express statutory authority for a limited partner's class action in Delaware, and whether a class action may be brought by BUC holders to recover damages for breach of the General Partner's fiduciary duties in Delaware state courts is unclear.

                    DESCRIPTION OF THE BUCS OF THE NEW FUND

BENEFICIAL UNIT CERTIFICATES

    BUCs represent beneficial assignments by the Limited Partner of its limited partner interest in the New Fund. Although BUC holders will not be limited partners of the New Fund and have no right to be admitted as limited partners, they will be bound by the terms of the New Partnership Agreement and will be entitled to the same economic benefits, including the same share of income, gains, losses, deductions, credits and cash distributions, as if they were limited partners of the New Fund.


    A majority in interest of the BUC holders (voting through the Limited Partner), without the concurrence of the General Partner, may, among other things, (i) amend the New Partnership Agreement (with certain restrictions),
(ii) approve or disapprove the sale of all or substantially all of the New Fund's assets in a single transaction, (iii) dissolve the New Fund or (iv) remove the General Partner and elect a replacement therefor. The General Partner may not dissolve the New Fund without the consent of a majority in interest of the BUC holders.


TRANSFERS

    The BUCs will be issued in registered form only and, except as noted below, will be transferable upon consummation of the Transaction. The BUCs have been accepted for inclusion on The NASDAQ Stock Market upon notice of issuance. However, there can be no assurance that a public trading market for the BUCs will develop.

    A purchaser of BUCs will be recognized as a BUC holder for all purposes on the books and records of the New Fund on the day on which the General Partner (or other transfer agent appointed by the General Partner) receives satisfactory evidence of the transfer of BUCs. All BUC holder rights, including voting rights, rights to receive distributions and rights to receive reports, and all allocations in respect of BUC holders, including allocations of income and expenses, will vest in, and be allocable to, BUC holders as of the close of business on such day. Service Data Corporation of Omaha, Nebraska, has been appointed by the General Partner to act as the registrar and transfer agent for the BUCs.

    A transfer or assignment of 50% or more of the outstanding BUCs within a 12-month period may terminate the New Fund for federal income tax purposes, which may result in adverse tax consequences to BUC holders. In order to protect against such a termination, the New Partnership Agreement permits the General Partner to suspend or defer any transfers or assignments of BUCs at any time after it determines that 45% or more of all BUCs may have been transferred (as defined by the federal income tax laws) within a 12-month period and that the resulting termination of the New Fund for tax purposes would adversely affect the economic interests of the BUC holders. Any deferred transfers will be effected (in chronological order to the extent practicable) on the first day of the next succeeding period in which transfers can be effected without causing a termination of the New Fund for tax purposes or any adverse effects from such termination, as the case may be.

    In addition, the New Partnership Agreement grants the General Partner the authority to take such action as it deems necessary or appropriate, including action with respect to the manner in which BUCs are being or may be transferred or traded, in order to preserve the status of the New Fund as a partnership for federal income tax purposes or to insure that BUC holders will be treated as limited partners for federal income tax purposes.


          MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION


    The following is a summary of the material federal income tax considerations associated with the Transaction. The summary was prepared by Kutak Rock, legal counsel to the General Partner. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations, reported rulings and decisions thereunder, as in effect as of the date of this Consent Solicitation Statement/Prospectus (or, in the case of certain regulations, proposed as of such date), all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all BUC holders in light of their particular investment circumstances or to all categories of BUC holders, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, subchapter S corporations, recipients of Social Security income, United States branches of foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the Transaction has been or will be requested from the Internal Revenue Service (the "Service") or from any other tax authority. Moreover, no assurance can be given that the conclusions reached by counsel would be accepted by the Service or, if challenged by the Service, sustained in court.

    As discussed below, counsel has opined that, based on the assumptions set forth in the discussion below, the New Fund will be treated for federal income tax purposes as a partnership and the BUC holders will be subject to tax as partners. Moreover, counsel has opined that, based on the assumptions set forth in the discussion below, the formation of the New Fund and the merger of the Old Fund and the New Fund should be nontaxable to the Old Fund, the New Fund and the BUC holders.

    EACH BUC HOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE TRANSACTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

PARTNERSHIP STATUS


    Treasury regulations provide that an entity generally will be treated as a partnership rather than a corporation for federal income tax purposes if it has associates and an objective to carry on business for a joint profit and has no more than two of the following corporate attributes: (i) continuity of life,
(ii) centralization of management, (iii) limited liability and (iv) free transferability of interests.


    Based upon the continued organization and operation of the New Fund in accordance with the Delaware Revised Uniform Limited Partnership Act, the terms of the New Partnership Agreement, and the fact that the General Partner is the general partner of the New Fund, counsel has opined that the New Fund will lack the corporate characteristics of continuity of life and limited liability. Accordingly, counsel has opined that the New Fund will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation, and the BUC holders in the New Fund will be subject to tax as partners pursuant to sections 701-761 of the Code.

    If the New Fund in any taxable year were treated for federal income tax purposes as an association taxable as a corporation, income and deductions of the New Fund would be reported only on its tax return rather than being passed through to the BUC holders, and the New Fund would be required to pay income tax on any portion of its net income that did not constitute tax-exempt income at corporate tax rates. The imposition of any such tax would reduce the amount of cash available to be distributed to the BUC holders. In addition, distributions from the New Fund to BUC holders would be ordinary dividend income taxable to the BUC holders as portfolio income to the extent of the New Fund's earnings and profits, which would include its tax-exempt income as well as any taxable income. Payment of such dividends would not be deductible by the New Fund.

TREATMENT OF THE NEW FUND AS A PUBLICLY TRADED PARTNERSHIP

    The listing of the New Fund's BUCs for trading on The NASDAQ Stock Market will cause the New Fund to be treated as a "publicly traded partnership" under section 7704 of the Code, thus continuing the publicly traded partnership status of the Old Fund. A publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is "qualifying" income. Qualifying income includes interest, dividends, real property rents, gain from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends and certain other items.

    Substantially all of the New Fund's gross income will be real property rents or tax-exempt interest income on remaining Bonds, all of which constitutes qualifying income. As long as 90% or more of the New Fund's gross income consists of qualifying income, the New Fund will be treated as a partnership for federal income tax purposes. If for any reason less than 90% of the New Fund's gross income constituted qualifying income, the New Fund would be taxable as a corporation rather than a partnership for federal income tax purposes, with the consequences described above in "Partnership Status."

CONSEQUENCES OF A MERGER

    The merger of the Old Fund and the New Fund pursuant to the terms of the Merger Agreement will be treated as a tax-free continuation of the Old Fund for federal income tax purposes. Accordingly, no gain or loss will be recognized by the Old Fund, the New Fund or the BUC holders as a result thereof. The adjusted basis of the New Fund in the assets acquired from the Old Fund will be equal to the adjusted basis of the Old Fund therein as of the effective date of the Transaction. Since the New Fund will have the same adjusted basis in the transferred assets as the Old Fund, the holding period of the New Fund in the transferred assets will include the holding period of the Old Fund in such assets. Likewise, the BUC holders' adjusted basis in the New Fund BUCs will be equal to their adjusted basis in the Old Fund BUCs. A BUC holder will include the holding period of his or her Old Fund BUCs in his or her holding period for the New Fund BUCs.

NONDEDUCTIBILITY OF INTEREST EXPENSE


    The Code generally prohibits the deduction of interest on indebtedness which is either incurred or continued for the purpose of either purchasing or carrying tax-exempt obligations. In the case of a partnership, the partners are required to take into account their proportionate share of the tax-exempt obligations held, and the indebtedness incurred, by the partnership in combination with such obligations held, or any debt incurred, in their individual capacities. The New Fund may hold one or more of the original tax-exempt Bonds until 1999 and during this time the New Fund intends to incur debt for investment purposes through the refunding of Bonds related to the foreclosed properties. Consequently, the BUC holders will have to take their share of both items into account, along with any similar items in their individual capacities, to determine the deductibility of the interest paid by the New Fund on the Refunding Bonds and interest paid directly by them. Even if a BUC holder has no such items in his individual capacity, such BUC holder will not be allowed a deduction for his full share of the interest paid by the New Fund on the Refunding Bonds since a portion thereof will be attributed to the New Fund's holding of Bonds.



TAX CONSEQUENCES OF CHANGE IN INVESTMENT OBJECTIVE



    The principal investment of the Old Fund was to generate federally tax-exempt interest. The New Fund, on the other hand, will not seek to generate tax-exempt interest, but rather will seek to generate taxable net rental revenue for the ownership of real estate. Notwithstanding its \tated investment objectives, the Old Fund currently generates taxable net rental revenue rather than tax-exempt interest on the five properties it acquired in foreclosure. Likewise, notwithstanding its stated investment objective, the New Fund will initially generate tax-exempt interest from the three outstanding Bonds it acquires from the Old Fund as a result of the transaction. However, the General Partner expects that the New Fund will foreclose on two of the remaining Bonds and that the final outstanding Bond will be repaid no later than 1999. Therefore, the Transaction is expected to ultimately eliminate all tax-exempt interest so that cash distributions to BUC holders in the New Fund will be taxable.



    Although the New Fund is expected to eventually produce only taxable income for BUC holders, it will also generate depreciation and other deductions which will be allocable to BUC holders and which may generally be used by BUC holders to offset income. The ability of a BUC holder to offset any such deductions and losses against other income of the BUC holder in a given tax year is limited to both such BUC holder's adjusted tax basis in his or her BUCs as of the end of the tax year in which the deductions or losses are incurred, and by the application of the passive activity loss rules of the Code. Under those rule, losses generated from rental real property by a limited partnership can only be offset against a partner's other passive activity income, which would include, for example, income from other real estate, rents or income from activities conducted by other limited partnerships. Any portion of such deductions and losses which cannot be deducted by a BUC holder in the year incurred because of the foregoing limitation can by carried forward to subsequent taxable years and, if otherwise deductible, may be deducted in such taxable years to the extent of any subsequent increase in the adjusted tax basis of his or her BUCs.



    In order to pursue the New Fund's objective of creating a larger and more homogenous asset portfolio, the General Partner will have the authority under the New Partnership Agreement to reinvest Operating Income and Sale Proceeds in additional apartment complexes rather than distribute such amounts to BUC holders. To the extent the New Fund generates taxable income, BUC holders will be liable for income tax on their proportionate share of such taxable income, irrespective of the amount of cash distributions made to the BUC holders. Accordingly, it is possible under certain circumstances for the taxable income allocable to a BUC holder for a given period to exceed the cash distributions made to such BUC holder during the same period.

                                 LEGAL MATTERS


    The validity of the issuance of the BUCs of the New Fund offered pursuant to his Consent Solicitation Statement/Prospectus will be passed upon for the New Fund by Kutak Rock, a partnership including professional corporations, Omaha, Nebraska. In addition, the description of federal income tax consequences under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION" is based on the opinion of Kutak Rock. George H. Krauss, a partner of Kutak Rock, beneficially owns a minority membership interest in America First Companies L.L.C., which is the general partner of the General Partner.


                                    EXPERTS

    The Financial Statements of the Old Fund as of December 31, 1995 and for the three years then ended have been incorporated by reference herein in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants and on the authority of said firm as experts in auditing and accounting.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS CONSENT
SOLICITATION  STATEMENT/PROSPECTUS,  OR  THE  SOLICITATION  OF  A  BUC  HOLDER'S
CONSENT, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR CONSENT SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

                                    GLOSSARY

    Certain terms used in this Consent Solicitation Statement/Prospectus shall have the following meanings, unless the context requires otherwise:

    "ADMINISTRATIVE FEE" means the fee paid by the New Fund to the General Partner for the administration of the New Fund and its assets in an amount equal to 0.60% per annum of the sum of (i) the original principal amount of any Bonds relating to foreclosed properties and (ii) the purchase price of any additional properties acquired by the New Fund.


    "AMERICA FIRST" means America First Companies L.L.C., a Delaware limited liability company which is the general partner of the General Partner.


    "BASE INTEREST" means the fixed rate of interest payable under the original terms of the Bonds.

    "BONDS" means the tax-exempt mortgage bonds issued by various state and local authorities to the Old Fund to provide construction and permanent financing for seven apartment complexes and one office/warehouse facility.

    "BUCS" means beneficial unit certificates representing assignments of the Limited Partner's limited partner interests in the Old Fund or the New Fund, as the case may be.

    "CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

    "COMMISSION" means the Securities and Exchange Commission.

    "CONTINGENT INTEREST" means interest payable under the original terms of the Bond which is payable out of the net cash flow from operations generated by the properties financed by the Bonds and/or out of the net proceeds from the sale or refinancing thereof.

    "CURRENT PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership, dated October 15, 1986, of the Old Fund.

    "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, which consists of Title 6, Chapter 17 of the Delaware Code Annotated.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "GENERAL PARTNER" means America First Capital Associates Limited Partnership Four, a Delaware limited partnership which is the General Partner of the Old Fund and the New Fund.

    "INTEREST INCOME" means all cash receipts of the Old Fund except for (i) capital contributions, (ii) amounts received upon the repayment or sale of a Bond or other asset which do not represent accrued interest thereon other than accrued interest which represents accrued contingent interest or (iii) the proceeds of any loan.

    "LIMITED PARTNER" means America First Fiduciary Corporation Number Eight, a Nebraska corporation which is the Limited Partner of the Old Fund and the New Fund.

    "MANAGER" means America First Properties Management Company, L.L.C., a Delaware limited liability company engaged in the management of apartment complexes, including the apartment complexes which the Old Fund has acquired in foreclosure.

    "MERGER AGREEMENT" means the Agreement of Merger, dated March 28, 1996, by and between the Old Fund and the New Fund relating to the Transaction.

    "NET INTEREST INCOME" means all Interest Income received by the Old Fund plus any amount released from the Reserve for distribution, less expenses and debt service payments and any amount deposited in the Reserve.

    "NET OPERATING INCOME" means all Operating Income of the Old Fund plus any amount released from the Reserve for distribution, less expenses and debt service payments and any amount deposited in the Reserve or used to acquire additional properties.

    "NET RESIDUAL PROCEEDS" means all Residual Proceeds received by the Old Fund, plus any amounts released from the Reserve for distribution, less all expenses that are directly attributable to the sale or refinancing of a property, amounts used to discharge indebtedness and any amount deposited in the Reserve.

    "NET SALE PROCEEDS" means all Sale Proceeds received by the New Fund, plus any amounts released from the Reserve for distribution, less all expenses that are directly attributable to the sale of a property, amounts used to discharge indebtedness and any amount deposited in the Reserve or used or held for the acquisition of additional properties.

    "NEW FUND" means America First Apartment Investors, L.P., a Delaware limited partnership.


    "NEW PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the New Fund.


    "OLD  FUND"  means  America  First  Tax  Exempt  Mortgage  Fund  2   Limited
Partnership, a Delaware limited partnership.

    "OPERATING INCOME" means all cash receipts of the New Fund except for (i) capital contributions, (ii) Sale Proceeds or (iii) the proceeds of any loan or the refinancing of any loan.

    "PROPERTY ACQUISITION FEE" means the fee payable by the New Fund to the General Partner in connection with the acquisition of additional multifamily residential properties in an amount equal to 1.25% of the purchase price paid by the New Fund for such properties.


    "RECORD DATE" means May 31, 1996, the date established by the General Partner to determine which BUC holders will be entitled to receive notice of, and to grant or withhold their consent to, the Transaction.



    "REFUNDING" means extinguishing an existing tax-exempt bond or bonds by paying to the holder or holders thereof the proceeds from the issuance of Refunding Bonds.



    "REFUNDING BONDS" mean tax-exempt bonds issued by a state or local authority in a Refunding in order to repay all or a portion of the outstanding principal amount of an existing issue of tax-exempt bonds secured by the same property. Refunding Bonds may be issued in any principal amount not exceeding the original principal amount of the existing bonds and with an interest rate and maturity which are different from the original bonds.


    "RESIDUAL PROCEEDS" means all amounts received by the Old Fund from the repayment or sale of a Bond or other asset except amounts representing accrued interest on a Bond other than accrued contingent interest.

    "RESERVE" means those funds withheld from Operating Income or Sale Proceeds by the General Partner from time to time in order to provide working capital for the New Fund and which may be used for any purpose relating to the operation thereof, including the acquisition of additional properties.

    "SALE PROCEEDS" means all amounts received by the New Fund upon the sale of a property or other asset or from the repayment of principal of any Bond which the New Fund continues to hold.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SERVICE" means the Internal Revenue Service.

    "TAX MATTERS PARTNER" means the partner of the New Fund designated as such under Section 6231 of the Code by the General Partner. The initial tax matters partner of the New Fund will be the General Partner.

    "TRANSACTION" means the merger of the Old Fund and the New Fund pursuant to which (i) the separate existence of the Old Fund will cease and the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Old Fund, (ii) the New Partnership Agreement will control the operations of the New Fund after the Transaction and (iii) persons holding BUCs in the Old Fund as of the Record Date will become BUC holders of the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Old Fund.

                        PRO FORMA FINANCIAL INFORMATION



    The audited financial statements of the Old Fund for the three years ended December 31, 1995, 1994 and 1993 and the unaudited financial statements for the three months ended March 31, 1996 have been incorporated by reference into this Consent Solicitation Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."



    The unaudited pro forma balance sheet of the Old Fund as of March 31, 1996 has been prepared based on the historical balance sheet of the Old Fund as of such date as adjusted to reflect (i) the probable acquisition of the Jefferson Place and Avalon Ridge properties in settlement of the Bonds collateralized by these properties and (ii) the purchase of Oakwood Terrace Apartments and the related Bond refunding transaction as if each had occurred on March 31, 1996. The unaudited pro forma statements of income of the Old Fund for the year ended December 31, 1995 and for the three months ended March 31, 1996 have been prepared based on the historical statements of income for such periods as adjusted to reflect each of the foregoing transactions as if each had occurred on January 1, 1995.

          AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2 LIMITED PARTNERSHIP
                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 1996



                                     ASSETS



                                                                                  PRO FORMA
                                                               HISTORICAL        ADJUSTMENTS         PRO FORMA
                                                             --------------  --------------------  --------------
                                                                                 (UNAUDITED)
Cash and temporary cash investments........................  $    1,846,036  $        650,000(b)   $    2,496,036
Investment in tax-exempt mortgage loans, net of allowance
 for loan losses...........................................      31,566,526       (22,806,526)(a)       8,760,000
Real estate acquired in settlement of loans, net of
 accumulated depreciation..................................      25,624,048        24,051,526(a)       49,675,574
                                                                                    1,900,000(b)
Interest receivable........................................         186,228                               186,228
Other......................................................         123,369           200,000(b)          323,369
                                                                 59,346,207         3,995,000          61,441,207

                                        LIABILITIES AND PARTNERS' CAPITAL
Liabilities
  Accounts payable.........................................         743,470                               743,470
  Distributions payable....................................         331,163                               331,163
  Participating loans......................................                         1,246,000(a)        1,245,000
                                                                                    2,750,000(b)        2,750,000
  Bonds payable............................................       1,074,633         3,995,000           5,069,633
Partners' Capital
  General Partner..........................................           7,187                                 7,187
  Beneficial Units Certificate Holders.....................      58,264,387                            58,264,387
                                                                 58,271,574                 0          58,271,574
                                                                 59,346,207         3,995,000          63,341,207
Book value per BUC.........................................           11.11              0.00               11.11


- ------------------------


    The following transactions are reflected on a proforma basis:



        (a) Record the acquisition of Jefferson Place and Avalon Ridge properties in settlement of loans.



        (b) Record the purchase of Oakwood Terrace Apartments and the related issuance of bonds payable.

          AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2 LIMITED PARTNERSHIP
                         PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                                     PRO FORMA
                                                                  HISTORICAL        ADJUSTMENTS        PRO FORMA
                                                                 -------------  -------------------  -------------
                                                                                    (UNAUDITED)
Income
  Mortgage investment income...................................  $   2,234,610  $    (1,490,010)(a)  $     744,600
  Rental income................................................      5,116,073        3,937,851(a)       9,514,752
                                                                                        460,828(b)
                                                                        55,720                              55,720
  Interest income on temporary investments.....................      7,406,403        2,908,669         10,315,072
Expenses
  General and administrative expenses..........................        566,100                             566,100
  Administrative fees..........................................        226,200          189,330(e)         415,530
  Real estate operating expenses...............................      2,359,827        2,419,135(a)       5,033,497
                                                                                        254,535(b)
  Depreciation.................................................      1,197,490          874,601(a)       2,134,657
                                                                                         62,566(b)
  Interest expense.............................................              0           41,157(d)         231,432
                                                                                        190,275(c)
                                                                 -------------  -------------------  -------------
                                                                     4,349,617        4,031,599          8,381,216
Net income.....................................................      3,056,786       (1,122,930)         1,933,856
Net income allocated to:
  General Partner..............................................         42,543          (11,229)            31,314
  BUC Holders..................................................      3,014,243       (1,111,701)         1,902,542
                                                                     3,056,786       (1,122,930)         1,933,856
                                                                 -------------  -------------------  -------------
Net income per BUC.............................................           0.57            (0.21)              0.36
Distributions paid or accrued:
  General Partner..............................................         39,740                              39,740
  BUC Holders..................................................      3,934,217                           3,934,217
                                                                 -------------  -------------------  -------------
                                                                     3,973,957                0          3,973,957
Distributions paid or accrued per BUC..........................         0.7500           0.0000             0.7500



    The following transactions are reflected on a proforma basis:



        (a) Record the operating results of Jefferson Place and Avalon Ridge properties acquired in settlement of loans. Buildings and improvements will be depreciated on a straight-line basis over 27.5 years.



        (b) Record the operating results of Oakwood Terrace Apartments. Buildings and improvements will be depreciated on a straight-line basis over
    27.5 years.



        (c) Record (i) interest expense at the effective interest rate of 6.65% and (ii) amortization of bond issuance costs on bonds issued to finance the acquisition of Oakwood Terrace.



        (d) Record interest expense on the participating loan related to Avalon Ridge.



        (e) Record additional administrative fees resulting from the acquisition of Jefferson Place and Avalon Ridge.

          AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2 LIMITED PARTNERSHIP
                         PRO FORMA STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996



                                                                                     PRO FORMA
                                                                    HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                                   -------------  ----------------  -------------
                                                                                    (UNAUDITED)
Income
  Mortgage investment income.....................................  $     594,905  $   (408,757)(a)  $     186,148
  Rental income..................................................      1,297,401       925,361(a)       2,339,841
                                                                                       117,079(b)
  Interest income on temporary investments.......................         11,063                           11,063
                                                                   -------------  ----------------  -------------
                                                                       1,903,369       633,683          2,537,052
Expenses
  General and administrative expenses............................        172,631                          172,531
  Administrative fees............................................         56,550        47,333(e)         103,883
  Real estate operating expenses.................................        717,406       514,045(a)       1,307,658
                                                                                        76,207(b)
  Depreciation and amortization..................................        308,092       218,650(a)         542,305
                                                                                        15,563(b)
  Interest expense...............................................              0        10,698(d)          56,937
                                                                                        46,239(c)
                                                                   -------------  ----------------  -------------
                                                                       1,254,579       928,735          2,183,314
Net income.......................................................        648,790      (295,052)           353,738
Net income allocated to:
  General Partner................................................          9,569        (2,951)             6,618
  BUC Holders....................................................        639,221      (292,101)           347,120
                                                                   -------------  ----------------  -------------
                                                                         648,790      (295,052)           353,738
Net income per BUC...............................................           0.12         (0.06)              0.07
Distributions paid or accrued:
  General Partner................................................          9,935                            9,935
  BUC Holders....................................................        983,554                          983,554
                                                                   -------------  ----------------  -------------
                                                                         993,489             0            993,489
Distributions paid or accrued per BUC............................         0.1875        0.0000             0.1875


    The following transactions are reflected on a proforma basis:


        (a) Record the operating results of Jefferson Place and Avalon Ridge properties acquired in settlement of loans. Buildings and improvements will be depreciated on a straight-line basis over 27.5 years.



        (b) Record the operating results of Oakwood Terrace Apartments. Buildings and improvements will be depreciated on a straight-line basis over
    27.5 years.



        (c) Record (i) interest expense at the effective interest rate of 6.65% and (ii) amortization of bond issuance costs on bonds issued to finance the acquisition of Oakwood Terrace.



        (d) Record interest expense on the participating loan related to Avalon Ridge.



        (e) Record additional administrative fees resulting from the acquisition of Jefferson Place and Avalon Ridge.

                                                                      APPENDIX A

- --------------------------------------------------------------------------------

                                 AMERICA FIRST
                           APARTMENT INVESTORS, L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP

- ----------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE I

DEFINED TERMS ............................................................................................        A-1

                                                     ARTICLE II
                                          NAME, PLACE OF BUSINESS, PURPOSE
                                                      AND TERM

SECTION 2.01.         Name................................................................................        A-5
SECTION 2.02.         Principal Office and Name and Address of Resident Agent.............................        A-5
SECTION 2.03.         Purpose.............................................................................        A-6
SECTION 2.04.         Term................................................................................        A-6

                                                     ARTICLE III
                                                PARTNERS AND CAPITAL

SECTION 3.01.         General Partner.....................................................................        A-6
SECTION 3.02.         Limited Partners....................................................................        A-6
SECTION 3.03.         Partnership Capital.................................................................        A-6
SECTION 3.04.         Liability of Partners and BUC Holders...............................................        A-7

                                                     ARTICLE IV
                                               DISTRIBUTIONS OF CASH;
                                           ALLOCATIONS OF INCOME AND LOSS

SECTION 4.01.         Distributions of Net Operating Income...............................................        A-7
SECTION 4.02.         Distributions of Net Sale Proceeds and of Liquidation Proceeds......................        A-7
SECTION 4.03.         Allocation of Income and Loss From Operations.......................................        A-8
SECTION 4.04.         Allocation of Income and Loss Arising From a Sale or Liquidation....................        A-8
SECTION 4.05.         Determination of Allocations and Distributions Among Limited Partners and BUC
                       Holders............................................................................        A-8
SECTION 4.06.         Capital Accounts....................................................................        A-9
SECTION 4.07.         Rights to Distributions.............................................................        A-9

                                                      ARTICLE V
                                           RIGHTS, OBLIGATIONS AND POWERS
                                               OF THE GENERAL PARTNER

SECTION 5.01.         Management of the Partnership.......................................................       A-10
SECTION 5.02.         Authority of the General Partner....................................................       A-10
SECTION 5.03.         Authority of General Partner and Its Affiliates To Deal With Partnership............       A-12
SECTION 5.04.         General Restrictions on Authority of the General Partner............................       A-13
SECTION 5.05.         Compensation and Fees...............................................................       A-14
SECTION 5.06.         Duties and Obligations of the General Partner.......................................       A-15
SECTION 5.07.         Delegation of Authority.............................................................       A-16
SECTION 5.08.         Other Activities....................................................................       A-16
SECTION 5.09.         Limitation on Liability of the General Partner and Initial Limited Partner;
                       Indemnification....................................................................       A-16
SECTION 5.10.         Special Amendments to the Agreement.................................................       A-17

                                                                                                              PAGE
                                                                                                            ---------

                                                     ARTICLE VI
                                             CHANGES IN GENERAL PARTNERS

SECTION 6.01.         Withdrawal of General Partner.......................................................       A-18
SECTION 6.02.         Admission of a Successor or Additional General Partner..............................       A-18
SECTION 6.03.         Removal of a General Partner........................................................       A-18
SECTION 6.04.         Effect of Incapacity of a General Partner...........................................       A-19

                                                     ARTICLE VII
                                               TRANSFERABILITY OF BUCS
                                           AND LIMITED PARTNERS' INTERESTS

SECTION 7.01.         Free Transferability of BUCs........................................................       A-20
SECTION 7.02.         Restrictions on Transfers of BUCs and of Interests of Limited Partners Other Than
                       the Initial Limited Partner........................................................       A-21
SECTION 7.03.         Assignees of Limited Partners Other Than the Initial Limited Partner................       A-21
SECTION 7.04.         Joint Ownership of Interests........................................................       A-22

                                                    ARTICLE VIII
                                   DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

SECTION 8.01.         Events Causing Dissolution..........................................................       A-23
SECTION 8.02.         Liquidation.........................................................................       A-23

                                                     ARTICLE IX
                                       BOOKS AND RECORDS, ACCOUNTING, REPORTS,
                                                    TAX ELECTIONS

SECTION 9.01.         Books and Records...................................................................       A-24
SECTION 9.02.         Accounting Basis and Fiscal Year....................................................       A-24
SECTION 9.03.         Reports.............................................................................       A-25
SECTION 9.04.         Designation of Tax Matters Partner..................................................       A-25
SECTION 9.05.         Expenses of Tax Matters Partner.....................................................       A-25

                                                      ARTICLE X
                                   MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS
                                                   AND BUC HOLDERS

SECTION 10.01.        Meetings............................................................................       A-26
SECTION 10.02.        Voting Rights of Limited Partners and BUC Holders...................................       A-27
SECTION 10.03.        Opinion Regarding Effect of Action by Limited Partners and BUC Holders..............       A-28
SECTION 10.04.        Other Activities....................................................................       A-28

                                                     ARTICLE XI
                                   ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS TO
                                        BUC HOLDERS AND RIGHTS OF BUC HOLDERS

SECTION 11.01.        Assignment of Limited Partnership Interests to BUC Holders..........................       A-28
SECTION 11.02.        Rights of BUC Holders...............................................................       A-29
SECTION 11.03.        Voting by the Initial Limited Partner on Behalf of BUC Holders......................       A-29
SECTION 11.04.        Preservation of Tax Status..........................................................       A-30

                                                                                                              PAGE
                                                                                                            ---------

                                                     ARTICLE XII
                                              MISCELLANEOUS PROVISIONS

SECTION 12.01.        Appointment of the General Partner as Attorney-in-Fact..............................       A-30
SECTION 12.02.        Signatures..........................................................................       A-31
SECTION 12.03.        Amendments..........................................................................       A-31
SECTION 12.04.        Ownership by the Limited Partners of General Partners or Their Affiliates...........       A-32
SECTION 12.05.        Binding Provisions..................................................................       A-32
SECTION 12.06.        Applicable Law......................................................................       A-32
SECTION 12.07.        Separability of Provisions..........................................................       A-32
SECTION 12.08.        Captions............................................................................       A-33
SECTION 12.09.        Entire Agreement....................................................................       A-33

TESTIMONIUM           ....................................................................................       A-33

SCHEDULE A

                    AMERICA FIRST APARTMENT INVESTORS, L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

    This Agreement is made as of             , 1996 by and between America First
Capital Associates Limited Partnership Four (the "General Partner") and America First Fiduciary Corporation Number Eight (the "Initial Limited Partner"), who by joining in this Agreement agree to become partners in a limited partnership under the laws of the State of Delaware.

                                   ARTICLE I
                                 DEFINED TERMS

    The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. The singular shall include the plural and the masculine genders shall include the feminine and neuter gender, and vice versa, as the context requires.

    "Accountants" means such nationally recognized firm of independent public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

    "Act" means the Delaware Revised Uniform Limited Partnership Act, which consists of Title 6, Chapter 17 of the Delaware Code Annotated, as it may be amended or revised from time to time, or any other provision of Delaware law which may, from time to time, supersede part or all of the Delaware Revised Uniform Limited Partnership Act.

    "Administrative Fee" means the fee paid by the Partnership to AFCA pursuant to Section 5.05(c) hereof for the administration of the Partnership and its assets.

    "AFCA" means America First Capital Associates Limited Partnership Four, a Delaware limited partnership, the General Partner.

    "Affiliate" means, when used with reference to a specified Person, (i) any Person who directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person who is (or has the power to designate) an officer of, general partner in or trustee of, or serves (or has the power to designate a person to serve) in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities. An Affiliate of the Partnership or the General Partner does not include any limited partner of the General Partner if such Person is not otherwise an Affiliate of the Partnership or the General Partner.

    "Agreement" means this Limited Partnership Agreement, as originally executed and as amended from time to time.

    "Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief by such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law or insolvency of such Person as finally determined by a court proceeding.

    "Bond" or "Bonds" means one or more of the tax-exempt housing bonds which were originally issued by various state or local authorities to the Prior Partnership in order to provide construction and permanent financing for seven apartment complexes now known as Jackson Park Place in Fresno, California; Jefferson Place in Olathe, Kansas; Avalon Ridge in Renton, Washington; Covey at Fox Valley in Aurora, Illinois; The Park at Fifty Eight in Chattanooga, Tennessee; Shelby Heights in Bristol, Tennessee and Coral Point in Mesa Arizona and one office/warehouse facility known as the Exchange at Palm Bay in Palm Bay, Florida.

    "BUC" means a Limited Partnership Interest which is credited to the Initial Limited Partner on the books and records of the Partnership and assigned by the Initial Limited Partner to a BUC Holder.

    "BUC Holder" means any Person who has been assigned one or more Limited Partnership Interests by the Initial Limited Partner pursuant to Section 11.01. A BUC Holder is not a Limited Partner and will have no right to be admitted as a Limited Partner.

    "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in either New York, New York or Omaha, Nebraska are obligated by law or executive order to be closed.

    "Capital Account" means the capital account of a Partner or a BUC Holder as described in Section 4.06 hereof.

    "Capital Contribution" means the total amount contributed to the capital of the Partnership by or on behalf of all Partners or any class of Partners or by any one Partner, as the context may require (or by the predecessor holders of the Partnership Interests of such Persons) and, with respect to a BUC Holder, the Capital Contribution of the Initial Limited Partner made on behalf of such BUC Holder.

    "Cause" means conduct which constitutes fraud, bad faith, negligence, misconduct or breach of a fiduciary duty.

    "Certificate" means the certificate of limited partnership filed pursuant to
Section 17-201 of the Act.

    "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

    "Consent" means either the consent given by a vote at a meeting called and held in accordance with the provisions of Section 10.01 hereof or the written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require. Consent given after the act or thing is done with respect to which the Consent is solicited shall be deemed to relate back to the date such act or thing was done.

    "Counsel" means the law firm representing the General Partner in connection with the operation of the Partnership or the law firm, if any, selected by the General Partner to represent the Partnership.

    "Distribution Date" means a Business Day selected by the General Partner for the distribution of Net Operating Income or Net Sale Proceeds with respect to a Distribution Period, which Business Day shall be no later than 60 days following the last day of the Distribution Period to which such Distribution Date relates.

    "Distribution Period" means the period of time selected by the General Partner for which the distribution of Net Operating Income or Net Sale Proceeds is made, which period may be no longer than six calendar months.

    "Foreclosed Bonds" means any Bonds which were originally issued in order to provide construction and permanent financing for Properties which either the Prior Partnership or the Partnership have acquired through foreclosure or deed in lieu of foreclosure. As of the date of this Agreement, the Foreclosed Bonds are those Bonds that were originally issued in order to provide construction and permanent financing for four apartment complexes now known as Covey at Fox Valley in Aurora, Illinois; The Park at Fifty Eight in Chattanooga, Tennessee; Shelby Heights in Bristol, Tennessee and Coral Point in Mesa Arizona the office/warehouse facility known as the Exchange at Palm Bay in Palm Bay, Florida.

    "General Partner" means AFCA or any Person or Persons who, at the time of reference thereto, have been admitted as successors to the Partnership Interest of AFCA or as additional General Partners, in each such Person's capacity as a General Partner.

    "Incapacity" or "Incapacitated" means, as to any Person, death, the adjudication of incompetency or insanity, Bankruptcy, dissolution, termination, withdrawal pursuant to Section 6.01 or removal pursuant to Section 6.03, as the case may be, of such Person.

    "Income" means the taxable income of the Partnership as determined in accordance with the Partnership's method of accounting and computed under
Section 703 of the Code; any item of taxable income required to be separately stated on the Partnership's federal income tax return pursuant to Section 703(a)(1) of the Code; and any income of the Partnership excluded from the gross income of the Partnership for federal income tax purposes under Section 103 of the Code.

    "Initial Limited Partner" means America First Fiduciary Corporation Number Eight, a Nebraska corporation, or any Person or Persons who, at the time of reference thereto, have been admitted to the Partnership, with the consent of the General Partner, as successors to the Limited Partnership Interest of America First Fiduciary Corporation Number Eight.

    "Limited Partner" means any Person who is a Limited Partner, including the Initial Limited Partner, at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership. A BUC Holder is not a Limited Partner and has no right to be admitted as a Limited Partner.

    "Limited Partnership Interest" means the Partnership Interest held by a Limited Partner, including the Limited Partnership Interests assigned to BUC Holders.

    "Liquidation Proceeds" means all cash receipts of the Partnership (other than Operating Income and Sale Proceeds) arising from the liquidation of the Partnership's assets in the course of the dissolution of the Partnership.

    "Loss" means taxable losses of the Partnership, as determined in accordance with the Partnership's method of accounting and computed under Section 703 of the Code; any item of loss or expense required to be separately stated on the Partnership's federal income tax return pursuant to Section 703(a)(1) of the Code; and any expenditures of the Partnership not deductible in computing its taxable income and not properly treated as a capital expenditure.

    "Merger Agreement" means the Agreement of Merger, dated March , 1996, by and between the Partnership and the Prior Partnership pursuant to which the Partnership and the Prior Partnership will be merged in accordance with the provisions of the Act with the Partnership being the surviving partnership.

    "Merger Date" means the effective date of the merger of the Partnership and the Prior Partnership specified in the Merger Agreement.

    "Monthly Record Date" means the last day of a calendar month.

    "Net Operating Income" means, with respect to any Distribution Period, all Operating Income received by the Partnership during such Distribution Period, plus any amounts previously set aside as Reserves from Operating Income which the General Partner releases from Reserves as being no longer necessary to hold as part of Reserves, less (i) expenses of the Partnership (including fees and reimbursements paid to the General Partner but excluding any expenses of the Partnership which are directly attributable to the sale of a Property) paid from Operating Income during the Distribution Period (other than operating expenses paid from previously established Reserves), (ii) all cash payments made from Operating Income during such Distribution Period to discharge Partnership indebtedness, and (iii) all amounts from Operating Income set aside as Reserves or used to acquire additional Properties during such Distribution Period.

    "Net Sale Proceeds" means, with respect to any Distribution Period, all Sale Proceeds received by the Partnership during such Distribution Period, plus any amounts previously set aside as Reserves from Sale Proceeds which the General Partner releases from Reserves as being no longer necessary to hold as part of Reserves, less (i) all expenses of the Partnership which are directly attributable to the

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
sale of a Property, (ii) all cash payments made from Sale Proceeds during such Distribution Period to discharge Partnership indebtedness and (iii) all amounts from Sale Proceeds set aside as Reserves or used to acquire additional Properties during such Distribution Period or held by the Partnership to acquire additional Properties in future Distribution Periods.

    "Notice" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

    "Operating Income" means all cash receipts of the Partnership with respect to any period (including any interest payments received on an Outstanding Bond) except for (i) Capital Contributions, (ii) Sale Proceeds or (iii) the proceeds of any loan to the Partnership or the refinancing of any loan, including proceeds received from the reissuance of any Foreclosed Bond.

    "Outstanding Bonds" means the Bonds acquired by the Partnership from the Prior Partnership which are not Foreclosed Bonds. As of the date of this Agreement, the Outstanding Bonds are those Bonds which were originally issued in order to provide construction and permanent financing for three apartment complexes now known as Jackson Park Place in Fresno, California; Jefferson Place in Olathe, Kansas and Avalon Ridge in Renton, Washington.

    "Partner" means the General Partner or any Limited Partner.

    "Partnership"  means the limited  partnership created by  this Agreement and
known  as  the  America  First  Apartment  Investors,  L.P.,  as  said   limited
partnership may from time to time be constituted.

    "Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and the Act.

    "Person" means any individual, partnership, corporation, trust, association or other legal entity.

    "Prior Partnership" means America First Tax Exempt Mortgage Fund 2 Limited Partnership, a Delaware limited partnership.

    "Prior Partnership Agreement" means the Agreement of Limited Partnership, dated October 15, 1986, of the Prior Partnership.

    "Property" or "Properties" means the real property, including land and the buildings thereon, in which the Partnership holds an ownership interest.

    "Property Acquisition Fee" means the fee paid by the Partnership to AFCA pursuant to Section 5.05(b) hereof in connection with the identification, evaluation and acquisition of real estate by the Partnership other than the Properties which had originally been financed by the Bonds.

    "Regulations" means the United States Treasury Regulations promulgated or proposed under the Code.

    "Reserve" means such amount of funds as shall be withheld from Operating Income or Sale Proceeds by the General Partner from time to time in order to provide working capital for the Partnership and which may be used for any purpose relating to the operation of the Partnership and its Properties, including the acquisition of additional Properties.

    "Sale Proceeds" means all amounts received by the Partnership upon the sale of a Property or other Partnership asset or from the repayment of all or a portion of the principal of any Outstanding Bond.

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
    "Schedule A" means the schedule, as amended from time to time, of Partners' names, addresses and Capital Contributions, which schedule, in its initial form, is attached to and made a part of this Agreement.

    "Tax Matters Partner" means the Partner designated as the Tax Matters Partner of the Partnership by the General Partner pursuant to Section 9.04.

                                   ARTICLE II
                   NAME, PLACE OF BUSINESS, PURPOSE AND TERM

    Section 2.01. NAME. The Partners have caused the formation a limited partnership pursuant to the Act under the name of "America First Apartment Investors, L.P." The Partners and BUC Holders have entered into this Agreement in order to set forth their respective rights and liabilities as such, subject to the provisions of the Act unless otherwise provided herein.

    Section 2.02. PRINCIPAL OFFICE AND NAME AND ADDRESS OF RESIDENT AGENT. The address of the principal office and place of business of the Partnership, unless hereafter changed by the General Partner, shall be 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102. Notification of any change in the Partnership's principal office and place of business shall be promptly given by the General Partner to the Limited Partners and BUC Holders. The name and address of the initial resident agent of the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The resident agent may be changed by the General Partner.

    Section 2.03. PURPOSE. The purpose of the Partnership is to acquire, hold, operate, sell and otherwise deal with multifamily residential properties and other types of commercial real estate and interests therein. The Partnership will pursue its purpose in order (i) to preserve and protect the Partnership's capital and (ii) to provide regular cash distribution to the BUC Holders. The Partnership shall be authorized to continue to hold Outstanding Bonds, to foreclose on Properties secured by Outstanding Bonds, to reissue Foreclosed Bonds on terms and conditions as the General Partner shall determine in its sole discretion and to engage in any and all acts necessary, appropriate, advisable or incidental to its purpose and to the conduct of its business.

    Section 2.04. TERM. The Partnership began on the date of the filing of the Certificate and shall continue in full force and effect until December 31, 2016 or until sooner dissolved pursuant to the provisions of this Agreement.

                                  ARTICLE III
                              PARTNERS AND CAPITAL

    Section 3.01. GENERAL PARTNER. (a) The name, address and Capital Contribution of the General Partner (which shall be measured by its capital account in the Prior Partnership on the Merger Date) are set forth in Schedule
A. The General Partner, as such, shall not be required to make any additional Capital Contribution to the Partnership, except as provided in paragraph (b) of this Section 3.01.

    (b) Upon the dissolution and termination of the Partnership, the General Partner will contribute to the Partnership an amount equal to the lesser of (i) any deficit balance in its Capital Account or (ii) the excess of (A) 1.01% of the Capital Contributions of the Limited Partners to the Partnership (including the Capital Contribution of the Initial Limited Partner made on behalf of the BUC Holders) over (B) the amount of previous Capital Contributions made by the General Partner to the Partnership.

    Section 3.02. LIMITED PARTNER. The name, address and Capital Contribution of the Limited Partner (which shall be measured by its capital account in the Prior Partnership on the Merger Date) are as set forth in Schedule A. The Capital Contribution made by the Initial Limited Partner shall be deemed to have been made on behalf of, and as trustee for, the BUC Holders. Neither the Initial

Limited Partner nor the BUC Holders shall be required to make any additional Capital Contribution to the Partnership. Other than to serve as Initial Limited Partner, the Initial Limited Partner shall have no other business purpose and shall not engage in any other activity or incur any debts. The Initial Limited Partner agrees not to amend its articles of incorporation with respect to the incurrence of debt without the written Consent of a majority in interest of the BUC Holders.

    Section 3.03.  PARTNERSHIP CAPITAL.

    (a) No Partner or BUC Holder shall be paid interest on any Capital Contribution.

    (b) Except as specifically provided in Section 6.03, the Partnership shall not be required to redeem or repurchase any Partnership Interest or BUC and no Partner or BUC Holder shall have the right to withdraw, or receive any return of, his Capital Contribution. Under circumstances requiring a return of any Capital Contribution, no Limited Partner or BUC Holder will have the right to receive property other than cash.

    (c) No Limited Partner or BUC Holder shall have any priority over any other Limited Partner or BUC Holder as to the return of his Capital Contribution or as to distributions.

    (d) The General Partner shall have no liability for the repayment of the Capital Contributions.

    Section 3.04. LIABILITY OF PARTNERS AND BUC HOLDERS. No Limited Partner or BUC Holder shall be required to lend any funds to the Partnership or, after his Capital Contribution has been paid, to make any further Capital Contribution to the Partnership. The liability of any Limited Partner or BUC Holder for the losses, debts, liabilities and obligations of the Partnership shall, so long as the Limited Partner or BUC Holder complies with Section 5.01(b), be limited to his Capital Contribution and his share of any undistributed Income of the Partnership. Notwithstanding the foregoing, it is possible that, under applicable law, a Limited Partner or BUC Holder may be liable to the Partnership to the extent of previous distributions made to such Limited Partner or BUC does not have sufficient assets to discharge liabilities to its creditors who extended credit or whose claims arose prior to such distributions. To the extent that the Initial Limited Partner is required by law to return any distributions or repay any amount each BUC Holder who has received any portion of such distributions agrees, by virtue of accepting such distribution, to pay his proportionate share of such amount to the Initial Limited Partner immediately upon Notice by the Initial Limited Partner to such BUC Holder. In lieu of requiring return of such distributions from BUC Holders, the General Partner may withhold future distributions of Net Operating Income, Net Sale Proceeds or Liquidation Proceeds until the amount so withheld equals the amount of the distributions the Initial Limited Partner is required to repay or return regardless of whether the BUC Holders entitled to receive such distribution were the same BUC Holders who actually received the distribution required to be returned. In the event that the Initial Limited Partner is determined to have unlimited liability for losses, debts, liabilities and obligations of the Partnership, nothing set forth in this Section shall be construed to require BUC Holders to assume any portion of such liability.

                                   ARTICLE IV
             DISTRIBUTIONS OF CASH; ALLOCATIONS OF INCOME AND LOSS

    Section 4.01. DISTRIBUTIONS OF NET OPERATING INCOME. On each Distribution Date, all Net Operating Income will be distributed 99% to the Limited Partners and BUC Holders as a class and 1% to the General Partner.

    Section 4.02.    DISTRIBUTIONS  OF  NET SALE  PROCEEDS  AND  OF  LIQUIDATION
PROCEEDS.

    (a) On each Distribution Date, all amounts representing Net Sale Proceeds will be distributed 100% to the Limited Partners and BUC Holders as a class.

    (b) All Liquidation Proceeds shall be applied and distributed in the following amounts and order of priority:

        (i) to the payment of the amounts and the establishment of the reserves provided for in Section 8.02(b);

        (ii) to the Partners and BUC Holders in accordance with the positive balances in their respective Capital Accounts until such accounts are reduced to zero; and

       (iii) then to the Partners and BUC Holders giving effect to the provisions of Section 4.02(a) as if such Liquidation Proceeds constituted Net Sale Proceeds for purposes of such Section.

    Section 4.03.  ALLOCATION OF INCOME AND LOSS FROM OPERATIONS.

    (a) Income and Loss shall be determined in accordance with the accounting methods followed by the Partnership for federal income tax purposes and otherwise in accordance with generally accepted accounting principles. For purposes of determining the Income, Loss, tax credits or any other items allocable to any period, Income, Loss, tax credits and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Section 706 of the Code and the Regulations thereunder. An allocation to a Partner of a share of Income or Loss under this Section 4.03 shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and credit that is taken into account in computing such Income and Loss.

    (b) Subject to the provisions of Sections 4.03(c) and (d) and 5.04(m), Income and Loss for each Distribution Period not arising from the sale of a Property or the liquidation of the Partnership shall be allocated 1% to the General Partner and 99% to the Limited Partners and the BUC Holders as a class.

    (c) Notwithstanding any provision hereof to the contrary, if a Partner has a deficit Capital Account balance as of the last day of any fiscal year, then all items of Income for such fiscal year shall be first allocated to such Partner in the amount and in the manner necessary to eliminate such deficit Capital Account balance.

    (d) Notwithstanding any other provision of this Agreement, all allocations of Income and Loss shall be subject to and interpreted in accordance with
Section 704 of the Code to the extent applicable. The foregoing allocations are intended to comply with Section 704 of the Code and the Regulations thereunder and shall be interpreted consistently therewith.

    Section 4.04. ALLOCATION OF INCOME AND LOSS ARISING FROM A SALE OR LIQUIDATION.

    (a) Subject to Section 4.03 (c), Income arising from a sale of a Property or from the liquidation of the Partnership assets shall be allocated 100 % to the Limited Partners and the BUC Holders as a class.

    (b) Loss arising from the sale of a Property or from the liquidation of Partnership assets shall be allocated among the Partners (including the Initial Limited Partner on behalf of the BUC Holders) in the same manner as Net Sale Proceeds or Liquidation Proceeds are allocated among the Partners pursuant to
Section 4.02.

    Section 4.05. DETERMINATION OF ALLOCATIONS AND DISTRIBUTIONS AMONG LIMITED PARTNERS AND BUC HOLDERS.

    (a) As of each Monthly Record Date during the term of the Partnership, a determination shall be made of the amount of Income and Loss which, under the Partnership's method of accounting, is properly attributable to the month to which such Monthly Record Date relates and which was allocable to the Limited Partners and BUC Holders as a class in accordance with Sections 4.04 and 4.05.

    (b) As of the last day of each Distribution Period during the term of the Partnership, a determination shall be made of the amount of Net Operating Income and Net Sale Proceeds available to the Partnership during such Distribution Period which was allocated for distribution to the Limited

Partners and BUC Holders in accordance with Sections 4.01 and 4.02; provided, however, that the General Partner may elect to make the determination under this
Section 4.05(b) as of each Monthly Record Date.

    (c) All allocations to the Limited Partners and BUC Holders as a class pursuant to Section 4.03 shall be made on a monthly basis among the Limited Partners or BUC Holders who held of record a Limited Partnership Interest or BUC as of the Monthly Record Date in the ratio that (i) the number of Limited Partnership Interests or BUCs held of record by each such Limited Partner or BUC Holder as of the Monthly Record Date bears to (ii) the aggregate number of Limited Partnership Interests and BUCs outstanding on each such Monthly Record Date.

    (d) All allocations to the Limited Partners and the BUC Holders as a class pursuant to Section 4.04 shall be made among the Limited Partners or BUC Holders of record on the Monthly Record Date for the month during which the Income or Expense arose from a sale of a Property or liquidation of the Partnership, in the ratio that (i) the number of Limited Partnership Interests or BUCs held of record by each such Limited Partner or BUC Holder on such Monthly Record Date bears to (ii) the number of Limited Partnership Interests or BUCs outstanding on such Monthly Record Date.

    (e) Net Operating Income and Net Sale Proceeds will be allocated to the Limited Partners or BUC Holders of record on the last day of the Distribution Period (or, if the General Partner so elects, on each Monthly Record Date during such Distribution Period) in the ratio that (i) the number of Limited Partnership Interests or BUCs owned of record by each such Limited Partner or BUC Holder on each such date bears to (ii) the number of Limited Partnership Interests or BUCs outstanding on such date.

    Section 4.06. CAPITAL ACCOUNTS. A separate Capital Account shall be maintained and adjusted for each Partner in accordance with the Code and the Regulations. There shall be credited to each Partner's Capital Account the amount of such Partner's Capital Contribution (equal to the amount of its capital account on the books and records of the Prior Partnership as of the Merger Date) and such Partner's share of Income; and there shall be charged against each Partner's Capital Account the amount of such Partner's share of Loss and cash distributions. The Initial Limited Partner's Capital Account shall be subdivided into separate Capital Accounts to reflect the interest of each BUC Holder. Any items credited or charged to the BUC Holders shall be reflected in the Capital Account of the Initial Limited Partner and in the subaccounts reflecting the interest of each BUC Holder. Any person who acquires a Limited Partnership Interest or a BUC from a Limited Partner or BUC Holder shall have a Capital Account equal to the Capital Account of the Limited Partner or BUC Holder from which such Limited Partnership Interest or BUC was acquired.

    Section 4.07. RIGHTS TO DISTRIBUTIONS. Each holder of Partnership Interests and BUCs shall look solely to the assets of the Partnership for all distributions with respect to the Partnership, his Capital Contributions and his share of Net Operating Income, Net Sale Proceeds and Liquidation Proceeds and, except as provided in Section 3.01(b), shall have no recourse therefor, upon dissolution or otherwise, against the General Partner or the Initial Limited Partner. No Partner or BUC Holder shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership. All distributions pursuant to this Article IV are subject to the provisions of
Section 3.04.

                                   ARTICLE V
             RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

    Section 5.01.  MANAGEMENT OF THE PARTNERSHIP.

    (a) The General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership and to carry out the purposes of the Partnership. In so doing, the General Partner shall use its best efforts to take all actions necessary or appropriate to protect the interests of the Limited Partners and the BUC

Holders. All decisions made for and on behalf of the Partnership by the General Partner shall be binding upon the Partnership. Except as otherwise provided in this Agreement, the General Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

    (b) No Limited Partner or BUC Holder shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner or BUC Holder shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner or BUC Holder shall have any power or authority with respect to the Partnership except insofar as the vote or Consent of the Limited Partners or BUC Holders shall be expressly required or permitted by this Agreement.

    Section 5.02.  AUTHORITY OF THE GENERAL PARTNER.

    (a) Subject to Sections 5.03 and 5.04, but otherwise without in any way limiting the power and authority conferred on the General Partner by Section 5.01(a), the General Partner, for and in the name and on behalf of the Partnership, is hereby authorized, without limitation:

        (i) to negotiate for and enter into agreements to acquire, hold, operate, sell and otherwise deal with the Properties at such prices and upon such terms as it determines in its sole discretion, including holding such Properties through special purpose corporations or other entities as may be required by a rating agency in connection with the refunding of a Bond; provided that any Property acquired by the Partnership (other than the office/warehouse facility acquired from the Prior Partnership) shall be a multifamily residential property;

        (ii) to make all decisions to hold, foreclose upon, sell or otherwise deal with the Outstanding Bonds and enter into any agreements with respect thereto on such terms as it determines in its sole discretion;

       (iii) to acquire by purchase, lease, exchange or otherwise any real or personal property to be used in connection with the business of the Partnership; provided, however, that no property may be acquired from the General Partner or its Affiliates except for goods and services provided subject to the restrictions of Section 5.03;

       (iv) to borrow money and issue evidences of indebtedness (including the refunding or reissuing any of the Foreclosed Bonds) and to secure the same by a pledge, lien, mortgage or other encumbrance on any assets of the Partnership and to apply to proceeds of such borrowing to the acquisition of Properties or such other proper Partnership purpose as the General Partner shall determine in its sole discretion;

        (v) to employ agents, accountants, attorneys, consultants and other Persons that are necessary or appropriate to carry out the business and operations of the Partnership and to pay fees, expenses and other compensation to such Persons; provided, that if such Persons are Affiliates of the General Partner, the terms of such employment shall be subject to the restrictions of Section 5.03;

       (vi) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

       (vii) except as otherwise expressly provided herein, to determine the appropriate accounting method or methods to be used by the Partnership;

      (viii) except as prohibited by this Agreement, to cause the Partnership to make or revoke any of the elections referred to in the Code or any similar provisions enacted in lieu thereof, including, but not limited to, those elections provided for in Code Sections 108, 709 and 1017;

       (ix) to amend the Certificate or this Agreement to reflect the addition or substitution of Partners and to amend this Agreement as provided in
    Section 12.03;

        (x) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services to, lend money to, sell property to or purchase property from the General Partner or any of its Affiliates;

       (xi) to obtain loans from the General Partner or its Affiliates, provided that the requirements of Section 5.03(d)(iii) are met;

       (xii) to establish and maintain the Reserve in such amounts as it deems appropriate from time to time and to increase, reduce or eliminate the Reserve as it deems appropriate from time to time;

      (xiii) to invest all funds not immediately needed in the operation of the business including, but not limited to, (A) Capital Contributions, (B) the Reserves or (C) Net Operating Income and Net Sale Proceeds prior to their distribution to the Partners and BUC Holders;

      (xiv) to acquire BUCs for the account of the Partnership in the secondary trading market, provided that the BUCs are listed on The Nasdaq Stock Market or a national securities exchange and to cause such BUCs to be cancelled; and

       (xv) to engage in any kind of activity and to enter into, perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership.

    (b) With respect to all of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, trust instruments, agreements, assignments, deeds, loan agreements, mortgages, deeds of trust, leases and such other documents as it deems proper, all on such terms and conditions as it deems proper.

    (c) No Person dealing with the General Partner shall be required to determine the General Partner's authority to enter into any contract, agreement or undertaking on behalf of the Partnership or to determine any facts or circumstances bearing upon the existence of such authority. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

        (i) the identity of the General Partner or any BUC Holder or Limited Partner;

        (ii) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or are in any other manner germane to the affairs of the Partnership;

       (iii) the Persons who are authorized to execute and deliver any instrument or document by or on behalf of the Partnership; or

       (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

    Section 5.03. AUTHORITY OF GENERAL PARTNER AND ITS AFFILIATES TO DEAL WITH PARTNERSHIP.

    (a) The General Partner and its Affiliates may, and shall have the right to, provide goods and services to the Partnership (including the right to act as property manager of a Property or servicer of any Bond), subject to the conditions set forth in Section 5.03(b).

    (b) The General Partner and its Affiliates shall have the right to provide goods and services to the Partnership as long as (i) the provision of such goods and services is in the General Partner's or such Affiliate's ordinary and ongoing business in which it has previously engaged, independent of the activities of the Partnership, (ii) such goods and services are reasonable for and necessary to the Partnership, are actually furnished to the Partnership and are provided at the lower of the actual cost of such goods and services or at the price that would be charged for such goods or services by independent parties for comparable goods and services in the same geographic location and
(iii) the provision of such goods and services in all other respects meets the requirements of Section 5.03(c) and (d). The costs of verifying that the amounts paid to the General Partner or its Affiliates for such goods and services meet the foregoing standard may be reimbursed to the General Partner or its Affiliates only to the extent that, when added to the costs of such goods and services rendered, such sum does not exceed the competitive rate for such goods and services.

    (c) All goods and services provided by the General Partner or any Affiliates pursuant to Section 5.03(b) shall be rendered pursuant to this Agreement or a written contract, which contract precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty on 60 days' Notice to the General Partner by the vote of the majority in interest of the Limited Partners and the BUC Holders (the Initial Limited Partner acting according to direction of the BUC Holders). Any payment made to the General Partner or any Affiliate for such goods and services shall be fully disclosed to all Limited Partners and BUC Holders in the reports required under this Agreement. Neither the General Partner nor any Affiliate shall, by the making of lump sum payments to any other Person for disbursement by such other Person, circumvent the provisions of Section 5.03(b), (c) or (d).

    (d) The General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner under which:

        (i) the General Partner or any Affiliate shall be given an exclusive right to sell, or exclusive employment to sell, a Property;

        (ii) the Partnership lends money to the General Partner or any Affiliate of the General Partner; or

       (iii) the General Partner or any Affiliate of the General Partner makes a loan to the Partnership which provides for a prepayment penalty or provides for an interest rate or other finance charges and fees which are in excess of the lesser of (A) amounts charged by unrelated banks on comparable loans to the Partnership or (B) the same rate as the General Partner or such Affiliate paid to obtain the funds to make the loan to the Partnership.

    (e) Notwithstanding any provisions of this Section 5.03, neither the General Partner nor any of its Affiliates shall:

        (i) receive any rebate or give-up, or participate in any reciprocal arrangement, which would circumvent the provisions of this Section 5.03; or

        (ii) receive any compensation for providing insurance brokerage services to the Partnership; or

       (iii) charge the Partnership for, or take from any other Person, any property management or real estate brokerage fee with respect to Partnership property or assets, except as provided in Section 5.05(d).

    Section 5.04. GENERAL RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER. In exercising management authority and control of the Partnership, the General Partner, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the authority to perform all acts which the Partnership is authorized to perform. However, the General Partner shall not have any authority to:

    (a) perform any act in violation of this Agreement or any applicable law or regulation thereunder;

    (b) do any act required to be approved or ratified by the Limited Partners under the Act without Consent of the Limited Partners or the BUC Holders, unless the right to do so is expressly otherwise given in this Agreement;

    (c) sell or otherwise dispose of all or substantially all of the assets of the Partnership in a single transaction without the Consent of a majority in interest of the Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders) as provided in Section 10.02(a)(ii); provided, however, that this subsection (c) shall not apply to the sale of the last Property owned by the Partnership;

    (d) borrow money from the Partnership;

    (e) dissolve the Partnership without the Consent of a majority in interest of the Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders) as provided in Section 10.02(a)(iii);

    (f) possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose;

    (g) admit a Person as a General Partner, except as provided in this Agreement;

    (h) admit a Person as a Limited Partner, except as provided in this Agreement;

    (i) sell, lease or lend Partnership assets to the General Partner or any Affiliate of the General Partner or purchase or lease property from the General Partner or its Affiliates, except as permitted by Section 5.02(a)(i);

    (j) underwrite the securities of other issuers;

    (k) do any act which would make it impossible to carry on the ordinary business of the Partnership;

    (l) knowingly perform any act that would subject any Limited Partner or BUC Holder to liability as a general partner in any jurisdiction;

    (m) allocate any Income or Loss (or any item thereof) to any Partner or BUC Holder if, and only to the extent that, such allocation will cause the determinations and allocations of Income or Loss (or any item thereof) provided for in Article IV hereof not to be permitted by Section 704(b) of the Code and the Regulations promulgated thereunder;

    (n) confess a judgment against the Partnership;

    (o) issue additional BUCs or other equity securities with rights and privileges senior to those of the BUCs;

    (p) make loans to the Partnership or accept loans on behalf of the Partnership from the General Partner or any Affiliates of the General Partner, except as provided in Section 5.03(d)(iii);

    (q) amend this Agreement, except to the extent the right to amend this Agreement is expressly provided for in other provisions of this Agreement; or

    (r) invest Partnership funds in (i) junior trust deeds, (ii) securities of other issuers, except for temporary investments pursuant to Section 5.02(a)(xii) and interests in special purpose corporations or other entities which have been formed for the purpose of holding Properties, (iii) land contracts or (iv) unimproved real estate not associated with a Property or mortgage loans secured thereby.

    Section 5.05.  COMPENSATION AND FEES.

    (a) Except as provided in this Agreement, the General Partner will receive no compensation from the Partnership.

    (b) The Partnership will pay the General Partner a Property Acquisition Fee in connection with the identification, evaluation and acquisition of Properties (other than the Properties which had originally been financed by the Bonds) and the financing thereof, including through the reissuance of Foreclosed Bonds, in an amount equal to 1.25% of the purchase price paid by the Partnership for such additional Properties. The Property Acquisition Fee with respect to an acquisition of a Property will be payable at the time of the closing of the acquisition of such Property by the Partnership.

    (c) The Partnership will pay the General Partner an Administrative Fee in connection with the ongoing administration of the business of the Partnership in an amount equal to 0.60% per annum of the sum of (i) the original principal amount of the Foreclosed Bonds (even if such Foreclosed Bonds are subsequently reissued in different principal amounts) and (ii) the purchase price of any additional Properties acquired by the Partnership. Such Administrative Fee will be payable on a monthly basis.

    (d) The Partnership may pay an Affiliate of the General Partner a reasonable property management fee in connection with the management of the Properties. The property management fee paid with respect to any Property will be subject to the provisions of Section 5.03 and may not exceed 5% of the gross revenues of such Property (in the case of residential property) or 6% or the gross revenues of such Property (in the case of industrial or commercial property).

    (e) Subject to Section 5.05(f), the Partnership will reimburse the General Partner or its Affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred by them on Partnership business, direct out-of-pocket fees, expenses and charges paid by them to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing and public relations services, expenses of preparing and distributing reports to Limited Partners and BUC Holders, an allocable portion of the salaries and fringe benefits of employees of AFCA or its Affiliates, insurance premiums (including premiums for liability insurance which will cover the Partnership, the General Partner and its general partner), the cost of compliance with all state and federal regulatory requirements and stock exchange or NASDAQ listing fees and charges and other payments to third parties for services rendered to the Partnership. Any reimbursements pursuant to this provision shall not be in excess of the lower of actual costs or the amount the Partnership would be required to pay independent third parties for comparable services in the same geographic location.

    (f) The Partnership will not reimburse the General Partner or its Affiliates for the travel expenses of the president of the general partner of the General Partner or for any items of general overhead, including, but not limited to, rent, utilities or the use of computers, office equipment or other capital items owned by the General Partner or its Affiliates. The Partnership will not reimburse the General Partner or its general partner for any salaries or fringe benefits of any partner of the General Partner or of the officers or board of managers of its general partner regardless of whether such persons provide services to the Partnership.

    (g) The Accountants will verify on the basis of generally accepted auditing standards that any amounts reimbursed by the Partnership pursuant to Section 5.05(e) were incurred by the General Partner or its Affiliates in connection with the conduct of the business and affairs of the Partnership or the acquisition and management of its assets and were permissible reimbursements pursuant to Section 5.05(f).

    Section 5.06.  DUTIES AND OBLIGATIONS OF THE GENERAL PARTNER.

    (a) The General Partner shall devote to the affairs of the Partnership such time as it deems necessary for the proper performance of its duties under this Agreement, but neither the General Partner, its general partner nor any officer or manager of its general partners shall be expected to devote full time to the performance of such duties.

    (b) The General Partner shall at all times use its best efforts to maintain its net worth (including that of its general partner) at a sufficient level to assure that the Partnership will be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation.

    (c) The General Partner shall take such action as may be necessary or appropriate for the continuation of the Partnership's valid existence under the laws of the State of Delaware and in order to qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or in which such qualification is necessary or appropriate to protect the limited liability of the Limited Partners and BUC Holders or in order to continue in effect such qualification. The General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is qualified, such certificates, including limited partnership and fictitious name certificates, and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction.

    (d) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

    (e) The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partner shall take all steps necessary to insure that the funds of the Partnership are not commingled with the funds of any other entity. The General Partner owes the same fiduciary duty to the BUC Holders as the General Partner owes to the Limited Partners.

    Section 5.07.  DELEGATION OF AUTHORITY.   Subject to the provisions of  this
Article V, the General Partner may delegate all or any of its powers, rights and obligations under this Agreement and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve. Notwithstanding any such delegation, the General Partner shall remain liable for any acts or omissions by such Person under the standards of responsibility for the General Partner set forth herein.

    Section 5.08. OTHER ACTIVITIES. The General Partner and its Affiliates may engage in or possess interests in other business ventures of every kind and description for their own accounts, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, real estate similar in nature to the Properties. Neither the Partnership nor the Partners or BUC Holders shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful, improper or a breach of fiduciary duty.

    Section 5.09. LIMITATION ON LIABILITY OF THE GENERAL PARTNER AND INITIAL LIMITED PARTNER; INDEMNIFICATION.

    (a) Neither the General Partner, the Initial Limited Partner nor their Affiliates (including the officers, managers and members of the general partner of AFCA) shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Limited Partners or BUC Holders for any act or omission performed or omitted by such General Partner or Initial Limited Partner in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, provided that such General Partner's or Initial Limited Partner's conduct did not constitute Cause. The Partnership shall indemnify and hold harmless the General Partner, the Initial Limited Partner and their Affiliates (including the officers, managers and members of the general partner of AFCA) against and for any loss, liability or damage incurred by any of them or the Partnership by reason of any act performed or omitted to be performed by them in connection with the business of the Partnership, including all judgments, costs and attorneys' fees (which attorneys' fees may be paid as incurred, except as provided in 5.09(b)) and any amounts expended in settlement of any claims of liability, loss or damage, provided that the indemnified Person's conduct did not constitute Cause. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or BUC Holder shall have any personal liability on account thereof. The termination of any action, suit or proceeding, by judgment or settlement, shall not, of itself, create a presumption that the indemnified Person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interest of the Partnership. Any indemnification under this subsection, unless ordered by a court, shall be made by the Partnership only upon a determination by independent legal counsel in a written opinion that indemnification of the indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in this Agreement. Notwithstanding any provision of this subsection to the contrary, the General Partner shall be presumed to be personally liable to creditors for the debts of the Partnership.

    (b) Notwithstanding the provisions of Section 5.09(a), neither the General Partner, the Initial Limited Partner nor any officer, director, manager, partner, member, employee, agent, Affiliate, subsidiary or assign of the General Partner, the Initial Limited Partner or the Partnership shall be indemnified with regard to any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that the Securities Act of 1933, as amended, or any state securities laws were violated by the General Partner or by any such other Person unless: (A) (i) the General Partner or other Persons seeking indemnification are successful in defending such action on the merits of each count involving such violation, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (iii) a court of competent jurisdiction approves a settlement of such claims; and (B) such indemnification is specifically approved by a court of law which shall have been advised as to the then current position of the Securities and Exchange Commission regarding indemnification for violations of securities laws.

    Section 5.10.  SPECIAL AMENDMENTS TO THE AGREEMENT.

    (a) Any provision to the contrary herein notwithstanding, the General Partner may, without the Consent of the Limited Partners or BUC Holders, amend Sections 4.03, 4.04 and 4.05 of this Agreement on the advice of Counsel or the Accountants and upon Notice to the Limited Partners and BUC Holders mailed 10 days prior to the proposed effectiveness of such amendment (unless earlier effectiveness is required by law) to the extent necessary to ensure compliance with the Code and Regulations then in effect, provided that such amendments do not materially adversely affect the interests of the Limited Partners and BUC Holders in the sole determination of the General Partner.

    (b) New allocations made by the General Partner in reliance upon the advice of Counsel or the Accountants pursuant to Section 5.10(a) shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership, the Limited Partners and the BUC Holders, and no such new allocation shall give rise to any claim or cause of action by any Limited Partner or BUC Holder.

    (c) The General Partner may take such action as it deems necessary or appropriate, including action with respect to the manner in which BUCs are being or may be transferred or traded, in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for federal income tax purposes or to insure that BUC Holders will be treated as limited partners for federal income tax purposes.

                                   ARTICLE VI
                          CHANGES IN GENERAL PARTNERS

    Section 6.01. WITHDRAWAL OF GENERAL PARTNER. The General Partner shall not be entitled to voluntarily withdraw from the Partnership or to sell, transfer or assign all or a portion of its Partnership Interest as General Partner unless a substitute General Partner has been admitted in accordance with the conditions of Section 6.02.

    Section 6.02. ADMISSION OF A SUCCESSOR OR ADDITIONAL GENERAL PARTNER. The General Partner may at any time designate additional Persons to be General Partners, whose Partnership Interest in the Partnership shall be such as shall be agreed upon by the General Partner and such additional General Partners, provided that the Partnership Interests of the Limited Partners and the BUC Holders shall not be reduced thereby. A Person shall be admitted as a General Partner of the Partnership only if each of the following conditions is satisfied:

    (a) The admission of such Person shall have been Consented to by a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) as a class;

    (b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart hereof, and such documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

    (c) if such Person is a corporation, it shall have provided the Partnership evidence satisfactory to Counsel of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement;

    (d) the Partnership shall have received an opinion of Counsel that the admission of such Person is in conformity with the Act and that none of the actions taken in connection with the admission of such Person is in violation of the Act;

    (e) the Partnership shall have received an opinion from Counsel or the Accountants that the Person to be admitted has sufficient net worth when combined with that of the other General Partners, if any, and meets all other published requirements of the Internal Revenue Service relating to general partners necessary to assure that the Partnership will continue to be classified as a partnership for federal income tax purposes.

    Section 6.03.  REMOVAL OF A GENERAL PARTNER.

    (a) Subject to Section 10.02, a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) acting together as a class, without the Consent or other action by the General Partner to be removed, may remove any General Partner and, subject to the provisions of Sections 6.02 and 8.01(a), may elect a replacement therefor. After the Limited Partners vote to remove a General Partner pursuant to this Section 6.03, they shall provide the removed General Partner with Notice thereof, which Notice shall set forth the date upon which such removal is to become effective, which date shall be no earlier than the date upon which the General Partner receives such Notice.

    (b) If the General Partner is removed for Cause, the Limited Partners or any successor General Partner, if any, proposed by them shall have the option, but not the obligation, to acquire, upon payment of any agreed-upon value or the then fair market value therefor, the Partnership Interest of any General Partner so removed which has not been assigned to the successor General Partner pursuant to Section 6.04(b). If such Partnership Interest is not acquired, it shall be converted to a Limited Partnership Interest as provided in Section 6.04(b). If the General Partner has been removed without Cause, the successor General Partner shall have the obligation to acquire the Partnership Interest of the General Partner so removed at the then fair market value of such Partnership Interest, unless (i) the Partnership elects to purchase the Partnership Interest of the removed General Partner at the then fair market value of such Partnership Interest, or (ii) the removed General Partner elects to have its Partnership Interest converted to a Limited Partnership Interest as provided in Section 6.04(b). The then fair market value of such Partnership Interest shall be determined by agreement of the removed General Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the removed General Partner and the Partnership. The fair market value of the removed General Partner's Partnership Interest shall be the sum of (i) the present value of future Administrative Fees and Net Operating Income which would be paid to the General Partner if the removal had not occurred and (ii) the amount the removed General Partner would receive upon dissolution and termination of the Partnership, assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Partnership were sold for their then fair market value without any compulsion on the part of the Partnership to sell such assets. The method of payment to the removed General Partner may be in cash or a promissory note with a term of no less than five years with equal annual installments; provided that such note will become due and payable when the last Property held by the Partnership is sold. Such promissory note (i) will bear interest at the then current market interest rate available to the Partnership from an unrelated bank, (ii) may be prepaid at any time without penalty and (iii) will have not increased the priority of distributions to the removed General Partner in relation to distributions to the Limited Partners and BUC Holders made pursuant to Article IV hereof.

    Section 6.04.  EFFECT OF INCAPACITY OF A GENERAL PARTNER.

    (a) In the event of the Incapacity of the General Partner, the business of the Partnership shall be continued with Partnership property by any other General Partner or General Partners; provided, however, that if the Incapacitated General Partner is then the sole General Partner, the provisions of Section 8.01(a)(i) shall be applicable.

    (b) Upon the Incapacity of a General Partner, such General Partner shall immediately cease to be a General Partner. Except in the case of the removal of a General Partner without Cause, if at the time of such event the aggregate of the Partnership Interests of the successor or remaining General Partner(s) (including any Partnership Interest received by such successor or remaining General Partner(s) pursuant to Section 6.04(e)) is less than 1% of all Partnership Interests, there shall be then assigned and transferred, at the then present fair market value as provided in Section 6.03(b), on a pro rata basis, to the successor or remaining General Partner(s) such portion of the Partnership Interest of the Incapacitated General Partner as shall be necessary to increase the aggregate Partnership Interests of the successor or remaining General
Partner(s) to 1% of all Partnership Interests. To the extent that the Partnership Interest of the Incapacitated General Partner is not so assigned and transferred or acquired or repurchased pursuant to Section 6.03(b), such General Partner's Partnership Interest shall be converted into that of a Limited Partner, with the same rights under Article IV as before to share in Income, Loss, Net Operating Income, Net Sale Proceeds and Liquidation Proceeds. However, any General Partner which becomes a Limited Partner pursuant to this Section shall not have the right to participate in the management of the affairs of the Partnership or to vote on any matter requiring the Consent of the Limited Partners and shall not be entitled to any portion of the Income, Loss, Net Operating Income, Net Sale Proceeds or Liquidation Proceeds payable to the class comprised of Limited Partners and BUC Holders and, further, the aggregate distributions on the Limited Partnership Interests conveyed to the General Partner hereunder shall not exceed the fair market value of the Partnership Interest converted, computed as set forth in Section 6.03(b). Any General Partner which becomes a Limited Partner pursuant to this Section shall be entitled to the allocations and distributions such General Partner would have been entitled to as a General Partner under Article IV of this Agreement but only to the extent of the Partnership Interest held by such former General Partner. Nothing in this Section 6.04 shall affect any rights, including the rights to the payment of any fees under this Agreement, of the Incapacitated General Partner which matured or were earned prior to the Incapacity of such General Partner. Such Incapacitated General Partner shall remain liable for all obligations and liabilities incurred by it as General Partner before such Incapacity shall have become effective, but shall be free from any obligations or liability as General Partner incurred on account of the activities of the Partnership from and after the time such Incapacity shall have become effective.

    (c) If, at the time of Incapacity of the General Partner, the Incapacitated General Partner was not the sole General Partner of the Partnership, the remaining General Partner or Partners shall immediately (i) give Notice to the Limited Partners and BUC Holders of such Incapacity and (ii) prepare such amendments to this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer, termination or conversion (as the case may be) of the Partnership Interest of the Incapacitated General Partner.

    (d) All parties hereto hereby agree to take all actions and to execute all documents necessary or appropriate to effect the foregoing provisions of this
Section 6.04.

    (e) Notwithstanding any other provision of Section 6.03 or 6.04, if AFCA is removed as the General Partner for fraud, gross negligence or willful malfeasance, as determined by a final judgment of a court of competent jurisdiction, and which fraud, gross negligence or willful malfeasance is committed by the Person or Persons, if any, owning a majority of the equity interests in America First Companies L.L.C. or by employees of America First Companies L.L.C., then a portion of AFCA's Partnership Interest which is proportionately equal to such Person's or Persons' interest in AFCA (including any limited partnership interest held by such Person in AFCA) shall be assigned and transferred, on a pro rata basis without any compensation therefor, to the successor or remaining General Partner.

                                  ARTICLE VII
            TRANSFERABILITY OF BUCS AND LIMITED PARTNERS' INTERESTS

    Section 7.01.  FREE TRANSFERABILITY OF BUCS.

    (a) BUCs shall be issued in registered form only and shall be freely transferable (subject to compliance with federal or state securities law and Section 7.02 or 11.04 of this Agreement); provided, however, nothing in this Agreement shall impose any obligation on the General Partner, the Partnership or any transfer agent to restrict or place conditions on the transfer of BUCs.

    (b) BUCs may be transferred only on the books and records of the Partnership.

    (c) A Person shall be recognized as a BUC Holder for all purposes on the books and records of the Partnership as of the day on which the General Partner (or other transfer agent appointed by the General Partner) receives evidence of the transfer of a BUC to such Person which is satisfactory to the General Partner. All BUC Holder rights, including voting rights, rights to receive distributions and rights to receive reports, and all allocations in respect of BUC Holders, including allocations of Income and Loss, will vest in, and be allocable to, each BUC Holder as of the close of business on such day.

    (d) In order to record a transfer of a BUC on the Partnership's books and records, the General Partner may require such evidence of transfer or assignment and authority of the transferor or assignor, including signature guarantees, and such additional documentation as the General Partner may determine.

    (e) The General Partner is hereby authorized to do all things necessary in order to register the BUCs under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission, to qualify the BUCs with state securities regulatory authorities or to perfect exemptions from qualification, to cause the BUCs to be listed on The NASDAQ Stock Market or a national stock exchange and to any other actions necessary to allow the resale of BUCs by the BUC Holders.

    Section 7.02. RESTRICTIONS ON TRANSFERS OF BUCS AND OF INTERESTS OF LIMITED PARTNERS OTHER THAN THE INITIAL LIMITED PARTNER.

    (a)  If any  sale, assignment, pledge  or transfer of  a Limited Partnership
Interest, other  than  by  the  Initial  Limited Partner,  or  of  a  BUC,  when considered with all other sales, assignments, pledges or transfers of Partnership Interests and BUCs within the previous 12-month period, may result in the transfer (within the meaning of Section 708 of the Code and Regulations promulgated thereunder) of more than 45% of the Partnership Interest and BUCs, then the sale, assignment, pledge or transfer of a Limited Partnership Interest or a BUC may be suspended or deferred by the General Partner; provided, however, that the General Partner will have no obligation to suspend or defer any such sale, assignment, pledge or transfer. The seller, assignor, pledgor or transferor shall be notified of such deferral, and any transaction deferred pursuant to this provision shall be effected (in chronological order to the extent practicable) as of the first day of the next succeeding period as of which such transaction can be effected without either termination of the Partnership for tax purposes or any material adverse effects from such termination. In the event transactions are suspended, the General Partner shall give written Notice of such suspension to all Limited Partners and BUC Holders as soon as practicable.

    (b) A Limited Partner (other than the Initial Limited Partner) may assign his Limited Partnership Interests only by a duly executed written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement. Within 30 days after an assignment of Limited Partnership Interests (other than by the Initial Limited Partner) which occurs without a transfer of record ownership of such Limited Partnership Interests, the assignor shall give Notice of such assignment to the General Partner.

    (c) The provisions of this Section 7.02 and of Section 7.03 shall not apply to the transfer and assignment by the Initial Limited Partner of Limited Partnership Interests to BUC Holders in accordance with Section 11.01(a).

    Section 7.03. ASSIGNEES OF LIMITED PARTNERS OTHER THAN THE INITIAL LIMITED PARTNER.

    (a) If a Limited Partner other than the Initial Limited Partner dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or, if he becomes Bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the deceased or incompetent Limited Partner possessed to assign all or any part of his Limited Partnership Interests and to join with the assignee thereof in satisfying any conditions precedent to such assignee becoming a Limited Partner. The Incapacity of a Limited Partner shall not dissolve the Partnership.

    (b) The Partnership need not recognize for any purpose any assignment of all or any fraction of the Limited Partnership Interests of a Limited Partner other than the Initial Limited Partner unless there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of the instrument effecting such assignment, and unless such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, contains a representation that such assignment was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the General Partner.

    (c) Any Limited Partner other than the Initial Limited Partner who shall assign all of his Limited Partnership Interests shall cease to be a Limited Partner of the Partnership, except that unless and until a Limited Partner is admitted in his place, such assigning Limited Partner shall retain the statutory rights and liabilities of an assignor of a limited partnership interest under the Act.

    (d) An assignee of Limited Partnership Interests (other than a BUC Holder) may become a Limited Partner only if each of the following conditions is satisfied:

        (i) the instrument of assignment sets forth the intentions of the assignor that the assignee succeed to the assignor's Limited Partnership Interest in his place;

        (ii) the assignee shall have fulfilled the requirements of Sections 7.03(b) and 12.03(b);

       (iii) the assignee shall have paid all reasonable legal fees and filing costs incurred by the Partnership in connection with his substitution as a Limited Partner; and

       (iv) the assignee shall have received the Consent of the General Partner, which Consent the General Partner may withhold in its sole discretion.

    (e) This Agreement and the Certificate shall be amended as necessary to recognize the admission of any Limited Partners and shall be submitted in a timely manner for filing with the Delaware

Secretary of State. Assignees of Limited Partnership Interests (other than a BUC Holder) shall be recognized as such, to the extent set forth in Section 7.03(b) or 7.03(d), as of the day on which the Partnership has received the instrument of assignment and all of the other conditions to the assignment are satisfied.

    (f) An assignee of Limited Partnership Interests (other than a BUC Holder) who does not become a Limited Partner and who desires to make a further assignment of his Limited Partnership Interests shall be subject to all of the provisions of this Article VII to the same extent and in the same manner as a Limited Partner desiring to make an assignment of Limited Partnership Interests.

    Section 7.04. JOINT OWNERSHIP OF INTERESTS. Subject to the other provisions of this Agreement, a Limited Partnership Interest or BUC may be acquired by two or more Persons, who shall, at the time they acquire such Limited Partnership Interest or BUC, indicate to the Partnership whether the Limited Partnership Interest or BUC is being held by them as joint tenants with the right of survivorship, as tenants-in-common or as community property. In the absence of any such designation, joint owners shall be presumed to hold such Limited Partnership Interest or BUC as tenants-in-common. The Consent of such joint Limited Partners or BUC Holders shall not require the action or vote of all owners of any such jointly held Limited Partnership Interest or BUC.

                                  ARTICLE VIII
                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

    Section 8.01.  EVENTS CAUSING DISSOLUTION.

    (a) The Partnership shall dissolve upon the happening of any of the following events:

        (i) ninety days following the Incapacity of a General Partner who is at that time the sole General Partner, unless all of the remaining Partners (it being understood that, notwithstanding any other provision herein to the contrary, for purposes of this provision the Initial Limited Partner shall act solely in accordance with the direction of a majority in interest of the BUC Holders) agree in writing to continue the business of the Partnership and a successor General Partner satisfying the standards set forth in
    Section 6.02 is designated within 90 days of the occurrence of such an Incapacity;

        (ii) the passage of 180 days after the repayment, sale or other disposition of all of the Properties and substantially all other assets, if any, held by the Partnership;

       (iii) the election by a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) pursuant to Section 10.02(a)(iii) or the election by the General Partner to dissolve the Partnership pursuant to Section 5.04(e) with the Consent of a majority in interest of the Limited Partners thereto;

       (iv) the expiration of the term of the Partnership specified in Section 2.04; or

        (v) any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

    (b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a certificate of cancellation is filed with the Delaware Secretary of State and the assets of the Partnership are distributed as provided in Section 8.02. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners shall continue to be governed by this Agreement.

    (c) The obligations imposed on the General Partner by Article IX of the Agreement will cease upon the termination of the Partnership.

    Section 8.02.  LIQUIDATION.

    (a) Upon dissolution of the Partnership, unless all of the Partners elect to reform the Partnership (it being understood that, notwithstanding any other provision herein to the contrary, for purposes of this provision the Initial Limited Partner shall act solely in accordance with the direction of a majority in interest of the BUC Holders), the General Partner shall liquidate the assets of the Partnership and shall apply and distribute the proceeds thereof as contemplated by this Section 8.02 and Article IV and cause the cancellation of the Certificate in accordance with the Act. If there is no General Partner, a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) may elect a liquidator to liquidate the assets of the Partnership and perform the functions of the General Partner set forth in this Section 8.02.

    (b) After payment of the expenses of the liquidation and of liabilities owing to creditors of the Partnership (including the repayment of any loans from the General Partner or its Affiliates), the General Partner may set aside as a reserve such amount as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership which may be paid over by the General Partner to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations, and, at the expiration of such period as the General Partner may deem advisable, the amount in such reserve shall be distributed in the manner set forth in Section 4.02(b) among the Partners and BUC Holders who would have been entitled to receive such amounts had such amounts not been placed in such reserves.

    (c) Notwithstanding the foregoing, if the General Partner or liquidator shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners or the BUC Holders, the General Partner or liquidator may, after giving Notice to the Limited Partners and BUC Holders, and to the extent not then prohibited by any applicable law of any jurisdiction in which the Partnership is then formed or qualified, defer liquidation and withhold from distribution for a reasonable time any assets of the Partnership, except those assets necessary to satisfy the Partnership's debts and obligations.

                                   ARTICLE IX
             BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

    Section 9.01. BOOKS AND RECORDS. The Partnership shall maintain its books and records at its principal office. The Partnership's books and records shall be available during ordinary business hours for examination and copying there at the reasonable request, and at the expense, of any Partner or BUC Holder or his duly authorized representative, or copies of such books and records may be requested in writing by any Partner or BUC Holder or his duly authorized representative, provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Partner or BUC Holder making such request. The Partnership's books and records shall include the following:

    (a) a current list of the full name, last known home or business address and Partnership Interest of each Partner and BUC Holder set forth in alphabetical order;

    (b) a copy of this Agreement and the Certificate, together with executed copies of any powers of attorney pursuant to which such Certificate, and any amendments thereto, have been executed;

    (c) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years;

    (d) copies of all financial statements of the Partnership for the three most recent years; and

    (e) all appraisals, if any, obtained with respect to the Properties (which appraisals shall be maintained for at least five years).

    Section 9.02. ACCOUNTING BASIS AND FISCAL YEAR. The books and records of the Partnership initially shall be kept on the accrual method. The Partnership will use a fiscal year identical to its taxable year. Unless permission is granted by the Internal Revenue Service to use a taxable year other than the calendar year, the Partnership will use a calendar year taxable year. The Partnership shall not make an election under Section 754 of the Code.

    Section 9.03.  REPORTS.

    (a) Within 60 days after the end of each of the first three quarters of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or a BUC Holder during such quarter a balance sheet and statements of income, changes in Partners' capital and cash flow of the Partnership (all prepared in accordance with generally accepted accounting principles but none of which need be audited) and a statement showing distributions of Net Operating Income and Net Sale Proceeds during such quarter, which need not be audited, together with a report of the activities of the Partnership during such quarter, including a description of any Properties acquired by the Partnership during such quarter.

    (b) Within 75 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or a BUC Holder at any time during the year then ended such tax information relating to the Partnership as shall be necessary for the preparation by such Limited Partner or BUC Holder of his federal income tax return and required state income and other tax returns.

    (c) Within 120 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or BUC Holder at any time during the year then ended a report including (i) the balance sheet of the Partnership as of the end of such year and statements of income, changes in Partners' capital and cash flow of the Partnership for such year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Accountants containing an opinion of the Accountants, (ii) a report of the activities of the Partnership during such year and (iii) a statement (which need not be audited) showing cash distributions per Limited Partnership Interest and per BUC by Investment Date during such year in respect of such year, which statement shall identify distributions of (a) Net Operating Income and Net Sale Proceeds received by the Partnership during such year, (b) Net Operating Income and Net Sale Proceeds received during prior years which had been held in the Reserve and (c) cash placed in Reserves during such year. The Partnership's annual report will include a detailed statement of (i) the amount of the fees paid to the General Partner pursuant to Sections 5.05(b),
(c) and (d) hereof and (ii) the amounts actually reimbursed to the General Partner and its Affiliates pursuant to Section 5.05(e) hereof. The Accountants will certify that the amounts actually reimbursed to the General Partner pursuant to Section 5.05(e) were costs incurred by the General Partner in connection with the conduct of the business and affairs of the Partnership or the acquisition and management of its assets and were permissible reimbursements under this Agreement. The methods of verification used by the Accountants will be in accordance with generally accepted auditing standards and include such tests of the accounting records and other auditing procedures which the Accountants consider appropriate.

    (d) A copy of each report referred to in this Section 9.03 shall be filed with each state securities commission requiring such filing at the time required by such commissions.

    Section 9.04. DESIGNATION OF TAX MATTERS PARTNER. The General Partner is hereby authorized to designate itself or any other General Partner as Tax Matters Partner of the Partnership, as provided in Section 6231 of the Code and the Regulations promulgated thereunder. Each Partner, by execution of this Agreement, and each BUC Holder, by acceptance of his BUCs, consents to such designation of the General Partner as the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence the appointment of the General Partner as such.

    Section 9.05. EXPENSES OF TAX MATTERS PARTNER. The Partnership shall reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, and shall indemnify him for claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners and BUC Holders. The payment of all such expenses and indemnification shall be made before any distributions are made from Net Operating Income, Net Sale Proceeds or Liquidation Proceeds. Neither the General Partner, nor any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner, and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.09 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

                                   ARTICLE X
         MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND BUC HOLDERS

    Section 10.01.  MEETINGS.

    (a) The General Partner may call a meeting of the Limited Partners and BUC Holders for any purpose or call for a vote of the Limited Partners and BUC Holders without a meeting or otherwise solicit the consent of the Limited Partners and BUC Holders at any time and the General Partner shall call for such a meeting or vote without a meeting or solicit the consents of the Limited Partners and BUC Holders upon receipt of a written request for such a meeting, vote or solicitation signed by 10% or more in interest of the Limited Partners (it being understood that the Initial Limited Partner will act in accordance with the directions of the BUC Holders). Any such meeting shall be held not less than 15 days nor more than 60 days after the receipt of such request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at such meeting, and no matter may be acted upon at the meeting other than as set forth in such request or as otherwise permitted by the General Partner. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner or, if the meeting is called upon the request of the Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders), as designated by such Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders).

    (b) Notice of any meeting to be held pursuant to Section 10.01(a) shall be given (in person or by certified mail) within 10 days of the receipt by the General Partner of the request for such meeting to each Limited Partner at his record address, or at such other address which he may have furnished in writing to the General Partner and to the BUC Holders at the address shown on the Partnership's books and records kept in accordance with Section 9.01. Such Notice shall state the place, date and hour of the meeting and shall indicate that the Notice is being issued at the direction of, or by, the Partner(s) calling the meeting. The Notice shall state the record date established in
Section 10.01(c) and state the purpose of the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Limited Partners (including the Initial Limited Partner acting for and at the direction of the BUC Holders) considered as a class shall constitute a quorum at all meetings of the Partners and BUC Holders; provided, however, that if no such quorum is present, holders of a majority in interest of the Limited Partners considered as a class (it being understood that the Initial Limited Partner shall be present at the direction of the BUC Holders and only to the extent of such direction) so present or so represented may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of Limited Partners and BUC Holders need be given (i) to any Limited Partner or BUC Holder who attends in person or is represented by proxy, except for a Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or (ii) to any Limited Partner or BUC Holder entitled to such Notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

    (c) For the purpose of determining the Limited Partners entitled to vote at any meeting of the Limited Partners and BUC Holders, and the BUC Holders entitled to receive Notice of and direct the voting of the Initial Limited Partner at any such meeting, or any adjournment thereof, or to act by written Consent without a meeting, the General Partner or the Limited Partners or the BUC Holders requesting such meeting or vote pursuant to Section 11.03(a) may fix, in advance, a date as the record date of any such determination of Limited Partners and BUC Holders. Such date shall not be more than 60 days nor less than 15 days before any such meeting or not more than 60 days prior to the initial solicitation of Consents from the Limited Partners and BUC Holders.

    (d) At each meeting of Limited Partners and BUC Holders, the Limited Partners and BUC Holders present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

    Section 10.02.  VOTING RIGHTS OF LIMITED PARTNERS AND BUC HOLDERS.

    (a) Subject to Section 10.03, a majority in interest of the Limited Partners (it being understood that the Initial Limited Partner shall act at the direction of the BUC Holders), without the concurrence of the General Partner, may: (i) amend this Agreement, provided that the concurrence of the General Partner shall be required for any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner; (ii) approve or disapprove the sale or other disposition of all or substantially all of the Partnership's assets in a single transaction in the circumstances provided by Section 5.04(c); (iii) dissolve the Partnership; and (iv) remove any General Partner and elect a successor therefor, which successor shall become a General Partner only in accordance with Section
6.02. Amendments to this Agreement may be proposed at any time by a writing signed by 10% or more in interest of the Limited Partners (it being understood that the Initial Limited Partner will act in accordance with the direction of the BUC Holders).

    (b) A Limited Partner shall be entitled to cast one vote for each Limited Partnership Interest which he owns, and a BUC Holder shall be entitled to direct the Initial Limited Partner to cast one vote for each BUC which he owns (it being understood that the Initial Limited Partner will act at the direction of the BUC Holders) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the adjournment SINE DIE of such meeting. In the alternative, BUC Holders may Consent to actions without a meeting, by a signed writing identifying the action taken or proposed to be taken. Every proxy must be signed by the Limited Partner or BUC Holder or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner or the BUC Holder executing it by Notice to the Person to whom the proxy was given. Written Consents may be irrevocable if stated in a writing delivered to BUC Holders at the time at which their Consent is solicited. Only the votes or Consents of Limited Partners or BUC Holders of record on the record date established pursuant to Section 10.01(c), whether at a meeting or otherwise, shall be counted. The General Partner shall not be entitled to vote in its capacity as General Partner. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners and BUC Holders, except to the extent such laws are inconsistent with this Agreement. The BUC Holders may give proxies only to the Initial Limited Partner. The Initial Limited Partner will vote in accordance with the directions of the BUC Holders so that each BUC will be voted separately.

    (c) Reference in this Agreement to a specified percentage in interest of the Limited Partners and BUC Holders means the Limited Partners and BUC Holders whose combined Capital Contributions

(it being understood that the BUC Holders' Capital Contributions were made by the Initial Limited Partner) represent the specified percentage of the Capital Contributions of all Limited Partners and BUC Holders.

    Section 10.03. OPINION REGARDING EFFECT OF ACTION BY LIMITED PARTNERS AND BUC HOLDERS. Prior to any vote or Consent by Limited Partners or BUC Holders that might (i) materially affect the tax status of the Partnership, (ii) impair the limited liability of the Limited Partners or BUC Holders, or (iii) result in the dissolution or termination of the Partnership, the Partnership will provide Limited Partners and BUC Holders written advice from Counsel as to the possible and most likely consequences of such vote or Consent with respect thereto.

    Section 10.04. OTHER ACTIVITIES. Except as provided in Section 12.04, the Limited Partners and BUC Holders may engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation serving as general or limited partners of other partnerships which own, either directly or through interests in other partnerships or otherwise, commercial real estate similar to the Properties. Neither the Partnership nor any of the Partners or BUC Holders shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.

                                   ARTICLE XI
                 ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS TO
                     BUC HOLDERS AND RIGHTS OF BUC HOLDERS

    Section 11.01.  ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS TO BUC HOLDERS.

    (a) Except as otherwise provided herein, the Initial Limited Partner, by the execution of this Agreement, irrevocably assigns to the Persons who are BUC Holders of the Prior Partnership as of the record date established therefor by the General Partner, all of the Initial Limited Partner's rights and interest in its Partnership Interests. The rights and interest so transferred and assigned shall include, without limitation, the following:

        (i) all rights to receive distributions of Net Operating Income pursuant to Section 4.01;

        (ii) all rights to receive Net Sale Proceeds and Liquidation Proceeds pursuant to Section 4.02;

       (iii) all rights in respect of allocations of Income and Loss pursuant to Sections 4.03 and 4.04;

       (iv) all rights in respect of determinations of allocations and distributions pursuant to Section 4.05;

        (v) all rights  to inspect records  and to receive  reports pursuant  to
    Article IX;

       (vi) all rights to vote on Partnership matters pursuant to Article X; and

       (vii) all rights which Limited Partners have, or may have in the future, under the Act, except as otherwise provided herein.

    All Persons becoming BUC Holders shall be bound by the terms and conditions of, and shall be entitled to all rights of, Limited Partners under this Agreement.

    (b) The Initial Limited Partner shall remain as Initial Limited Partner on the books and records of the Partnership notwithstanding the assignment of all of its Limited Partnership Interest until such time as the Initial Limited Partner transfers its position as Initial Limited Partner to another Person with the Consent of the General Partner. Other than pursuant to Section 11.01(a), the Initial Limited Partner may not transfer or assign a Limited Partnership Interest without the prior written Consent of the General Partner.

    (c) The General Partner, by the execution of this Agreement, irrevocably Consents to and acknowledges on behalf of itself and the Partnership that (i) the foregoing assignment pursuant to Section 11.01(a) by the Initial Limited Partner to the BUC Holders of the Initial Limited Partner's rights and interest in the Limited Partnership Interests is valid and binding on the Partnership and the General Partner, and (ii) the BUC Holders are intended to be third-party beneficiaries of all rights and privileges of the Initial Limited Partner in respect of the Limited Partnership Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Initial Limited Partner's rights and privileges in respect of the Limited Partnership Interests assigned to the BUC Holders may be exercised by the BUC Holders, including, without limitation, those listed in Section 11.01(a).

    Section 11.02.  RIGHTS OF BUC HOLDERS.

    (a) Limited Partners (including the Initial Limited Partner but only with respect to its own Limited Partnership Interests) and BUC Holders shall share PARI PASSU on the basis of one Limited Partnership Interest for one BUC, and shall be considered as a single class with respect to all rights to receive distributions of Net Operating Income, Net Sale Proceeds and Liquidation Proceeds, allocations of Income and Loss, and other determinations of allocations and distributions pursuant to this Agreement.

    (b) Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy or by written Consent), as a single class with each entitled to one vote.

    (c) A BUC Holder is entitled to the same duty (including any fiduciary duty created by law) from the General Partner as the General Partner owes to a Limited Partner and may sue the General Partner to enforce the same. A BUC Holder may bring a derivative action against any Person (including the General Partner) to enforce any right of the Partnership to recover a judgment to the same extent as a Limited Partner has such a right under the Act.

    (d) A BUC Holder is not a Limited Partner and has no right to be admitted to the Partnership as such.

    Section 11.03.   VOTING  BY THE  INITIAL LIMITED  PARTNER ON  BEHALF OF  BUC
HOLDERS.

    (a) Subject to Section 8.01(a)(i), the Initial Limited Partner hereby agrees that, with respect to any matter on which a vote of the Limited Partners is taken, the Consent of the Limited Partners is required or any other action of the Limited Partners is required or permitted, it will not vote its Limited Partnership Interest or grant such Consent or take such action (other than solely administrative actions as to which the Initial Limited Partner has no discretion) except for the sole benefit of, and in accordance with the written instructions of, the BUC Holders with respect to their BUCs. The Initial Limited Partner (or the Partnership on behalf of the Initial Limited Partner) will provide Notice to the BUC Holders containing information regarding any matters to be voted upon or as to which any Consent or other action is requested or proposed. The Partnership and the General Partner hereby agree to permit BUC Holders to attend any meetings of Partners and the Initial Limited Partner shall, upon the written request of BUC Holders owning BUCs which represent in the aggregate 10% or more of all of the outstanding BUCs, request the General Partner to call a meeting of Partners pursuant to Section 10.01 or to submit a matter to the Initial Limited Partner without a meeting pursuant to this Agreement. The General Partner shall give the BUC Holders Notice of any meeting to be held pursuant to Section 10.01(a) at the same time and manner as such Notice is required to be given to the Initial Limited Partner pursuant to
Section 10.01(b).

    (b) The Initial Limited Partner will exercise its right to vote or Consent to any action under this Agreement in accordance with the written instructions of holders of BUCs outstanding as of the relevant record date. In addition, holders of a majority of the BUCs outstanding may instruct the Initial Limited Partner to take, and upon receipt of such instruction, the Initial Limited Partner shall take, the actions permitted by Section 10.02.

    (c) The Initial Limited Partner will mail to any BUC Holder (at the address shown on the Partnership's records kept in accordance with Section 9.01(a)) any report, financial statement or other communication received from the Partnership or the General Partner with respect to the Limited Partnership Interests held by the Initial Limited Partner (including, without limitation, any financial statement or report or tax information provided pursuant to Section 9.03). In lieu of mailing of any such document by the Initial Limited Partner, the Initial Limited Partner may, at its option, request the General Partner to mail any such communications directly to the BUC Holders, and the Initial Limited Partner shall be deemed to have satisfied its obligations under this Section 11.03(b) upon its receipt of written notification from the General Partner that any such communication has been mailed, postage prepaid, to all of the BUC Holders at the addresses shown on the Partnership's records.

    Section 11.04. PRESERVATION OF TAX STATUS. With the Consent of each BUC Holder so affected, the General Partner may at any time cause such BUC Holder to become a Limited Partner and may take such other action with respect to the manner in which BUCs are being or may be transferred or traded as it may deem necessary or appropriate, in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for federal income tax purposes or to insure that BUC Holders will be treated as limited partners for federal income tax purposes.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

    Section 12.01.  APPOINTMENT OF THE GENERAL PARTNER AS ATTORNEY-IN-FACT.

    (a) Each Limited Partner by the execution of this Agreement irrevocably constitutes and appoints, with full power of substitution, the General Partner as his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

        (i) the Certificate and amendments thereto, and all certificates and other instruments (including counterparts of this Agreement), and any amendments thereof, which any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act on the date thereof) in a jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners and BUC Holders;

        (ii) any other instrument or document which may be required to be filed by the Partnership under federal law or under the laws of any state in which any such Person deems it advisable to file;

       (iii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

       (iv) any instrument or document, including amendments to this Agreement, which may be required to effect the continuation of the Partnership, the admission of a Limited Partner or an additional or successor General Partner or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement) or to reflect any reductions in amount of Capital Accounts.

    (b) The appointment by each Limited Partner of each of such Persons as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and such power shall survive the Incapacity of any Person hereby giving such power and the transfer or assignment of all or any part of the Limited Partnership Interests of such Person; provided, however, that in the event of a transfer by a Limited Partner of all or any part of his Limited Partnership Interests, the foregoing power of attorney shall survive such transfer only until such time as the transferee is admitted to the Partnership as a Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect such substitution.

    Section 12.02. SIGNATURES. Each Limited Partner and any additional or successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments in such manner and at such time as the General Partner shall determine. By so signing, each Limited Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided, however, that no such counterpart shall be binding unless and until it has been accepted by the General Partner.

    Section 12.03.  AMENDMENTS.

    (a) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement or the Certificate from time to time by the General Partner, without the Consent of the Limited Partners or the BUC Holders,
(i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner in this Agreement; (ii) to cure any ambiguity or correct or supplement any provision in this Agreement which may be inconsistent with the manifest intent of this Agreement, if such amendment is not materially adverse to the interests of Limited Partners and BUC Holders in the sole judgment of the General Partner;
(iii) to delete or add to any provision of this Agreement required to be deleted or added to based upon comments by the staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner; (iv) to delete, add or revise any provision of this Agreement that may be necessary or appropriate, in the General Partner's judgment, to insure that the Partnership will be treated as a partnership, and that each BUC Holder and each Limited Partner will be treated as a limited partner, for federal income tax purposes; (v) to reflect the withdrawal, removal or admission of Partners; and
(vi) to reflect a change in the name or address of the Partnership's registered agent in the State of Delaware; provided, however, that no amendment shall be adopted pursuant to this Section 12.03(a) unless the adoption thereof (A) is consistent with Section 5.01 and is not prohibited by Section 5.04; (B) does not affect the distribution of Net Operating Income, Net Sales Proceeds or Liquidation Proceeds or the allocation of Income or Loss (except as provided in Section 5.10); (C) does not, in the sole judgment of the General Partner after consultation with Counsel, affect the limited liability of the Limited Partners or the BUC Holders or cause the Partnership not to be treated as a partnership for federal income tax purposes; and (D) does not amend this Section 12.03(a).

    (b) If this Agreement shall be amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be signed by the General Partner, the Person to be substituted and the assigning Limited Partner. If this Agreement shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by the other General Partners and by such additional General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner. In the event the withdrawing General Partner or the assigning Limited Partner does not sign such an amendment within 30 days following its withdrawal or substitution, the remaining or successor General Partners are hereby appointed by the withdrawing General Partner or the assigning Limited Partner as its attorney-in-fact for purposes of signing such amendment.

    (c) In making any amendments, there shall be prepared and filed by the General Partner for recording such documents and certificates as shall be required to be prepared and filed under the Act and in any other jurisdictions under the laws of which the Partnership is then qualified.

    Section 12.04. OWNERSHIP BY THE LIMITED PARTNERS OF GENERAL PARTNERS OR THEIR AFFILIATES. No Limited Partner or BUC Holder shall at any time, either directly or indirectly, own any stock or other interest in any General Partner or in any Affiliate of any General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Limited Partners and BUC Holders would, in the opinion of Counsel, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. Each Limited Partner and BUC Holder shall promptly supply any information requested by the General Partner in order to establish compliance by such Limited Partner or BUC Holder with the provisions of this Section 12.04.

    Section 12.05. BINDING PROVISIONS. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

    Section 12.06.   APPLICABLE LAW.   This Agreement shall  be governed by  and
construed and enforced in accordance with the internal laws of the State of Delaware.

    Section 12.07. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

    Section 12.08.  CAPTIONS.   Article and Section  titles are for  descriptive
purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

    Section 12.09. ENTIRE AGREEMENT. This Agreement, together with Schedule A hereto, sets forth all, and is intended by all parties to be an integration of all, of the promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth, incorporated or contemplated in this Agreement.

    IN WITNESS WHEREOF, the parties have signed this Agreement as of the     day
of             , 1996.

                                              GENERAL PARTNER:

                                              AMERICA FIRST CAPITAL ASSOCIATES
                                              LIMITED PARTNERSHIP FOUR

                                              By America First Companies L.L.C.,
                                                 General Partner

                                              By
                                                          -------------------------------------------
                                                         Michael B. Yanney, President

                                              INITIAL LIMITED PARTNER:

                                              AMERICA FIRST FIDUCIARY
                                              CORPORATION NUMBER EIGHT

                                              By
                                                          -------------------------------------------
                                                         Michael B. Yanney, President

                                   SCHEDULE A

GENERAL PARTNER:

  America First Capital ............................................  $[   ]
   Associates Limited
   Partnership Four
   Suite 400
   1004 Farnam Street
   Omaha, NE 68102

INITIAL LIMITED PARTNER:

  America First Fiduciary ..........................................  $[   ]
   Corporation Number Eight
   Suite 400
   1004 Farnam Street
   Omaha, NE 68102

                                   APPENDIX B
                              AGREEMENT OF MERGER

    This Agreement of Merger (this "Agreement") is entered into as of March 28, 1996 by and between America First Tax Exempt Mortgage Fund 2 Limited Partnership, a Delaware limited partnership (the "the Old Fund") whose principal office is located at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102 and America First Apartment Investors L.P., a Delaware limited partnership (the "the New Fund") whose principal office is located at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102.

    WHEREAS, the Old Fund is a limited partnership duly formed and existing under the laws of the State of Delaware, having been formed on September 30, 1986, whose sole general partner is America First Capital Associates Limited Partnership Four ("AFCA 4") and whose sole limited partner is America First Fiduciary Corporation Number Eight ("AFFC 8"); and

    WHEREAS, the New Fund is a limited partnership duly formed and existing under the laws of the State of Delaware, having been formed on March 7, 1996, whose sole general partner is AFCA 4 and whose sole limited partner is AFFC 8; and

    WHEREAS, upon the terms and conditions set forth herein, the Old Fund and the New Fund agree to merge, with the New Fund as the surviving limited partnership;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and undertakings of the parties set forth below, the parties agree as follows:

    Section 1. THE MERGER. At the effective time, the separate existence of the Old Fund shall cease and the Old Fund shall be merged with and into the New Fund, which shall continue its existence and be the limited partnership surviving the merger (the "Merger"). Consummation of the Merger shall be effected by the filing of a Certificate of Merger (the "Merger Certificate") in the State of Delaware, in substantially the form attached hereto as Exhibit A. The effective time of the Merger shall be the time at which the Merger Certificate is filed in accordance with the laws of the State of Delaware.

    Section 2. GOVERNING LAWS. The laws that shall govern the New Fund as the surviving limited partnership are the laws of the State of Delaware.

    Section 3. CERTIFICATE OF LIMITED PARTNERSHIP AND AGREEMENT OF LIMITED PARTNERSHIP. (a) The certificate of limited partnership of the New Fund at the effective time of the Merger shall become and continue to be the certificate of limited partnership of the New Fund as the surviving limited partnership until changed as provided therein and by law.

    (b) The agreement of limited partnership of the New Fund at the effective time of the Merger (the "Partnership Agreement") shall become and continue to be the agreement of limited partnership of the New Fund as the surviving limited partnership until altered or amended in accordance with the provisions thereof.

    Section 4. PARTNERS. AFCA 4 and AFFC 8 shall continue to be the general partner and initial limited partner, respectively, of the New Fund at the effective time of the Merger.

    Section 5. TERMS OF CONVERSION OF BUCS. Upon the effective time of the Merger, by virtue of the Merger and without any action on the part of the parties, each beneficial unit certificate representing an assignment of a beneficial interest in a limited partnership interest in the Old Fund ("the Old Fund BUCs") outstanding immediately prior to the effective time of the Merger shall be cancelled and extinguished and the Old Fund shall be merged with and into the New Fund. Holders of the Old Fund BUCs shall each receive one beneficial unit certificate representing an assignment of a beneficial interest in a limited partnership interest in the New Fund ("the New Fund BUCs") for each Old Fund BUC they own as of the applicable record date.

    Section 6. RIGHTS AND LIABILITIES. At the effective time of the merger, the New Fund shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, powers and franchises both of a public and a private nature and be subject to all the restrictions, disabilities and duties of the Old Fund; and all rights, privileges, powers and franchises of the Old Fund and all property, real, personal and mixed, and all debts due to said the Old Fund on whatever account, for the Old Fund BUC subscriptions as well as for all other things in action or belonging to said limited partnership, shall be vested in the New Fund; and all property, rights, privileges, powers, franchises and interests shall be thereafter as effectually the property of the New Fund as they were of the Old Fund, and the title to any real estate vested by deed or otherwise in said the Old Fund shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of said the Old Fund shall be preserved unimpaired, and all debts, liabilities and duties of said the Old Fund shall thenceforth attach to the New Fund and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the New Fund.

    Section 7. CONDITIONS TO MERGER. The obligation of the Old Fund and of the New Fund to consummate the transactions contemplated hereby shall be subject to the satisfaction or written waiver by the Old Fund and the New Fund on or prior to the effective date of the Merger of each of the following conditions:

        (a) The holders of at least a majority of the outstanding Old Fund BUCs consent to the Merger by the date established by AFCA 4 as the date upon which such consent must be received and which shall be no earlier than 60 days after the effective date of the registration statement referred to in
    (b) below or such later date as AFCA 4 may subsequently establish in its sole discretion;

        (b) A registration statement on Form S-4 filed under the Securities Act of 1933, as amended (the "Act"), relating to the distribution of the the New Fund BUCs pursuant to the Merger has been declared effective under the Act by the Securities and Exchange Commission;

        (c) Appropriate clearance of the distribution of the the New Fund BUCs pursuant to the Merger has been obtained from each applicable state securities commission or administrator;

        (d) AFCA 4 shall have received, in form and substance acceptable to it, an opinion to the effect that for federal income tax purposes that holders of the Old Fund BUCs as of the record date will not recognize any income, gain or loss as a result of the Merger; and

        (e) The the New Fund BUCs have been approved for listing on The NASDAQ Stock Market (NASDAQ National Market System).

    Section 8. SIGNATURES. This Agreement shall be signed on behalf of the Old Fund and the New Fund by a duly authorized officer of the general partner of AFCA 4 and attested by the secretary of the general partner of AFCA 4.

    Section 9. TERMINATION. This Agreement may be terminated by the action of the board of managers of the general partner of AFCA 4 acting in its capacity as the general partner of the general partner of the Old Fund and of the New Fund before or after the date that holders of a majority in interest of the Old Fund BUCs consent to the Merger.

    Section 10. FURTHER ASSURANCES. The Old Fund agrees that from time to time, as and when requested by the New Fund or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken such further or other action, as the New Fund may deem necessary or desirable in order to more fully vest in and confirm to the New Fund title to and possession of all said property, rights, privileges, powers and franchises and otherwise to carry out the intent and purposes of this Agreement.

    IN WITNESS WHEREOF, this Agreement has been duly authorized, executed and delivered by the parties on the date first set forth above.

                                          AMERICA FIRST TAX EXEMPT MORTGAGE FUND
                                          2  LIMITED  PARTNERSHIP,  a   Delaware
                                          limited partnership

                                          By  America  First  Capital Associates
                                          Limited  Partnership   Four,   General
                                          Partner

                                          By  America  First  Companies  L.L.C.,
                                          General Partner

                                          By:         /s/ MICHAEL YANNEY

                                             -----------------------------------
                                                  Michael Yanney, PRESIDENT

Attest:

          /s/ MICHAEL THESING
- ---------------------------------------------

      Michael Thesing, SECRETARY


                                          AMERICA  FIRST   APARTMENT   INVESTORS
                                          L.P., a Delaware limited partnership

                                          By  America  First  Capital Associates
                                          Limited  Partnership   Four,   General
                                          Partner

                                          By  America  First  Companies  L.L.C.,
                                          General Partner

                                          By:         /s/ MICHAEL YANNEY

                                             -----------------------------------

                                                  Michael Yanney, PRESIDENT


Attest:

By:         /s/ MICHAEL THESING

    ----------------------------------

        Michael Thesing, SECRETARY

                                                                       EXHIBIT A

                             CERTIFICATE OF MERGER
                                       OF
         AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2 LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP
                                 WITH AND INTO
                    AMERICA FIRST APARTMENT INVESTORS L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

    This certificate is prepared pursuant to Section 17-211 of the Revised Uniform Limited Partnership Act of the State of Delaware.

    It is hereby certified that:

        1. The constituent limited partnerships participating in the merger herein certified are: (i) America First Tax Exempt Mortgage Fund 2 Limited Partnership, which is formed under the laws of the State of Delaware ("the Old Fund"), and (ii) America First Apartment Investors L.P., which is formed under the laws of the State of Delaware ("the New Fund").

        2. In accordance with Section 17-211 of the Revised Uniform Limited Partnership Act of the State of Delaware, an agreement of merger (the "Merger Agreement") has been duly approved and executed by the Old Fund and the New Fund.

        3. The name of the surviving limited partnership in the merger herein certified is America First Apartment Investors L.P., which will continue its existence as said surviving limited partnership upon the effective time of said merger.

        4. The effective time of the merger herein certified shall be upon the filing hereof with the Secretary of State of the State of Delaware.

        5. The executed Merger Agreement between the aforesaid constituent limited partnerships is on file at the principal place of business of the aforesaid surviving limited partnership, the address of which is Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102.

        6. A copy of the Merger Agreement will be furnished by the the New Fund, on request and without cost, to any partner of the Old Fund or the New Fund or any person holding a beneficial unit certificate of the Old Fund at the effective time of the merger.

    Dated:             , 1996.
                                          AMERICA FIRST TAX EXEMPT MORTGAGE FUND
                                          2  LIMITED  PARTNERSHIP,  a   Delaware
                                          limited partnership

                                          By  America  First  Capital Associates
                                          Limited
                                          Partnership Four, General Partner

                                          By  America  First  Companies  L.L.C.,
                                          General Partner

                                          By:

                                             -----------------------------------
                                                  Michael Yanney, President

Attest:

By:
    ----------------------------------
        Michael Thesing, Secretary

                                          AMERICA   FIRST   APARTMENT  INVESTORS
                                          L.P., a Delaware limited partnership

                                          By America  First  Capital  Associates
                                          Limited
                                          Partnership Four, General Partner

                                          By  America  First  Companies  L.L.C.,
                                          General Partner

                                          By:

                                             -----------------------------------
                                                  Micheal Yanney, President

Attest:

By:
    ----------------------------------
        Michael Thesing, Secretary

STATE OF NEBRASKA

                           SS.

COUNTY OF DOUGLAS

    Before me this      day of          , 1996, Michael Yanney, personally known
to me to be the President of America First Companies L.L.C., a Delaware limited liability company in its capacity as the general partner of America First Capital Associates Limited Partnership Four which is the general partner of both the constituent parties to the subject merger, appeared and, being first duly sworn, did acknowledge the execution of the foregoing instrument on behalf of such companies.

                                          --------------------------------------
                                                        Notary Public

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

    (a) Exhibits


EXHIBIT NO.                                              DESCRIPTION
- -----------  ----------------------------------------------------------------------------------------------------
       4.1   Form of Beneficial Unit Certificate*
       4.2   Form of Registrant's Agreement of Limited Partnership (included as Appendix A to Consent
              Solicitation Statement/Prospectus contained in Part I hereof)
       4.3   Agreement of Merger, dated March 28, 1996, between the Registrant and America First Tax Exempt
              Mortgage Fund 2 Limited Partnership (included as Appendix B to Consent Solicitation
              Statement/Prospectus contained in Part I hereof)
       5.1   Opinion of Kutak Rock as to the legality of securities*
       8.1   Opinion of Kutak Rock as to certain tax matters
      23.1   Consent of Coopers & Lybrand L.L.P.**
      23.2   Consent of Kutak Rock (included in Exhibits 5.1 and 8.1)
      23.3   Consent of Mueller, Prost, Purt & Willbrand, P.C.**
      24.1   Powers of Attorney*


- ------------------------

 * Previously filed


** To be filed by amendment

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 15th day of May, 1996.


                                          AMERICA FIRST APARTMENT
                                          INVESTORS, L.P.

                                          By America First Capital Associates
                                             Limited
                                             Partnership Four, Its General
                                             Partner

                                          By America First Companies L.L.C.,
                                             Its General Partner

                                          By          /s/ MICHAEL YANNEY

                                             -----------------------------------
                                                       Michael Yanney,
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities indicated on dates indicated opposite their names.


               SIGNATURE                           TITLE                DATE
- ----------------------------------------  ------------------------  ------------

                                          Chairman of the Board,
           /s/ MICHAEL YANNEY              President and Chief
- ----------------------------------------   Executive                May 15, 1996
             Michael Yanney                Officer

          /s/ MICHAEL THESING*
- ----------------------------------------  Secretary and Chief       May 15, 1996
            Michael Thesing                Financial Officer

         /s/ WILLIAM S. CARTER*
- ----------------------------------------  Manager                   May 15, 1996
           William S. Carter

           /s/ GEORGE KUBAT*
- ----------------------------------------  Manager                   May 15, 1996
              George Kubat

         /s/ MARTIN MASSENGALE*
- ----------------------------------------  Manager                   May 15, 1996
           Martin Massengale

             /s/ ALAN BAER*
- ----------------------------------------  Manager                   May 15, 1996
               Alan Baer

        /s/ GAIL WALLING YANNEY*
- ----------------------------------------  Manager                   May 15, 1996
          Gail Walling Yanney

     *By            MICHAEL YANNEY
  --------------------------------------
            ATTORNEY-IN-FACT

          /s/ MICHAEL YANNEY*
- ----------------------------------------
             Michael Yanney



                                      II-2